Exhibit 10(iii).40

$1,500,000,000

CREDIT AGREEMENT

DATED AS OF JUNE 1, 2011

among

SAFEWAY INC.

and

CANADA SAFEWAY LIMITED,

as Borrowers,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

J.P. MORGAN SECURITIES LLC,

as Joint Bookrunners and Joint Lead Arrangers,

DEUTSCHE BANK SECURITIES INC.,

U.S. BANK NATIONAL ASSOCIATION,

BNP PARIBAS SECURITIES CORP.,

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Domestic Administrative Agent,

DEUTSCHE BANK AG CANADA BRANCH,

as Canadian Administrative Agent,

JPMORGAN CHASE BANK, N.A.

and

BANK OF AMERICA, N.A.,

as Syndication Agents,

U.S. BANK NATIONAL ASSOCIATION,

BNP PARIBAS

and

WELLS FARGO BANK, N.A.

as Documentation Agents,

and

THE LENDERS LISTED HEREIN,

as Lenders

SAFEWAY INC.

CANADA SAFEWAY LIMITED

CREDIT AGREEMENT

i

4.3	Form of Acceptances	71

4.4	Acceptance and Purchase or Delivery of Drafts	71

4.5	Payment of the Drawing Purchase Price	72

4.6	Average Effective Discount Rate Determination	73

4.7	Acceptance Payment Obligations	73

4.8	Power of Attorney in Favor of Canadian Lenders	74

4.9	Circumstances Making Acceptances Unavailable	74

4.10	Prepayments	75

4.11	Use of Proceeds of Loans and Acceptance Facility	75

SECTION 5.	INCREASED COSTS, TAXES, CAPITAL ADEQUACY, AND MITIGATION	75

5.1	Increased Costs; Taxes; Capital Adequacy	75

5.2	Obligation of Lenders and Issuing Lenders to Mitigate	81

5.3	Replacement of Lenders	82

SECTION 6.	CONDITIONS TO LOANS, LETTERS OF CREDIT AND ACCEPTANCES	82

6.1	Conditions to Closing	82

6.2	Conditions to All Loans	84

6.3	Conditions to Letters of Credit	84

6.4	Conditions to Acceptances	85

SECTION 7.	BORROWERS’ REPRESENTATIONS AND WARRANTIES	85

7.1	Organization, Powers, Qualification, Good Standing and Business	85

7.2	Authorization of Borrowing, etc.	86

7.3	Financial Condition	86

7.4	No Material Adverse Effect	87

7.5	Litigation; Adverse Facts	87

7.6	Payment of Taxes	87

7.7	Governmental Regulation	87

7.8	Securities Activities	87

7.9	Employee Benefit Plans	88

7.10	Disclosure	88

7.11	Solvency	89

7.12	Foreign Assets Control Regulations, etc.	89

SECTION 8.	BORROWERS’ AFFIRMATIVE COVENANTS	89

8.1	Financial Statements and Other Reports	89

8.2	Corporate Existence, etc.	92

8.3	Payment of Taxes and Claims	92

8.4	Maintenance of Properties; Insurance	92

8.5	Inspection	93

8.6	Compliance with Laws, etc.	93

SECTION 9.	BORROWERS’ NEGATIVE COVENANTS	93

9.1	Liens and Related Matters	93

9.2	Financial Covenants	95

9.3	Restriction on Fundamental Changes; Material Asset Sales	96

9.4	Transactions with Shareholders and Affiliates	96

9.5	Conduct of Business	97

9.6	Unrestricted Subsidiaries	97

SECTION 10.	EVENTS OF DEFAULT	98

10.1	Failure to Make Payments When Due	98

10.2	Default in Other Agreements	98

10.3	Breach of Certain Covenants	99

10.4	Breach of Warranty	99

10.5	Other Defaults Under Loan Documents	99

10.6	Involuntary Bankruptcy; Appointment of Receiver, etc.	99

10.7	Voluntary Bankruptcy; Appointment of Receiver, etc.	100

10.8	Judgments and Attachments	100

10.9	Dissolution	100

10.10	Employee Benefit Plans	100

10.11	Invalidity of Subsidiary Borrower Guaranty	101

10.12	Change in Control	101

SECTION 11.	AGENTS	102

11.1	Appointment; Delegation	102

11.2	Powers; General Immunity	103

11.3	Independent Investigation by Lenders; No Responsibility For Appraisal of Creditworthiness	104

11.4	Right to Indemnity	105

11.5	Successor Primary Agent and Swing Line Lender	105

11.6	Collateral Account Agreement; Subsidiary Borrower Guaranty	106

11.7	Administrative Agents May File Proofs of Claim	106

SECTION 12.	COMPANY GUARANTY OF CANADA SAFEWAY’S OBLIGATIONS	107

SECTION 13.	MISCELLANEOUS	110

13.1	Successors and Assigns; Assignments and Participations in Loans and Letters of Credit	110

13.2	Expenses	117

13.3	Indemnity	117

13.4	Set-Off	119

13.5	Ratable Sharing	119

13.6	Amendments and Waivers; Replacement of Banks	120

13.7	Independence of Covenants	122

13.8	Notices; Platform	122

13.9	Survival of Representations, Warranties and Agreements	124

13.10	Failure or Indulgence Not Waiver; Remedies Cumulative	124

13.11	Marshalling; Payments Set Aside	124

13.12	Severability	125

13.13	Obligations Several; Independent Nature of Lenders’ Rights and Borrowers’ Obligations	125

13.14	Headings	125

13.15	Successors and Assigns	125

13.16	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	125

13.17	Confidentiality	126

13.18	Judgment Currency	127

13.19	Counterparts; Effectiveness	128

13.20	USA Patriot Act	128

13.21	Intercreditor Arrangements	128

13.22	No Fiduciary Responsibility	129

EXHIBITS

I	FORM OF NOTICE OF BORROWING
II	FORM OF NOTICE OF CONVERSION/CONTINUATION
III	FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV-A	FORM OF NOTE (COMPANY)
IV-B	FORM OF NOTE (CANADA SAFEWAY)
V	FORM OF COMPLIANCE CERTIFICATE
VI	FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
VII	FORM OF PRICING LEVEL DETERMINATION CERTIFICATE
VIII	FORM OF DRAWING NOTICE
IX	FORM OF ACCEPTANCE ENDORSEMENT
X	FORM OF DRAFT

SCHEDULES

2.1	LENDERS’ COMMITMENTS AND PRO RATA SHARES
3.1	EXISTING COMPANY LETTERS OF CREDIT

v

EXECUTION COPY

SAFEWAY INC.

CANADA SAFEWAY LIMITED

CREDIT AGREEMENT

This CREDIT AGREEMENT is dated as of June 1, 2011 and entered into by and among SAFEWAY INC., a Delaware corporation (“Company”), and CANADA SAFEWAY LIMITED, an Alberta corporation (“Canada Safeway”; and together with Company, “Borrowers”), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (“MLPFS”) and J.P. MORGAN SECURITIES LLC (“JPMS”), as joint lead arrangers and joint bookrunners (“Joint Bookrunners”), DEUTSCHE BANK SECURITIES INC. (“DBSI”), BNP PARIBAS SECURITIES CORP. (“BNPS”), U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”) and WELLS FARGO SECURITIES, LLC (“WFS”), as joint lead arrangers (together with Joint Bookrunners, the “Joint Lead Arrangers”), DEUTSCHE BANK AG NEW YORK BRANCH (“Deutsche Bank”), as administrative agent for the Domestic Lenders (as defined herein) (in such capacity, “Domestic Administrative Agent”), DEUTSCHE BANK AG CANADA BRANCH (“Deutsche Bank Canada”), as administrative agent for the Canadian Lenders (as defined herein) (in such capacity, “Canadian Administrative Agent,” and together with Domestic Administrative Agent, collectively, “Administrative Agents” and individually an “Administrative Agent”), BANK OF AMERICA, N.A. (“Bank of America”) and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as syndication agents for the Lenders referred to below (“Syndication Agents”), BNP PARIBAS (“BNP Paribas”), U.S. BANK and WELLS FARGO BANK, NATIONAL ASSOCIATION (“WFB”), as documentation agents for the Lenders referred to below (“Documentation Agents”) and THE DOMESTIC LENDERS AND CANADIAN LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a “Lender” and collectively as “Lenders”).

R E C I T A L S

WHEREAS, Company desires that Lenders extend credit facilities to Borrowers for working capital and other general corporate purposes, including the refinancing, if necessary and replacing of amounts outstanding under existing bank credit facilities;

WHEREAS, Company will benefit from the extensions of credit to be provided under the credit facility and, in order to induce Lenders to provide such credit facility, is willing to guaranty the obligations of Canada Safeway with respect to the credit facility;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Canada Safeway, Lenders, Joint Bookrunners, Joint Lead Arrangers, Syndication Agents, Documentation Agents and Administrative Agents agree as follows:

Section	1. DEFINITIONS

1.1	Certain Defined Terms.

The following terms used in this Agreement shall have the following meanings:

“Acceptance” has the meaning assigned to that term in subsection 4.1.

“Acceptance Facility” means the bankers’ acceptance facility established under Section 4.

“Acceptance Usage” means, as at any date, the sum (without duplication) of the aggregate Face Amount of all Acceptances created by Canadian Lenders pursuant to Section 4 which have not been repaid by Canada Safeway whether or not due and whether or not held by any Lender. For purposes of this definition, any Acceptance which has been prepaid in full shall not be deemed to be outstanding and all Acceptances shall be valued in Dollar Equivalents as of any date of determination.

“Act” has the meaning assigned to that term in subsection 13.20.

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Domestic Eurodollar Rate Loan, Canadian Eurodollar Rate Loan or a Canadian/U.S. Eurodollar Rate Loan, (a) the rate per annum determined by the applicable Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the commencement of such Interest Period by reference to the Reuters Screen LIBOR01 for deposits in Dollars (or such other comparable page as may, in the opinion of the applicable Administrative Agent, replace such page for the purpose of displaying such rates) for a period equal to such Interest Period; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Adjusted Eurodollar Rate” shall be the interest rate per annum determined by the applicable Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the applicable Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the beginning of such Interest Period, divided by (b) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

“Administrative Agent” or “Administrative Agents” has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 11.5A.

“Administrative Agent Fee Letter” means the letter agreement among Company and the Administrative Agents dated April 6, 2011.

“Affected Lender” has the meaning assigned to that term in subsection 2.6C.

“Affected Loans” has the meaning assigned to that term in subsection 2.6C.

“Affiliate,” as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agents” means Administrative Agents, Joint Bookrunners, Joint Lead Arrangers, Syndication Agents and Documentation Agents.

“Aggregate Amounts Due From Borrowers” has the meaning assigned to that term in subsection 13.21.

“Aggregate Amounts Due From Canada Safeway” has the meaning assigned to that term in subsection 13.5B.

“Aggregate Amounts Due From Company” has the meaning assigned to that term in subsection 13.5A.

“Aggregate Commitment” means, with respect to any Lender, the sum of (i) the Domestic Commitment plus (ii) the Canadian Commitment and “Aggregate Commitments” means the Aggregate Commitments of all Lenders; provided that for the purposes of the definition of Aggregate Commitment (i) upon the termination of the Domestic Commitments, the Domestic Commitment of any Lender shall be deemed to be the total outstanding Domestic Loans of such Lender and (ii) upon the termination of the Canadian Commitments, the Canadian Commitment of any Lender shall be deemed to be the total outstanding Canadian Loans of such Lender.

“Aggregate Pro Rata Share” means, with respect to any Lender, the Aggregate Commitment of such Lender as a percentage of the sum of the Aggregate Commitments of all Lenders.

“Agreement” means this Credit Agreement dated as of June 1, 2011, as it may be amended, supplemented or otherwise modified from time to time.

“Approved Fund” means a fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment Agreement” means an Assignment and Assumption Agreement in substantially the form of Exhibit VI annexed hereto.

“Authorized Officer” has the meaning assigned to that term in subsection 6.2A.

“Average Effective Discount Rate” means, (a) in respect of any Acceptances to be purchased by a Schedule I Lender pursuant hereto, the arithmetic average of the discount rates (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) quoted by at least two Schedule I Reference Banks at or about 10:00 a.m. (Toronto time) as the discount rate at which each such Schedule I Reference Bank would purchase, on the relevant Drawing Date, its own bankers’ acceptances having an aggregate Face Amount equal to and with a term to maturity the same as the Acceptances to be acquired by each such Schedule I Reference Bank on such Drawing Date or (b) in respect of any Acceptances to be purchased by a Schedule II/Schedule III Lender or any other Person (other than a Schedule I Lender) pursuant hereto, the arithmetic average of the discount rates (or, if there is only one Schedule II/Schedule III Reference Bank, the discount rate) (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) quoted by at least two Schedule II/Schedule III Reference Banks (or, if there is only one Schedule II/Schedule III Reference Bank, such Schedule II/Schedule III Reference Bank) at or about 10:00 a.m. (Toronto time) as the discount rate at which each such Schedule II/Schedule III Reference Bank would purchase, on the relevant Drawing Date, its own bankers’ acceptances having an aggregate Face Amount equal to and with a term to maturity the same as the Acceptances to be acquired by each such Schedule II/Schedule III Reference Bank or other Person on such Drawing Date. If no two Schedule I Reference Banks or Schedule II/Schedule III Reference Banks, as the case may be, provide appropriate quotations to Canadian Administrative Agent, the Average Effective Discount Rate shall be determined on the basis of the quotation by any single Schedule I Reference Bank or Schedule II/Schedule III Reference Bank, as applicable.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bank of America” has the meaning assigned to that term in the introduction to this Agreement.

“BNP Paribas” has the meaning assigned to that term in the introduction to this Agreement.

“Book Value” means, with respect to the assets of Company or any of its Subsidiaries, the value of such Person’s assets recorded in the consolidated balance sheet of Company most recently delivered to Lenders pursuant to subsection 8.1(i) or 8.1(ii).

“Borrowers” has the meaning assigned to that term in the introduction to this Agreement.

“Business Day” means any day excluding Saturday and Sunday and also excluding (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day which is a legal holiday under the laws of the States of New York or California or is a day on which banking institutions located in any such state are authorized or required by law or other governmental action to close, (ii) with respect to all notices, determinations, fundings and payments in connection with Canadian Loans and the Acceptance Facility, any day which is a legal holiday under the laws of the Province of Ontario or Alberta, Canada or is a day on which banking institutions located in any such Province are authorized or required by law or other governmental action to close; and (iii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate, any day which is not a Business Day pursuant to clause (i) or which is not a day for trading by and between banks in Dollar deposits in the applicable interbank Eurodollar market, including without limitation, the London interbank Eurodollar market.

“Canada Safeway” has the meaning assigned to that term in the introduction to this Agreement.

“Canadian Administrative Agent” has the meaning assigned to that term in the introduction to this Agreement.

“Canadian Base Rate” means as at any date, with respect to any Canadian Loan denominated in Dollars that is to be or has been advanced to Canada Safeway in Canada, the variable rate of interest per annum equal to the greater of (a) the rate which Deutsche Bank Canada announces from time to time as its base lending rate per annum with respect to loans denominated in Dollars advanced to Canadian customers in Canada, as in effect from time to time and (b) the aggregate of (i) the Federal Funds Effective Rate per annum for such day and (ii) 1/2 of 1% per annum. As to any loan, the Canadian Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer for loans denominated in Dollars. Deutsche Bank Canada may make commercial loans or other loans denominated in Dollars at rates of interest at, above or below the Canadian Base Rate.

“Canadian Base Rate Loans” means Canadian Loans (other than Canadian Swing Line Loans) denominated in Dollars advanced to Canada Safeway and bearing interest at rates determined by reference to the Canadian Base Rate as provided in subsection 2.2A.

“Canadian Commitment” means the commitment of a Canadian Lender to make Canadian Loans to Company or Canada Safeway pursuant to subsection 2.1A(ii), and “Canadian Commitments” means such commitments of all Canadian Lenders in the aggregate.

“Canadian Dollars” or “Cdn.$” means the lawful money of Canada.

“Canadian Eurodollar Rate Loans” means any Canadian Loans denominated in Dollars advanced to Canada Safeway and bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

“Canadian Funding and Payment Office” means the office of Canadian Administrative Agent located at Deutsche Bank AG Canada Branch, 199 Bay Street, Suite 4700, Toronto, Ontario, M5L 1E9 Canada, or such other location in Canada as may from time to time be designated in writing by Canadian Administrative Agent.

“Canadian Lenders” means any Lender having a Canadian Commitment or, on and after the termination of any such Commitments, Canadian Loans outstanding, and shall include any U.S. Affiliate of any such Lender.

“Canadian Loan Exposure” means, with respect to any Canadian Lender as of any date, (a) prior to the termination of the Canadian Commitments, that Canadian Lender’s Canadian Commitment, and (b) after the termination of the Canadian Commitments, the sum of (x) the aggregate outstanding principal amount of the Canadian Loans of such Canadian Lender (it being understood and agreed for the purposes hereof that the Canadian/U.S. Loans of any U.S. Affiliate of any Canadian Lender in respect of the Canadian Commitment are Canadian Loans of such Canadian Lender and not Domestic Loans of such U.S. Affiliate) plus (y) without duplication, the aggregate outstanding amount of Acceptances in respect to Commitments created by such Canadian Lender, as measured by the Face Amounts of the applicable Drafts (with all such Loans denominated in Canadian Dollars and all such Face Amounts valued in Dollar Equivalents) plus (z) the aggregate principal amount of such Lender’s participations (if any) in Canadian Swing Line Loans with all such Loans denominated in Canadian Dollars valued in Dollar Equivalents.

“Canadian Loan Pricing Reference Banks” means Deutsche Bank Canada, CIBC and Toronto-Dominion Bank.

“Canadian Loans” means the Loans made by Canadian Lenders pursuant to their Canadian Commitments to Company or Canada Safeway (including, without limitation, any Canadian/U.S. Loans) pursuant to subsection 2.1A(ii) and the Canadian Swing Line Loans, or any combination thereof.

“Canadian Prime Rate” means with respect to any Canadian Loan denominated in Canadian Dollars that is to be or has been advanced to Canada Safeway in Canada as of any date, the greater of (a) the rate which Deutsche Bank Canada then quotes, publishes and refers to as its “prime rate” and which is its reference rate of interest for loans in Canadian Dollars made in Canada to commercial borrowers in effect as at the date of determination, and (b) the sum of (y) the average of the rates per annum for Canadian Dollar bankers’ acceptances having a term of one month that appears on the Reuters Screen CDOR Page as of 10:00 a.m. (Toronto time) on the date of determination, as reported by Canadian Administrative Agent (and if such screen is not available, any successor or similar service as may be selected by Canadian Administrative Agent), and (z) 1.0%, in each case, adjusted automatically with each quoted, published or displayed change in such rate, all without the necessity of any notice to Borrowers or any other Person.

“Canadian Prime Rate Loans” means Canadian Loans (other than Canadian Swing Line Loans) advanced to Canada Safeway and denominated in Canadian Dollars and bearing interest at rates determined by reference to the Canadian Prime Rate as provided in subsection 2.2A.

“Canadian Pro Rata Share” means, with respect to any Canadian Lender, (a) prior to the termination of the Canadian Commitments, the Canadian Commitment of such Canadian Lender as a percentage of the sum of the Canadian Commitments of all Canadian Lenders, and (b) after the termination of the Canadian Commitments, the outstanding Canadian Loans made by such Canadian Lender (it being understood and agreed for the purposes hereof that the Canadian/U.S. Loans of any U.S. Affiliate of any Canadian Lender in respect of the Canadian Commitments are Canadian Loans of such Canadian Lender and not Domestic Loans of such U.S. Affiliate) as a percentage of the sum of the Canadian Loans made by all Canadian Lenders.

“Canadian Register” has the meaning assigned to that term in subsection 2.1D.

“Canadian Swing Line Commitment” means the commitment of the Swing Line Lender in respect of the Canadian Swing Line Loans to make Canadian Swing Line Loans pursuant to subsection 2.1A(iii).

“Canadian Swing Line Loans” has the meaning assigned to that term in subsection 2.1A(iii).

“Canadian Swing Line Pro Rata Share” means the percentage assigned to the Swing Line Lender set forth in Schedule 2.1 annexed hereto.

“Canadian/U.S. Base Rate Loans” means Canadian/U.S. Loans bearing interest at rates determined by reference to the Domestic Base Rate as provided in subsection 2.2A.

“Canadian/U.S. Eurodollar Rate Loans” means Canadian/U.S. Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

“Canadian/U.S. Funding Assignment” has the meaning assigned to that term in subsection 13.1B.

“Canadian/U.S. Loans” means Dollar denominated Canadian Loans advanced to Company by Canadian Lenders pursuant to subsection 2.1A(ii).

“Capital Lease,” as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

“Casa Ley” means Casa Ley, S.A. de C.V., a Mexican corporation.

“Cash Collateralize” means, to deposit in a Controlled Account or to pledge and deposit with or deliver to applicable Administrative Agent, for the benefit of one or more of the Issuing Lenders, Swing Line Lenders or Lenders, as collateral for Letter of Credit Usage obligations of Lenders to fund participations in respect of Letter of Credit Usage or as collateral for Swing Line Loans or obligations of Lenders to fund participations in respect of Swing Line Loans, cash or deposit account balances or, if the applicable Issuing Lender or Swing Line Lender shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the applicable Administrative Agent and applicable Issuing Lender or Swing Line Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“CIBC” means Canadian Imperial Bank of Commerce.

“Closing Date” means June 1, 2011.

“Commercial Letter of Credit” means any letter of credit or similar instrument (which may include a “steamship guaranty” or similar undertaking issued in connection with such letter of credit or similar instrument) issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

“Commitments” means the Domestic Commitments, the Canadian Commitments or any combination thereof.

“Company” has the meaning assigned to that term in the introduction to this Agreement.

“Company’s Common Stock” means the common stock, $.01 par value, of Company.

“Compliance Certificate” means a certificate substantially in the form of Exhibit V annexed hereto delivered to Domestic Administrative Agent and Lenders by Company pursuant to subsection 8.1(iii).

“Consolidated Adjusted EBITDA” means, for any period, Consolidated Net Income adjusted to exclude (without duplication) the effects of (i) any LIFO expense or income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) depreciation expense, (v) amortization expense, (vi) equity in earnings or losses of unconsolidated affiliates to the extent not actually received or paid by Company or its Subsidiaries, (vii) material non-cash, non-recurring gains and losses, (viii) non-cash expenses recognized pursuant to Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, “Compensation – Stock Compensation”, (ix) property impairment charges recognized pursuant to FASB ASC Topic 360, “Property, Plant and Equipment”; and (x) non-cash goodwill impairment charges incurred pursuant to FASB ASC Topic 350, “Intangibles – Goodwill and Other”, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries (excluding any Unrestricted Subsidiaries) in conformity with GAAP; provided that if Consolidated Adjusted EBITDA for any period is increased as a result of any adjustment for a non-cash charge pursuant to clauses (vii), (viii), (ix) or (x) and such non-cash charge represents a cash charge in any subsequent period, then Consolidated Adjusted EBITDA for such subsequent period shall be reduced by the amount of such cash charge.

“Consolidated Interest Expense” means, for any period, interest expense with respect to all outstanding Indebtedness (including, without limitation, net costs under Interest Rate Agreements and any such expense attributable to Capital Leases in accordance with GAAP) of Company and its Subsidiaries (excluding any Unrestricted Subsidiaries) for such period determined on a consolidated basis in conformity with GAAP.

“Consolidated Net Income” means, for any period, the net income (or loss), before extraordinary items, of Company and its Subsidiaries (excluding any Unrestricted Subsidiaries) on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries (excluding any Unrestricted Subsidiaries), determined on a consolidated basis in conformity with GAAP.

“Contractual Obligation,” as applied to any Person, means any provision of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Controlled Account” means a blocked, non-interest bearing deposit account at the applicable Administrative Agent (or another commercial bank reasonably acceptable to such Administrative Agent) in the name of such Administrative Agent and under the sole dominion and control of such Administrative Agent, and otherwise established in a manner reasonably satisfactory to such Administrative Agent.

“DBNA” means the Depository Bills and Notes Act (Canada), as amended from time to time, and any successor statute.

“Deemed Floating Rate” means (a) with respect to any portion of the principal amount of any Loan advanced to, or to be advanced to, Company, the Domestic Base Rate, (b) with respect to any portion of the principal amount of any Dollar denominated Loan advanced to, or to be advanced to, Canada Safeway, the Canadian Base Rate, or (c) with respect to any portion of the principal amount of any Canadian Dollar denominated Loan advanced to, or to be advanced to, Canada Safeway, the Canadian Prime Rate.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the applicable Administrative Agent and Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the applicable Borrower, applicable Administrative Agent, any Issuing Lender, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2)

Business Days of the date when due, (b) has notified Company, the applicable Administrative Agent, any Issuing Lender or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the applicable Administrative Agent, to confirm in writing to such Administrative Agent in a reasonably satisfactory manner that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by such Administrative Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Insolvency Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the applicable Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to subsection 2.8B) upon delivery of written notice of such determination to Company, each Issuing Lender, each Swing Line Lender and each other Lender.

“Designating Lender” has the meaning assigned to that term in subsection 13.1B.

“Deutsche Bank” has the meaning assigned to that term in the introduction to this Agreement.

“Deutsche Bank Canada” has the meaning assigned to that term in the introduction to this Agreement.

“Documentation Agents” has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Documentation Agents appointed pursuant to subsection 11.5A.

“Dollars,” “$” and “U.S.$” mean the lawful money of the United States of America.

“Dollar Equivalents” means Dollars or, with respect to any amount of Canadian Dollars, an equivalent amount of Dollars determined at the rate of exchange quoted by Administrative Agent in New York City, at 9:00 a.m. (New York time) on the date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of Dollars with Canadian Dollars.

“Domestic Administrative Agent” has the meaning assigned to that term in the introduction to this Agreement.

“Domestic Base Rate” means, at any time, the higher of (i) the Domestic Prime Rate (ii) the one-month Adjusted Eurodollar Rate for a Domestic Eurodollar Rate Loan plus 1.0%, or (iii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate for Dollar denominated loans. Any change in the Domestic Base Rate due to a change in the Domestic Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change.

“Domestic Base Rate Loans” means Domestic Loans advanced to Company (excluding Domestic Swing Line Loans) bearing interest at rates determined by reference to the Domestic Base Rate as provided in subsection 2.2A.

“Domestic Commitment” means the commitment of a Domestic Lender to make Domestic Loans to Company pursuant to subsection 2.1A(i), and “Domestic Commitments” means such commitments of all Domestic Lenders in the aggregate.

“Domestic Eurodollar Rate Loans” means Domestic Loans (excluding any Negotiated Rate Loans) denominated in Dollars, advanced to Company and bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

“Domestic Funding and Payment Office” means the office of Domestic Administrative Agent located at Deutsche Bank AG New York Branch, 5022 Gate Parkway, Jacksonville, FL 32256, or such other location in the United States of America as may from time to time be designated in writing by Domestic Administrative Agent.

“Domestic Lenders” means any Lender having a Domestic Commitment or, on and after the termination of any such Commitments, Domestic Loans outstanding.

“Domestic Loan Exposure” means, with respect to any Domestic Lender as of any date, (a) prior to the termination of the Domestic Commitments, that Lender’s Domestic Commitment, and (b) after the termination of the Domestic Commitments, the sum of (w) the aggregate outstanding principal amount of the Domestic Loans of that Lender (it being understood and agreed for the purposes hereof that the Canadian/U.S. Loans of any U.S. Affiliate of any Canadian Lender in respect of the Canadian Commitments are Canadian Loans of such Canadian Lender and not Domestic Loans of such U.S. Affiliate) plus (x) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in any such Letter of Credit or any unreimbursed drawings under such Letters of Credit) plus (y) the aggregate amount of all participations purchased by that Lender in Letters of Credit or in any drawings thereunder honored by Issuing Lenders and not theretofore reimbursed by Company plus (z) the aggregate principal amount of that Lender’s participations (if any) in Domestic Swing Line Loans.

“Domestic Loans” means the Loans made by Domestic Lenders to Company pursuant to subsection 2.1A(i), the Domestic Swing Line Loans and the Negotiated Rate Loans, or any combination thereof.

“Domestic Prime Rate” means the rate that Domestic Administrative Agent announces from time to time as its prime lending rate in the United States for Dollar denominated loans, as in effect from time to time. The Domestic Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Domestic Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Domestic Prime Rate.

“Domestic Pro Rata Share” means, with respect to any Domestic Lender, (a) prior to the termination of the Domestic Commitments, the Domestic Commitment of such Domestic Lender as a percentage of the sum of the Domestic Commitments of all Domestic Lenders, and (b) after the termination of the Domestic Commitments, the outstanding Domestic Loans made by such Domestic Lender (it being understood and agreed for the purposes hereof that the Canadian/U.S. Loans of any U.S. Affiliate of any Canadian Lender in respect of the Canadian Commitments are Canadian Loans of such Canadian Lender and not Domestic Loans of such U.S. Affiliate) as a percentage of the sum of the Domestic Loans made by all Domestic Lenders.

“Domestic Register” has the meaning assigned to that term in subsection 2.1D.

“Domestic Swing Line Commitment” means the commitment of Swing Line Lenders in respect of the Domestic Swing Line Loans to make Domestic Swing Line Loans pursuant to subsection 2.1A(iii).

“Domestic Swing Line Pro Rata Share” means the percentage assigned to each Swing Line Lender set forth in Schedule 2.1 annexed hereto.

“Domestic Swing Line Loans” has the meaning assigned to that term in subsection 2.1A(iii).

“Drafts” means, at any time, either a depository bill within the meaning of the DBNA or a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), in substantially the form of Exhibit X annexed hereto or such other form as may be agreed by Canada Safeway and Canadian Administrative Agent or such Canadian Lender, drawn by Canada Safeway on a Canadian Lender and bearing such distinguishing letters and numbers as such Canadian Lender may determine, but which at such time, except as otherwise provided herein, has not been completed or accepted by such Canadian Lender.

“Drawing” means the creation of Acceptances by a Canadian Lender pursuant to Section 4.

“Drawing Date” means any Business Day fixed pursuant to subsection 4.1 for a Drawing.

“Drawing Fee” means, with respect to the Drafts drawn by Canada Safeway hereunder and accepted by any Canadian Lender as provided herein on any Drawing Date, an amount equal to the Pricing Margin per annum on the aggregate Face Amount of such Drafts calculated on the basis of the term to maturity of such Draft and a year of 365 days.

“Drawing Notice” has the meaning assigned to that term in subsection 4.2.

“Drawing Purchase Price” means, in respect of Acceptances to be purchased by a Canadian Lender, the difference between (i) the result (rounded to the nearest whole cent, with one-half of one cent being rounded up) obtained by dividing the aggregate Face Amount of such Acceptances by the sum of one plus the product of (x) the applicable Average Effective Discount Rate multiplied by (y) a fraction the numerator of which is the term of maturity of such Acceptances and the denominator of which is 365; and (ii) the applicable Drawing Fee.

“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (ii) (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; provided that neither Company nor any Affiliate of Company shall be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) which is, or was at any time in the preceding five years, maintained or contributed to by Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of its ERISA Affiliates, or as to which Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of its ERISA Affiliates may have any liability.

“Environmental Laws” means all statutes, ordinances, orders, rules, regulations, plans, guidelines, permits, policies or decrees and the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act ( 33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide

and Rodenticide Act (7 U.S.C. §136 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

“ERISA Affiliate,” as applied to any Person as of any date, means (i) any corporation which is or was at any time during the preceding five years a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is (or was at any time during such preceding five years) a member; (ii) any trade or business (whether or not incorporated) which is or was at any time during the preceding five years a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is (or was at any time during such preceding five years) a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is or was at any time during the preceding five years a member.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure of Company or any of its ERISA Affiliates to meet the minimum funding standard of Sections 412 and 430 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure of Company or any of its ERISA Affiliates to make by its due date a required installment under Section 430(i) of the Internal Revenue Code with respect to any Pension Plan or the failure of Company or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (iii) the filing of a notice by plan administrator of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; (iv) the withdrawal (including any cessation of operations treated as a withdrawal under Section 4062(e) of ERISA) by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), or the termination of any Pension Plan with two or more contributing sponsors, resulting in liability on Company or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA, respectively; (v) the institution by the PBGC of proceedings to terminate any Pension Plan or Multiemployer Plan, or the occurrence of any event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan pursuant to Section 4042 of ERISA; (vi) the imposition of liability on Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA, by reason of the application of Section 4212(c) of ERISA, or under any other provision of Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan, or the receipt by Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that such Multiemployer Plan is in “reorganization” or “insolvency” pursuant to Section 4241 or 4245 of ERISA, respectively, or that such Multiemployer Plan intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the imposition on Company or any of its ERISA Affiliates of fines, penalties, taxes or liabilities under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan other than a Multiemployer Plan) intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan (or any other Employee Benefit Plan other than a Multiemployer Plan) to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (x) the imposition of a Lien upon the assets of Company or any of its ERISA Affiliates pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; or (xi) the termination of a Foreign Plan or the failure by Borrowers or any of their Subsidiaries to make full payment when due of all material contributions to any Foreign Plan required under such Foreign Plan or under foreign law.

“Event of Default” means each of the events set forth in Section 10.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Taxes” means, with respect to any Person, (i) taxes imposed on or measured by its overall net income (however denominated) and franchise taxes imposed in lieu thereof by the jurisdiction (or any political subdivision thereof) under the laws of which such Person is organized, in which its principal office is located, in the case of a Lender, in which its applicable lending office is located or in which it is doing business (other than by virtue of having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction contemplated by, or enforced this Agreement or any other Loan Document) (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Borrower is located, and (iii) any withholding or backup withholding tax (except (a) any such taxes that are applicable to the Obligations or any such payment solely by reason of the fact Canada Safeway is doing business in the United States of America or (b) any such tax payable during the continuance of any Event of Default) that (x) is imposed on amounts payable to such Person at the time such Person becomes a party hereto (or designates a new lending office) except for any such taxes imposed as a result of any action taken by a Lender pursuant to subsection 5.2, or (y) is attributable to such Person’s failure or inability (other than as a result of a Change in Law) to comply with subsection 5.1B(v) or to a change (other than a Change in Law) in the documentation provided by such Person pursuant to subsection 5.1B(v), except to the extent that such Person (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding or backup withholding tax pursuant to any provision of subsection 5.1B, or (z) is required to be deducted under applicable law from any payment hereunder on the basis of the information provided by such Lender pursuant to clause (c) of Section 5.1B(v).

“Existing Company Letters of Credit” means those certain Letters of Credit issued and outstanding pursuant to the Existing Credit Agreement and described on Schedule 3.1 annexed hereto.

“Existing Credit Agreement” means the Credit Agreement dated as of June 1, 2005, among Company, Canada Safeway, the lenders named therein, Deutsche Bank, as administrative agent, U.S. Bank, as documentation agent, the co-syndication agents named therein and the agents named therein, as amended from time to time.

“Face Amount” means, in respect of a Draft or an Acceptance, as the case may be, the amount payable to the holder thereof on its maturity.

“Facility Fee Percentage” means, as of any date, the percentage per annum set forth below that corresponds to the Pricing Level in effect on such date:

Pricing Level	Facility Fee Percentage (in basis points)

Pricing Level A:	10.00
Pricing Level B:	12.50
Pricing Level C:	15.00
Pricing Level D:	17.50
Pricing Level E:	20.00
Pricing Level F:	22.50
Pricing Level G:	25.00

The Facility Fee Percentage shall change as of the opening of business on any day that the Pricing Level changes pursuant to the definition of “Pricing Level.”

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended version that is substantively comparable) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Domestic Administrative Agent from three Federal funds brokers of recognized standing selected by Domestic Administrative Agent.

“Fee Letters” means (i) the letter agreement among Company, the Joint Bookrunners, Bank of America and JPMorgan dated April 6, 2011, and (ii) the letter agreement among Company, DBSI, Deutsche Bank, BNPS, BNP Paribas, U.S. Bank, WFS and WFB dated April 6, 2011.

“Fiscal Year” means, for any purpose, any of the 52-week or 53-week reporting periods used by Company in the financial reports it prepares for external reporting purposes.

“Fitch” means Fitch Ratings, a wholly owned subsidiary of Fimalac, S.A.

“Fixed Rate Loans” means Domestic Eurodollar Rate Loans, Canadian Eurodollar Rate Loans, Canadian/U.S. Eurodollar Rate Loans or any combination thereof.

“Floating Rate Loans” means Domestic Base Rate Loans, Canadian Prime Rate Loans, Canadian Base Rate Loans or Canadian/U.S. Base Rate Loans, or any combination thereof.

“Foreign Plan” means a “defined benefit plan” as defined under Section 3(35) of ERISA, which is described in Section 4(b)(4) of ERISA and which is maintained or contributed to by Company or any of its Subsidiaries, or under which Company or any of its Subsidiaries may have any liability.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Aggregate Pro Rata Share of the outstanding Letter of Credit Usage with respect to Letters of Credit issued by such Issuing Lender other than such Letter of Credit Usage as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swing Line Lender, such Defaulting Lender’s Aggregate Pro Rata Share of outstanding Swing Line Loans made by such Swing Line Lender other than such Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Funding Date” means the date any Loan is funded or any Acceptance is created, as applicable.

“GAAP” means accounting principles generally accepted in the United States of America set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

“Governmental Acts” has the meaning assigned to that term in subsection 3.5A.

“Governmental Authority” means the government of the United States of America, Canada or any other nation, or agencies and political subdivisions thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hazardous Materials” means (i) any chemical, material or substance at any time defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “infectious waste,” “toxic substances” or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity” or “EP toxicity” or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; and (ix) pesticides.

“Increase Effective Date” has the meaning assigned to that term in subsection 2.7.

“Indebtedness,” as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (vi) other than for the purposes of Section 10, guaranties of any obligations set forth in sub-paragraphs (i) through (v) inclusive of this definition.

“Indemnified Liabilities” has the meaning assigned to that term in subsection 13.3.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to that term in subsection 13.3.

“Insolvency Laws” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or any comparable law of Canada or any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in the United States of America or any state thereof or Canada or any province thereof.

“Interest Coverage Ratio” means, as at any date of determination, the ratio (rounded down to the nearest one-hundredth) of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense, in each case for the four fiscal quarter period ending with the most recently completed fiscal quarter of Company.

“Interest Payment Date” means (i) with respect to any Floating Rate Loan, each Quarterly Payment Date; (ii) with respect to any Swing Line Loan, the last day of each month; (iii) with respect to any Fixed Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period, and (iv) in the case of any Negotiated Rate Loan, the dates mutually agreed upon by Company and the applicable Lender.

“Interest Period” has the meaning assigned to that term in subsection 2.2B.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party and which is used to manage the percentages of fixed and floating rate Indebtedness of Company and its Subsidiaries.

“Interest Rate Determination Date” means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

“Issuing Lender” means (i) with respect to any Existing Company Letter of Credit, the Lender described as “Issuer” of such Existing Company Letter of Credit in Schedule 3.1 and (ii) with respect to any other Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii), it being understood that Deutsche Bank may designate an Affiliate as “Lender” solely for purposes of the issuance of a Letter of Credit (including Existing Company Letters of Credit) and, for purposes of this Agreement, such Affiliate shall be deemed to be a Lender and an Issuing Lender.

“Joint Bookrunners” has the meaning assigned to that term in the introduction to this Agreement.

“Joint Lead Arrangers” has the meaning assigned to that term in the introduction to this Agreement.

“JPMorgan” has the meaning assigned to that term in the introduction to this Agreement.

“JPMS” has the meaning assigned to that term in the introduction to this Agreement.

“L/C Disbursement” means a payment made by the Issuing Lender pursuant to a Letter of Credit.

“Lender” and “Lenders” means the persons identified as “Lenders” and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 13.1 and any additional Lenders added in accordance with the provisions of subsection 2.7 (including, without limitation, any U.S. Affiliate).

“Letter of Credit” or “Letters of Credit” means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1.

“Letter of Credit Fee” has the meaning given such term in subsection 3.2(i)(b) of the Agreement.

“Letter of Credit Usage” means, as at any date, (1) with respect to all Domestic Lenders, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B) and (2) with respect to any Domestic Lender, such Domestic Lender’s Domestic Pro Rata Share of the sum of the amounts described in the preceding clauses (i) and (ii). For purposes of this definition, any amount described in clauses (i) or (ii) of the preceding sentence which is denominated in Canadian Dollars shall be valued in Dollar Equivalents as of such date.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Loan Documents” means this Agreement (including the Subsidiary Borrower Guaranty), the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Drafts, the Acceptances, the Administrative Agent Fee Letter, the Fee Letter and any collateral account agreement executed and delivered pursuant to Section 10.

“Loan Parties” means each of the Borrowers.

“Loans” means Domestic Loans made by Domestic Lenders to Company pursuant to subsections 2.1A(i), 2.1A(iii) or 2.1A(iv) or Canadian Loans made by Canadian Lenders to any Borrower pursuant to subsections 2.1A(ii) or 2.1A(iii), or any combination thereof.

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries (other than Unrestricted Subsidiaries), taken as a whole, or (ii) the material impairment of any Administrative Agent or Lender to enforce, the Obligations in the aggregate.

“Material Asset Sale” means the sale, in a single transaction or series of related transactions, by Company or any of its Subsidiaries (other than Unrestricted Subsidiaries) to any Person other than Company or any of its Wholly-Owned Subsidiaries of (i) any of the stock of any of Company’s Subsidiaries, or (ii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries outside of the ordinary course of business; provided that the aggregate Book Value of all assets transferred in such sale (including, without limitation, the assets of any Subsidiary the stock of which is so transferred) equals or exceeds 20% of the Book Value of the consolidated assets of Company and its Subsidiaries (other than Unrestricted Subsidiaries).

“Material Subsidiary” means, at any date, any domestic Subsidiary of Company (other than any Unrestricted Subsidiary) whose tangible assets have a Book Value equal to or exceeding 5% of the Book Value of the consolidated tangible assets of Company and its Subsidiaries.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, in an amount sufficient to cover the Fronting Exposure of all Issuing Lenders or Swing Line Lenders with respect to Letters of Credit or Swing Line Loans, as applicable, issued and outstanding at such time and (ii) otherwise, an amount determined by the applicable Administrative Agent, the Issuing Lenders and the Swing Line Lenders, as applicable in their reasonable discretion.

“MLPFS” has the meaning assigned to that term in the introduction to this Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan,” as defined in Section 3(37) of ERISA and which is subject to Title IV of ERISA, to which Company or any of its ERISA Affiliates is contributing, or may have any liability.

“Negotiated Rate” means, with respect to any Negotiated Rate Loan, the fixed rate of interest per annum agreed upon by Company and the Domestic Lender funding such Loan.

“Negotiated Rate Loan” has the meaning set forth in subsection 2.1A(iv).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means any promissory notes issued by Company or Canada Safeway pursuant to subsection 2.1E, substantially in the form of Exhibit IV-A or IV-B annexed hereto, respectively, to evidence the Loans of any Lenders, as notes may be amended, supplemented or otherwise modified from time to time.

“Notice of Borrowing” means a notice substantially in the form of Exhibit I annexed hereto delivered by a Borrower to the applicable Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

“Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit II annexed hereto delivered by a Borrower to Domestic Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

“Notice of Issuance of Letter of Credit” means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to Domestic Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

“Obligations” means all obligations of every nature of Borrowers from time to time owed to Agents, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

“Officers’ Certificate” means, as applied to any corporation, a certificate executed on behalf of such corporation by any of its Authorized Officers.

“Original Currency” has the meaning set forth in subsection 13.18.

“Other Currency” has the meaning set forth in subsection 13.18.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” means a purchaser of a participation in the rights and obligations under this Agreement pursuant to subsection 13.1C.

“Participant Register” has the meaning set forth in subsection 13.1C.

“PBGC” means the U.S. Pension Benefit Guaranty Corporation (or any successor thereto).

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA.

“Permitted Encumbrances” means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

(i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 8.3;

(ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security (and related standby letters of credit), or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(iv) any attachment or judgment Lien not constituting an Event of Default under subsection 10.8;

(v) leases or subleases or licenses of occupancy granted to others not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

(vi) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

(vii) any (a) interest or title of a lessor or sublessor under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

(viii) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

(ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Company and its Subsidiaries (excluding deposits securing the repayment of Indebtedness);

(xi) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the industry securing obligations under commodities agreements; and

(xii) Liens securing reimbursement obligations under Commercial Letters of Credit or bankers’ acceptance facilities, which Liens encumber documents and other property to be acquired by drawings under such Commercial Letters of Credit or drafts accepted under such bankers’ acceptance facilities.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and any Governmental Authority.

“Potential Event of Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Pricing Level” means as of any date, the higher Pricing Level, whether (in descending order from the highest Pricing Level to the lowest Pricing Level) Pricing Level A, Pricing Level B, Pricing Level C, Pricing Level D, Pricing Level E, Pricing Level F, or Pricing Level G, that corresponds to either (a) Company’s unsecured senior debt ratings from Fitch, Moody’s and S&P or (b) Company’s Interest Coverage Ratio as set forth in the most recent effective Pricing Level Determination Certificate delivered in accordance with the provisions of subsection 8.1(iv); provided that, the Pricing Level as of the Closing Date shall be Pricing Level D and the applicable Pricing Level from the Closing Date until Company delivers a Pricing Level Determination Certificate with respect to its Fiscal Year ending on or about December 31, 2011 shall not be more favorable to Borrowers than Pricing Level D; provided further, if Company delivers a Pricing Level Determination Certificate for its fiscal quarter ending on or about September 10, 2011 and based on such certificate the Pricing Level is more favorable than Pricing Level D, then any such more favorable Pricing Level shall apply for the period between January 1, 2012 and the first business day after the delivery of a Pricing Level Determination Certificate required to be delivered for the Fiscal Year ending on or about December 31, 2011. Subject to the other terms hereof, the Pricing Level in effect at any time thereafter will be the Pricing Level resulting in the lowest Pricing Margin from among the Pricing Levels then applicable based on such debt rating or the Interest Coverage Ratio:

Pricing Level	Debt Ratings/Interest Coverage Ratio

Pricing Level A:	(i) better than or equal to at least two of the following three ratings: A+ or better by Fitch or A1 or better by Moody’s or A+ or better by S&P or (ii) Interest Coverage Ratio of 9.50:1.00 or higher

Pricing Level B:	(i) better than or equal to at least two of the following three ratings: A by Fitch or A2 by Moody’s or A by S&P or (ii) Interest Coverage Ratio of at least 8.50:1:00 but less than 9.50:1.00

Pricing Level C:	(i) better than or equal to at least two of the following three ratings: A- by Fitch or A3 by Moody’s or A- by S&P or (ii) Interest Coverage Ratio of at least 7.50:1.00 but less than 8.50:1.00

Pricing Level D:	(i) better than or equal to at least two of the following three ratings: BBB+ by Fitch or Baa1 by Moody’s or BBB+ by S&P or (ii) Interest Coverage Ratio of at least 6.50:1.00 but less than 7.50:1.00

Pricing Level E:	(i) better than or equal to at least two of the following three ratings: BBB by Fitch or Baa2 by Moody’s or BBB by S&P or (ii) Interest Coverage Ratio of at least 5.50:1.00 but less than 6.50:1.00

Pricing Level F:	(i) at least two of the following three ratings: Below BBB- by Fitch or below Baa3 by Moody’s or below BBB- by S&P or (ii) Interest Coverage Ratio of at least 4.50 but less than 5.50:1.00

Pricing Level G:	(i) no other Pricing Level exists or (ii) Interest Coverage Ratio below 4.50:1.00

For the purposes of determining the Pricing Level, a Pricing Level Determination Certificate shall be deemed effective on the next Business Day following Administrative Agents’ receipt thereof, and, subject to the foregoing proviso, the Pricing Level shall change on such Business Day to the extent necessary to reflect Company’s debt rating and Interest Coverage Ratio as set forth in such Pricing Level Determination Certificate.

“Pricing Level Determination Certificate” means a certificate substantially in the form of Exhibit VII annexed hereto delivered to Domestic Administrative Agent and Lenders by Company pursuant to subsection 8.1(iv).

“Pricing Margin” means, as of any date, the Pricing Margin set forth below that corresponds to the Pricing Level in effect on such date:

Pricing Margin (in basis points)
Pricing Level	Domestic Eurodollar Rate Loans/Canadian Eurodollar Rate Loans/Canadian/U.S. Eurodollar Rate Loans/Letter of Credit Fee/ Drawing Fee	Canadian Prime Rate Loans/Domestic Base Rate Loans/Canadian Base Rate Loans/Canadian/U.S. Base Rate Loans
A	77.5	0.00
B	87.5	0.00
C	97.5	12.5
D	107.5	25.0
E	117.5	37.5
F	127.5	50.0
G	150.0	75.0

The Pricing Margin shall change as of the opening of business on any day that the Pricing Level changes pursuant to the definition of “Pricing Level.”

“Primary Agent” and “Primary Agents” means Deutsche Bank, in its capacity as Domestic Administrative Agent, Deutsche Bank Canada, in its capacity as Canadian Administrative Agent, Bank of America and JPMorgan, in their respective capacities as Syndication Agents and MLPFS and JPMS, in their respective capacities as Joint Bookrunners, and also means and includes any successor to any Administrative Agent or Joint Bookrunner appointed pursuant to subsection 11.5A.

“Proceedings” has the meaning assigned to that term in subsection 8.1(viii).

“Quarterly Payment Date” means the last Business Day of March, June, September and December in each calendar year.

“Refunded Canadian Swing Line Loans” has the meaning assigned to that term in subsection 2.1A(iii).

“Refunded Domestic Swing Line Loans” has the meaning assigned to that term in subsection 2.1A(iii).

“Registers” has the meaning assigned to that term in subsection 2.1D.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reimbursement Date” has the meaning assigned to that term in subsection 3.3B.

“Related Parties” has the meaning assigned to that term in subsection 11.1.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

“Requisite Lenders” means Lenders having or holding more than 50% of the aggregate Domestic Loan Exposure and Canadian Loan Exposure of all Lenders; provided that the Domestic Loan Exposure and Canadian Loan Exposure of any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Lenders, as further provided in subsection 13.6 hereof.

“Schedule I Lender” means any Canadian Lender that is a bank referred to in Schedule I to the Bank Act (Canada), S.C. 1991, c.46, as amended.

“Schedule I Reference Banks” means CIBC and Toronto-Dominion Bank.

“Schedule II/Schedule III Lender” means any Canadian Lender that is not a Schedule I Lender.

“Schedule II/Schedule III Reference Banks” means Deutsche Bank Canada and any other Canadian Lender designated by Canadian Administrative Agent and Canadian Borrower as a Schedule II/Schedule III Reference Bank.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Settlement Service” has the meaning assigned to that term in subsection 13.1B(i).

“Solvent” means, with respect to any Person, that as of the date of determination, (i) the then fair saleable value of the property of such Person is (a) greater than the total amount of liabilities (including reasonably anticipated liabilities with respect to contingent obligations) of such Person and (b) greater than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person, and (ii) such person has not incurred and does not intend to incur, or does not believe that it will incur, debts beyond its ability to pay such debts as they become due.

“S&P” means Standard & Poors Ratings Services, a division of The McGraw-Hill Companies, Inc.

“SPV” has the meaning assigned to that term in subsection 13.1.

“Standby Letter of Credit” means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness incurred by any joint venture to which Company or any of its Subsidiaries is a party for working capital and general business purposes, (ii) obligations of Company or any of its Subsidiaries with respect to capital calls or similar requirements in respect of joint ventures to which Company or such Subsidiary is a party, (iii) workers’ compensation liabilities and directors and officers insurance of Company or any of its Subsidiaries, (iv) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (v) Indebtedness of Company or any of its Subsidiaries or Casa Ley in respect of industrial revenue or development bonds or financings, (vi) obligations with respect to capital or operating leases, (vii) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, (viii) the performance of obligations of Company and its Subsidiaries incurred in connection with the sale of any asset of Company or any of its Subsidiaries, (ix) the payment of trade payables of Company or any of its Subsidiaries which payables are incurred on terms customary in the industry, (x) indebtedness (other than Subordinated Indebtedness) which was previously secured in whole or in part by assets which were but are no longer owned by Company and its Subsidiaries, (xi) the obligations of Company or any of its Subsidiaries with respect to any judgments that are stayed pending appeal (including, any appeal bonds or other security required to obtain a stay pending appeal), or (xii) other obligations approved by the applicable Issuing Lender and Administrative Agent (acting reasonably).

“Subordinated Indebtedness” means the Indebtedness of Company subordinated in right of payment to the Obligations.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of capital stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Subsidiary Borrower Guaranty” means the guaranty by Company of the Subsidiary Borrower Obligations set forth in Section 12.

“Subsidiary Borrower Obligations” has the meaning assigned to that term in Section 12.

“Swing Line Lenders” means, in respect of the Domestic Swing Line Loans, Bank of America, JPMorgan, Deutsche Bank or any other Lender succeeding such Lender as a Swing Line Lender or any Affiliate of a Domestic Swing Line Lender designated by such Domestic Swing Line Lender, and in respect of the Canadian Swing Line Loans, Deutsche Bank Canada or any other Lender succeeding such Lender as a Swing Line Lender or any Affiliate of a

Canadian Swing Line Lender designated by such Canadian Swing Line Lender, and also means and includes any successor Swing Line Lender appointed pursuant to subsection 11.5B.

“Swing Line Loans” means any Domestic Swing Line Loans, any Canadian Swing Lines Loans or any combination thereof.

“Syndication Agents” has the meaning assigned to that term in the introduction to this Agreement.

“Tax” or “Taxes” means any present or future tax, levy, impost, duty, charge, fee, assessment, deduction, withholding or other similar charges of any nature imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means June 1, 2015; provided, however, that if such date is not a Business Day, the next preceding Business Day.

“Toronto-Dominion Bank” means The Toronto-Dominion Bank.

“Total Utilization of Canadian Commitments” means, (i) as to Canadian Lenders at any date, the sum of (a) the aggregate principal amount of all outstanding Canadian Loans, with all Canadian Loans denominated in Canadian Dollars valued in Dollar Equivalents, plus (b) the aggregate Acceptance Usage in respect to the Canadian Commitments; or (ii) as to any Canadian Lender at any date of determination, the sum of (x) the aggregate principal amount of all outstanding Canadian Loans (other than Canadian Swing Line Loans) made by such Lender (and its U.S. Affiliate) with all such Loans denominated in Canadian Dollars valued in Dollar Equivalents plus (y) the Acceptance Usage of such Lender in respect to the Canadian Commitments, plus (z) the aggregate principal amount of such Lender’s participations (if any) in Canadian Swing Line Loans with all such Loans denominated in Canadian Dollars valued in Dollar Equivalents. Unless the context otherwise requires, Total Utilization of Canadian Commitments shall be calculated in accordance with clause (i) above.

“Total Utilization of Domestic Commitments” means, (i) as to Domestic Lenders at any date, the sum of (a) the aggregate principal amount of all outstanding Domestic Loans plus (b) the Letter of Credit Usage or (ii) as to any Domestic Lender at any date of determination, the sum of (x) the aggregate principal amount of all outstanding Domestic Loans (other than Domestic Swing Line Loans and Negotiated Rate Loans) made by such Lender plus (y) the Letter of Credit Usage of such Lender plus (z) the aggregate principal amount of such Lender’s participations (if any) in Domestic Swing Line Loans. Unless the context otherwise requires, Total Utilization of Domestic Commitments shall be calculated in accordance with clause (i) above.

“Triggering Event” has the meaning assigned to that term in subsection 13.21.

“Unrestricted Cash” means, as at any date of determination, the aggregate amount of cash and cash equivalents denominated in U.S. or Canadian Dollars (to the extent in any such case not classified as “restricted” for financial statement purposes) included on the most recent consolidated balance sheet of the Company delivered pursuant to subsection 8.1, it being understood that any cash or cash equivalents that secure any Indebtedness (other than the Obligations) shall not be unrestricted for purposes of this definition.

“Unrestricted Subsidiary” means any Subsidiary designated by Company as an Unrestricted Subsidiary in accordance with the provisions of subsection 9.6.

“U.S. Affiliate” means, with respect to any Canadian Lender domiciled in Canada, the Affiliate of such Canadian Lender that is resident in the United States of America for U.S. withholding tax purposes to which such Canadian Lender shall have assigned its obligation to fund Canadian/U.S. Loans in accordance with the provisions of subsections 2.1A(ii) and subsection 13.1.

“U.S. Bank” has the meaning assigned to that term in the introduction to this Agreement.

“US Borrower” means a Borrower that is a resident for tax purposes in the United States of America.

“U.S./Cdn.$” means Dollars or Canadian Dollars, as the case may be.

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is directly or indirectly wholly-owned by such Person.

1.2	Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Company to the Lenders); provided that, (a) except as otherwise specifically provided herein, all computations of the Pricing Margin, and all computations and all definitions (including accounting terms) used in determining compliance with subsection 9.2 shall utilize GAAP and policies in conformity with those used to prepare the audited financial statements of Company referred to in subsection 8.1 for the Fiscal Year ended January 1, 2011, and (b) notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Loan Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

1.3	Other Definitional Provisions.

References to “Sections” and “subsections” shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. References to “applicable Administrative Agent” shall mean Domestic Administrative Agent to the extent such reference relates to the Domestic Lenders, Domestic Loans or the Domestic Commitments, and to the Issuing Lenders or to the Letters of Credit or any related matters, as the case may be, and shall mean Canadian Administrative Agent to the extent such reference relates to the Canadian Lenders, Canadian Loans or the Canadian Commitments, and to the Acceptances or any related matters, as the case may be. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

Section 2.	AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1	Commitments; Making of Loans; the Register; Notes.

A. Commitments and Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth:

(i) Domestic Loans. Each Domestic Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Domestic Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Termination Date an aggregate amount not exceeding its Domestic Pro Rata Share of the aggregate amount of the Domestic Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Domestic Lender’s Domestic Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Domestic Commitments is $1,250,000,000; provided that the Domestic Commitments of Lenders shall be adjusted to give effect to any assignments of the Domestic Commitments pursuant to subsections 2.8 and 13.1B; and provided, further that the amount of the Domestic Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4A(ii). Each Domestic Lender’s Domestic Commitment shall expire on the Termination Date and all Domestic Loans and all other amounts owed hereunder with respect to the Domestic Loans and the Domestic Commitment of such Lender shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(i) may be repaid and reborrowed to but excluding the Termination Date.

Anything contained in this Agreement to the contrary notwithstanding, the Domestic Loans and the Domestic Commitments shall be subject to the limitation that in no event shall the Total Utilization of Domestic Commitments at any time exceed the Domestic Commitments then in effect. All Domestic Loans shall be denominated and funded in Dollars.

(ii) Canadian Loans. Each Canadian Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Canadian Loans permitted to be outstanding from time to time, to lend to Company and Canada Safeway from time to time during the period from the Closing Date to but excluding the Termination Date an aggregate amount not exceeding its Canadian Pro Rata Share of the aggregate amount of the Canadian Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Canadian Lender’s Canadian Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Canadian Commitments is $250,000,000; provided that the Canadian Commitments of Lenders shall be adjusted to give effect to any assignments of the

Canadian Commitments pursuant to subsections 2.8 and 13.1B; and provided, further that the amount of the Canadian Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4A(ii). Each Canadian Lender’s Canadian Commitment shall expire on the Termination Date and all Canadian Loans and all other amounts owed hereunder with respect to the Canadian Loans and the Canadian Commitment of such Lender shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Termination Date.

Upon receipt of a Notice of Borrowing from Company with respect to a Canadian/U.S. Loan, each Canadian Lender that is not resident in the United States of America for U.S. withholding tax purposes, may, in accordance with the provisions of subsection 13.1, assign its obligations under this subsection 2.1A(ii) to fund such Canadian/U.S. Loan (together with all of its outstanding Canadian/U.S. Loans) to a U.S. Affiliate. Notwithstanding any provisions of this Agreement to the contrary, no U.S. Affiliate shall be deemed to have a Canadian Commitment under this Agreement. For the purposes of determining whether the Total Utilization of Canadian Commitments of any Canadian Lender exceeds its Canadian Commitments, the outstanding principal amount of its U.S. Affiliate’s Canadian/U.S. Loans shall be considered to be outstanding from such Canadian Lender hereunder.

Anything contained in this Agreement to the contrary notwithstanding, the Canadian Loans and the Canadian Commitments shall be subject to the limitation that in no event shall the Total Utilization of Canadian Commitments at any time exceed the Canadian Commitments then in effect. Canadian Loans advanced to Canada Safeway may, at Canada Safeway’s option, be denominated and funded in Dollars or Canadian Dollars; Canadian Loans advanced to Company (otherwise referred to herein as “Canadian/U.S. Loans”) shall be denominated and funded in Dollars only.

(iii) Swing Line Commitments and Swing Line Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers set forth herein, each Swing Line Lender in respect of the Domestic Swing Line Loans, severally agrees, from time to time during the period from the Closing Date through but excluding the Termination Date, to make a portion of the Domestic Commitments available to Company in an aggregate amount not exceeding its Domestic Swing Line Pro Rata Share of $150,000,000 by making Swing Line Loans denominated in Dollars to Company (“Domestic Swing Line Loans”), notwithstanding the fact that such Domestic Swing Line Loans, when aggregated with the Total Utilization of Domestic Commitments of such Swing Line Lender, may exceed such Swing Line Lender’s Domestic Commitment. The Swing Line Lender in respect of the Canadian Swing Line Loans agrees, from time to time during the period from the Closing Date through but excluding the Termination Date, to make a portion of the Canadian Commitments available to Canada Safeway in an aggregate principal amount not exceeding $25,000,000 by making Swing Line Loans, denominated in Canadian Dollars or Dollars, to Canada Safeway (“Canadian Swing Line Loans”), notwithstanding the fact that such Canadian Swing Line Loans, when aggregated with the Total Utilization of Canadian Commitments of such Swing Line Lender, may exceed such Swing Line

Lender’s Canadian Commitment. The commitment of each Swing Line Lender in respect of Domestic Swing Line Loans to make Domestic Swing Line Loans pursuant to this subsection 2.1A(iii) is hereby called its “Domestic Swing Line Commitment,” and the commitment of the Swing Line Lender in respect of Canadian Swing Line Loans to make Canadian Swing Line Loans pursuant to this subsection 2.1A(iii) is hereby called its “Canadian Swing Line Commitment.” The original amount of the Domestic Swing Line Commitment of each Swing Line Lender in respect of the Domestic Swing Line Loans is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Domestic Swing Line Commitments is $150,000,000; provided that the amount of the Domestic Swing Line Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4A(ii). The original amount of the Canadian Swing Line Commitment of the Swing Line Lender in respect of the Canadian Swing Line Loans is $25,000,000; provided that the amount of the Canadian Swing Line Commitment shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4A(ii). In no event shall the aggregate principal amount of Domestic Swing Line Loans outstanding at any time exceed the Domestic Swing Line Commitments nor shall the aggregate principal amount of Canadian Swing Line Loans outstanding at any time exceed the Canadian Swing Line Commitments (with all Canadian Swing Line Loans denominated in Canadian Dollars valued in Dollar Equivalents), and in no event shall the Total Utilization of Domestic Commitments at any time exceed the Domestic Commitments then in effect nor shall the Total Utilization of Canadian Commitments at any time exceed the Canadian Commitments then in effect. In no event shall the Domestic Swing Line Commitments exceed the Domestic Commitments nor shall the Canadian Swing Line Commitments exceed the Canadian Commitments, and any voluntary reduction of the Domestic Commitments or Canadian Commitments made pursuant to subsection 2.4A which reduces the Domestic Commitments or Canadian Commitments below the then current amount of the Domestic Swing Line Commitments or the Canadian Swing Line Commitments, respectively, shall result in an automatic corresponding reduction of the Domestic Swing Line Commitments or the Canadian Swing Line Commitments, respectively, to the amount of the Domestic Commitments or the Canadian Commitments, respectively, as so reduced, without any further action on the part of any Swing Line Lender.

Each Swing Line Lender making any Swing Line Loans shall, prior to or concurrently with the making thereof, provide the applicable Administrative Agent with written notice of the amount and Funding Date, and the applicable Borrower and Lenders will, from time to time, furnish such information to the applicable Administrative Agent as such Administrative Agent may request relating to the making of Swing Line Loans, including, without limitation, confirmation of amounts and Funding Dates (and, upon the occurrence and during the continuance of any Potential Event of Default or Event of Default, applicable interest rates), for the purpose of determining the Total Utilization of Domestic Commitments or the Total Utilization of Canadian Commitments, as applicable, and the allocation of amounts received from the applicable Borrower for payment of all amounts owing hereunder.

The Domestic Swing Line Commitments and Canadian Swing Line Commitments shall expire on the Termination Date and all Swing Line Loans of each Swing Line Lender shall be paid in full no later than that date.

Amounts borrowed under this subsection 2.1A(iii) may be repaid and, through but excluding the Termination Date, reborrowed. All Swing Line Loans shall bear interest as provided in subsection 2.2A(vi). Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of U.S./Cdn. $1,000,000 and integral multiples of U.S/Cdn.$500,000 in excess of that amount.

Each Swing Line Lender, at any time in its sole and absolute discretion may, and on the fifth Business Day after the making of a Swing Line Loan which has not been voluntarily prepaid by the applicable Borrower pursuant to subsection 2.4A(i) shall, on one Business Day’s notice to the applicable Administrative Agent, as the case may be, require each Domestic Lender or Canadian Lender (including, in either case, Swing Line Lenders), as the case may be, and each Lender hereby agrees, subject to this subsection 2.1A(iii), to make a Domestic Loan or Canadian Loan, as the case may be (which shall initially bear interest at the applicable Deemed Floating Rate), in an amount equal to such Lender’s Domestic Pro Rata Share or Canadian Pro Rata Share of the amount of the Domestic Swing Line Loans or Canadian Swing Line Loans, respectively (“Refunded Domestic Swing Line Loans” and “Refunded Canadian Swing Line Loans,” respectively) outstanding on the date notice is given by such Swing Line Lender; provided, however, that, any provision of subsection 2.1C(iii) or any other subsection of this Agreement to the contrary notwithstanding, the obligation of each Lender to make any such Loan is subject to the condition that (i) such Swing Line Lender believed in good faith that all conditions under subsection 6.2 to the making of such Refunded Domestic Swing Line Loan or Refunded Canadian Swing Line Loan were satisfied at the time such Swing Line Loan was made or (ii) the satisfaction of any such condition not satisfied had been waived by Requisite Lenders prior to or at the time such Swing Line Loan was made. Promptly after the receipt by the applicable Administrative Agent of the notice from a Swing Line Lender pursuant to the preceding sentence, such Administrative Agent shall notify each Lender required to make Refunded Domestic Swing Line Loans of the amount of its respective Domestic Pro Rata Share of Refunded Domestic Swing Line Loans or Canadian Pro Rata Share of Refunded Canadian Swing Line Loans, as the case may be, to be advanced pursuant to the preceding sentence. In the event that Loans are made by Lenders other than Swing Line Lenders under this paragraph, each such Lender shall make the amount of its Loan available to such Administrative Agent, in same day funds and the applicable currency (whether Dollars or Canadian Dollars), at the Domestic Funding and Payment Office (in the case of Refunded Domestic Swing Line Loans) or the Canadian Funding and Payment Office (in the case of Refunded Canadian Swing Line Loans), in either case not later than 1:00 p.m. (Toronto time) on the Business Day next succeeding the date such notice is given. The proceeds of such Loans shall be immediately delivered to such Swing Line Lender (and not to any Borrower) and applied to repay the Refunded Domestic Swing Line Loans or Refunded Canadian Swing Line Loans, as applicable. On the day such Loans are made, the applicable Swing Line Lender’s Domestic Pro Rata Share or Canadian Pro Rata Share of the Refunded Domestic Swing Line Loans or Refunded Canadian Swing Line Loans, respectively, shall be deemed to be paid with the proceeds of a Loan made by such Swing Line Lender bearing interest at the applicable Deemed Floating Rate and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans.

Company and Canada Safeway authorizes each Administrative Agent to charge Company’s accounts with Domestic Administrative Agent, in the case of any Refunded Domestic Swing Line Loan, and Canada Safeway’s accounts with Canadian Administrative Agent, in the case of any Refunded Canadian Swing Line Loans (in each case up to the amount available in each such account) in order to immediately pay the Swing Line Lenders the amount of any Refunded Domestic Swing Line Loans or Refunded Canadian Swing Lines Loans, as the case may be, to the extent amounts received from Lenders, including amounts deemed to be received from Swing Line Lenders, are not sufficient to repay in full such Refunded Domestic Swing Line Loans or Refunded Canadian Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to any Swing Line Lender should be recovered by or on behalf of Company or Canada Safeway from such Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among Domestic Lenders or Canadian Lenders, as the case may be, in the manner contemplated by subsection 13.5. Nothing in this Agreement shall prejudice the rights of any Lender sharing such loss as against any Lender causing such loss through its failure to make a Loan pursuant to this subsection to refund any Swing Line Loan. Subject to the proviso contained in the first sentence of the fourth paragraph of this subsection 2.1A(iii), each Lender’s obligation to make the Loans referred to in this paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default or a Potential Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Borrower; (iv) any breach of this Agreement by any Borrower or any other Lender; (v) the acceleration or maturity of any Loans or the termination of the Domestic Commitments after the making of any Domestic Swing Line Loan or the termination of the Canadian Commitments after the making of any Canadian Swing Line Loan; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

In the event that any Borrower or any of their Subsidiaries has filed for or becomes subject to protection under the Bankruptcy Code, or in the case of any Subsidiary of Company organized under the laws of Canada or any Province, any bankruptcy, insolvency or similar laws of Canada or its Provinces or otherwise if any Swing Line Lender requests and, in any event, subject to satisfaction of the conditions set forth in the proviso to the first sentence of the fourth paragraph of this subsection 2.1A(iii), each Lender shall acquire without recourse or warranty an undivided participation interest equal to such Lender’s Domestic Pro Rata Share or Canadian Pro Rata Share of any Domestic Swing Line Loan or Canadian Swing Line Loan, respectively, otherwise required to be repaid by such Lender pursuant to the preceding paragraph by paying to Swing Line Lender on the date on which such Lender would otherwise have been required to make a Loan in respect of such Domestic Swing Line

Loan or Canadian Swing Line Loan, as the case may be, pursuant to the preceding paragraph, in immediately available funds and the applicable currency (whether Dollars or Canadian Dollars), an amount equal to such Lender’s Domestic Pro Rata Share or Canadian Pro Rata Share, as the case may be, of such Domestic Swing Line Loan or Canadian Swing Line Loan, as the case may be, and no Loans shall be made by such Lender pursuant to the fourth paragraph of this subsection 2.1A(iii). If any such amount is not in fact made available to the applicable Swing Line Lender by that Lender on the date when Loans would otherwise be required to be made pursuant to the preceding paragraph, such Swing Line Lenders shall be entitled to recover such amount on demand from that Lender together with interest accrued from such date at the customary rate set by such Swing Line Lender for the correction of errors among banks for three (3) Business Days and thereafter at the applicable Deemed Floating Rate. From and after the date on which any Lender purchases an undivided participation interest in a Swing Line Loan pursuant to this paragraph, the applicable Swing Line Lender shall promptly distribute to such Lender such Lender’s Domestic Pro Rata Share or Canadian Pro Rata Share, as applicable, of all payments of principal and interest in respect of such Swing Line Loan.

A copy of each notice given by an Administrative Agent to Lenders pursuant to the fourth paragraph of this subsection 2.1A(iii) shall be promptly delivered by such Administrative Agent to the applicable Borrower. Upon the making of a Loan by any Lender pursuant to this subsection 2.1A(iii), the applicable Administrative Agent shall make such entries in the Register, and Lenders shall make such entries in their respective internal records, as appropriate in accordance with subsection 2.1D to reflect the funding of such Loan and the associated repayment of any Refunded Domestic Swing Line Loan or Refunded Canadian Swing Line Loan.

Notwithstanding anything herein to the contrary, no Swing Line Lender shall be obligated to make any Swing Line Loans upon the occurrence and during the continuation of a Potential Event of Default or Event of Default.

(iv) Negotiated Rate Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company set forth herein, Domestic Lenders agree that, from time to time during the period from and including the Closing Date to but excluding the Termination Date, Company may request one or more Domestic Lenders, in the sole discretion of each, to make one or more Domestic Loans to Company on a non-pro rata basis, each such Loan to remain outstanding for at least one day and to mature no later than 180 days after the making thereof or if earlier, the Termination Date and to bear interest at such rate as shall be agreed to by Company and the applicable Domestic Lender (each such Loan, a “Negotiated Rate Loan”); provided that in no event shall (x) the aggregate principal amount of Negotiated Rate Loans outstanding at any time exceed $500,000,000 or (y) the Total Utilization of Domestic Commitments exceed the Domestic Commitments then in effect. All Negotiated Rate Loans shall be in such minimum amounts as may be mutually agreed upon by the applicable Domestic Lender and Company. Company and Domestic Lenders acknowledge that (A) subject to the proviso in the first sentence of this paragraph, notwithstanding the Domestic Commitment of any Domestic Lender, each such Domestic Lender may, but shall not be obligated to, make Negotiated Rate Loans as of any date in an aggregate amount that would not cause the Total Utilization of Domestic Commitments to exceed the Domestic Commitments then in effect (and each Domestic Lender may rely on the information provided by Company in the Notice of Borrowing, absent any actual knowledge to the contrary); and (B) Negotiated Rate Loans need not be made in accordance with Lenders’ Domestic Pro Rata Shares.

Each Lender making any Negotiated Rate Loan shall, prior to or concurrently with the making thereof, provide Domestic Administrative Agent with written notice of the amount, Funding Date and maturity date of such Negotiated Rate Loan, and Company and Lenders will, from time to time, furnish such information to Domestic Administrative Agent as Domestic Administrative Agent may request relating to the making of Negotiated Rates Loans, including, without limitation, confirmation of amounts, Funding Dates and maturities (and, upon the occurrence and during the continuance of any Potential Event of Default or Event of Default, applicable interest rates), for the purpose of determining the Total Utilization of Domestic Commitments and the allocation of amounts received from Company for payment of all amounts owing hereunder.

B.	Borrowing Mechanics.

(i) Domestic Loans. Domestic Loans made on any Funding Date (other than Swing Line Loans, Domestic Loans made pursuant to subsection 2.1A(iii) for the purpose of refunding Swing Line Loans, Negotiated Rate Loans and Domestic Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $50,000,000 and integral multiples of $10,000,000 in excess of that amount. Domestic Swing Line Loans made on any Funding Date shall be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Whenever Company desires that Domestic Lenders make Domestic Loans or that any Swing Line Lender make Domestic Swing Line Loans, it shall deliver to Domestic Administrative Agent a Notice of Borrowing no later than (x) 12:00 noon (New York time) in the case of Domestic Loans other than Domestic Swing Line Loans or (y) 2:00 p.m. (New York time) in the case of Domestic Swing Line Loans, in each case at least three (3) Business Days in advance of the proposed Funding Date in the case of a Domestic Eurodollar Rate Loan, on the proposed Funding Date in the case of a Domestic Base Rate Loan or a Domestic Swing Line Loan or such advance notice, including same day notice, as may be agreed between Company and the applicable Domestic Lender in the case of a Negotiated Rate Loan. The Notice of Borrowing shall specify (i) the proposed Borrower, (ii) the proposed Funding Date (which shall be a Business Day), (iii) the amount of Loans requested, (iv) whether such Loans are to be Domestic Swing Line Loans, Negotiated Rate Loans, Domestic Base Rate Loans or Domestic Eurodollar Rate Loans (it being agreed and understood that Domestic Eurodollar Rate Loans may not be borrowed before the date three (3) Business Days after the Closing Date), (v) that, after giving effect to such requested Loans, the Total Utilization of Domestic Commitments will not exceed the Domestic Commitments and, if applicable, that the aggregate outstanding principal amount of Domestic Swing Line Loans will not exceed the Domestic Swing Line Commitments or that the aggregate outstanding principal amount of Negotiated Rate Loans will not exceed $500,000,000, (vi) in the case of any Loans requested to be made as Domestic Eurodollar Rate Loans, the initial Interest Period requested therefor, and (vii) in the case of any Negotiated Rate Loans, the proposed maturity date therefor. Domestic Loans (other than Domestic Swing Line Loans and Negotiated Rate Loans) may be continued as or converted into Domestic Base Rate Loans and Domestic Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Domestic Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Domestic Administrative Agent on or before the applicable Funding Date.

(ii) Canadian Loans. Canadian Loans made on any Funding Date (other than Canadian Swing Line Loans, Canadian Loans made pursuant to subsection 2.1A(iii) for the purpose of refunding Canadian Swing Line Loans, and Canadian Loans made pursuant to subsection 4.7 for the purpose of paying matured Acceptances) shall be in an aggregate minimum amount of U.S./Cdn.$10,000,000 and integral multiples of U.S./Cdn.$1,000,000 in excess of that amount. Canadian Swing Line Loans made on any Funding Date shall be in a minimum amount of U.S./Cdn.$1,000,000 and integral multiples of U.S./Cdn.$500,000 in excess of that amount. Whenever Company or Canada Safeway desires that Canadian Lenders make Canadian Loans or that the Swing Line Lenders make Canadian Swing Line Loans, it shall deliver to Canadian Administrative Agent a Notice of Borrowing no later than (x) 12:00 noon (New York time) in the case of Canadian Loans other than Canadian Swing Line Loans or (y) 2:00 p.m. (New York time) in the case of Canadian Swing Line Loans, in each case at least ten (10) Business Days (or such shorter period as may be agreed between Company and the applicable Canadian Lender) in advance of the proposed Funding Date in the case of any Canadian/U.S. Loan, at least three (3) Business Days in advance of the proposed Funding Date in the case of a Canadian Eurodollar Rate Loan, or on the proposed Funding Date in the case of a Canadian Base Rate Loan, Canadian Prime Rate Loan or Canadian Swing Line Loan. The Notice of Borrowing shall specify (i) the proposed Borrower, (ii) the proposed Funding Date (which shall be a Business Day), (iii) the amount of Loans requested, (iv) whether such Loans are requested to be denominated in Dollars or Canadian Dollars (it being understood that Company may request Loans denominated in Dollars only), (v) whether such Loans are to be Canadian Swing Line Loans, Canadian Base Rate Loans, Canadian Prime Rate Loans, Canadian Eurodollar Rate Loans, Canadian/U.S. Eurodollar Rate Loans or Canadian/U.S. Base Rate Loans (it being agreed and understood that Fixed Rate Loans may not be borrowed before the date three (3) Business Days after the Closing Date), (vi) that, after giving effect to the requested Loans, the Total Utilization of Canadian Commitments will not exceed the Canadian Commitments then in effect and, if applicable, that the aggregate outstanding principal amount of the Canadian Swing Line Loans will not exceed the Canadian Swing Line Commitments, and (vii) in the case of any Loans requested to be made as Fixed Rate Loans, the initial Interest Period requested therefor. Canadian/U.S. Loans may be continued as or converted into Canadian/U.S. Base Rate Loans and Canadian/U.S. Eurodollar Rate Loans and Canadian Loans (other than Canadian/U.S. Loans and Canadian Swing Line Loans) denominated in Dollars may be continued as or converted into Canadian Base Rate Loans or Canadian Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company or Canada Safeway may give Canadian Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Canadian Administrative Agent on or before the applicable Funding Date.

(iii) General Provisions Relating to Borrowing. No Administrative Agent or any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that any Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of a Borrower or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice, the applicable Borrower shall have effected Loans hereunder.

Each Borrower submitting any Notice of Borrowing shall notify the Administrative Agents prior to the funding of any Loans thereby requested in the event that any of the matters to which such Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by any Borrower of the proceeds of any Loans shall constitute a re-certification by such Borrower, as of the applicable Funding Date, as to the matters to which such Borrower is required to certify in the applicable Notice of Borrowing.

Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Fixed Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower shall be bound to make a borrowing in accordance therewith.

C.	Disbursement of Funds.

(i) Funding Domestic Loans Other Than Swing Line Loans and Negotiated Rate Loans. All Domestic Loans (other than Swing Line Loans and Negotiated Rate Loans) under this Agreement shall be made by Domestic Lenders simultaneously and proportionately to their respective Domestic Pro Rata Shares. Promptly after receipt by Domestic Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) requesting a Domestic Loan (other than a Swing Line Loan or a Negotiated Rate Loan), Domestic Administrative Agent shall notify each Domestic Lender of the proposed borrowing. Each Domestic Lender shall make the amount of its Loan available to Domestic Administrative Agent, in Dollars and same day funds, at the Domestic Funding and Payment Office not later than 12:00 noon (or in the case of Domestic Base Rate Loans, 2:00 p.m.) (New York time) on the applicable Funding Date.

(ii) Funding Canadian Loans Other Than Canadian Swing Line Loans. All Canadian Loans (other than Swing Line Loans) under this Agreement shall be made by Canadian Lenders (including, in the case of Canadian/U.S. Loans, U.S. Affiliates, as applicable) simultaneously and proportionately to their respective Canadian Pro Rata Shares. Promptly after receipt by Canadian Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) requesting a Canadian Loan (other than a Swing Line Loan), Canadian Administrative Agent shall notify each Canadian Lender of the proposed borrowing. Each Canadian Lender shall make the amount of its Loan available to Canadian Administrative Agent, in same day funds in the currency specified in the applicable Notice of Borrowing, whether Dollars or Canadian Dollars, at the Domestic Funding and Payment Office (in the case of any Canadian/U.S. Loans) or the Canadian Funding and Payment Office (in the case of any Canadian Loans other than Canadian/U.S. Loans), not later than 12:00 p.m. (Toronto time) on the applicable Funding Date.

(iii) Disbursement of Loan Proceeds by Administrative Agents. Except as provided in subsection 2.1A(iii) with respect to Loans advanced to refund Swing Line Loans and in subsection 3.3B with respect to Domestic Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 6.1 (in the case of Loans made on the Closing Date) and 6.2 (in the case of all Loans), each applicable Administrative Agent shall make the proceeds of such Loans available to the applicable Borrower on the applicable Funding Date by causing an amount of same day funds in Dollars or Canadian Dollars, as the case may be, equal to the proceeds of all such Loans received by such Administrative Agent from Lenders to be credited to an account of the applicable Borrower at the Domestic Funding and Payment Office or Canadian Funding and Payment Office or to be wired to such account with another financial institution as such Borrower may specify in writing to such Administrative Agent, as applicable.

(iv) Administrative Agents May Advance Funds; Failure of Lender to Fund Loan. Except with respect to Negotiated Rate Loans, unless the applicable Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans (or in the case of Domestic Base Rate Loans or Domestic Swing Line Loans, prior to 9:00 a.m. (New York time) on the Funding Date) to be funded by such Lender that such Lender does not intend to make available to the applicable Administrative Agent the amount of such Lender’s Loan requested on such Funding Date, each Administrative Agent may assume that such Lender has made such amount available to such Administrative Agent on such Funding Date and such Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the applicable Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the applicable Administrative Agent by such Lender, such Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to such Administrative Agent, at the customary rate set by such Administrative Agent for the correction of errors among banks in the relevant currency for three (3) Business Days and thereafter at the applicable Deemed Floating Rate. If such Lender does not pay such corresponding amount forthwith upon the applicable Administrative Agent’s demand therefor, such Administrative Agent shall promptly notify the applicable Borrower and such Borrower shall immediately pay such corresponding amount to such Administrative

Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to such Administrative Agent, at the applicable Deemed Floating Rate. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Domestic Commitment or Canadian Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by such Lender hereunder.

No Lender shall be responsible for any default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder nor shall the Domestic Commitment, Canadian Commitment, Domestic Swing Line Commitment or Canadian Swing Line Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder.

(v) Funding Swing Line Loans or Negotiated Rate Loans; Disbursement of Proceeds. Promptly after receipt by the applicable Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) requesting a Swing Line Loan or a Negotiated Rate Loan, such Administrative Agent shall forward a copy of such notice to the Swing Line Lenders or the applicable Lender(s) specified therein. Upon satisfaction or waiver of the conditions precedent specified in subsections 6.1 (in the case of Loans made on the Closing Date) and 6.2 (in the case of all Loans), the applicable Swing Line Lender shall make the proceeds of any Swing Line Loans to be made by a Swing Line Lender available to the applicable Borrower on the applicable Funding Date by causing an amount equal to the proceeds of such Swing Line Loan, in same day funds and in Dollars or Canadian Dollars, as the case may be, to be credited to such account of the applicable Borrower as may be agreed to by the applicable Borrower and Swing Line Lender. Upon satisfaction or waiver of the conditions precedent specified in subsections 6.1 (in the case of Loans made on the Closing Date) and 6.2 (in the case of all Loans), the Lender in respect of a Negotiated Rate Loan shall make the proceeds of any Negotiated Rate Loan available to Company on the applicable Funding Date by causing an amount equal to the proceeds of such Loan, in same day funds and in Dollars to be credited to such account of the applicable Borrower as may be agreed to by Company and Lender.

D.	The Registers.

(i) Domestic Administrative Agent shall maintain, at its address referred to in subsection 13.8, a register for the recordation of the names and addresses of Lenders, the Domestic Commitment and Loans of each Domestic Lender, and the Domestic Swing Line Commitment and Swing Line Loans of each Domestic Swing Line Lender from time to time (the “Domestic Register”). The Domestic Register shall be available for inspection by Company or any Domestic Lender (but only as to such Domestic Lender’s entry in the Domestic Register) at any reasonable time and from time to time upon reasonable prior notice. Canadian Administrative Agent shall maintain, at its address referred to in subsection 13.8, a register for the recordation of the names and addresses of Lenders, the Canadian Commitment and Loans of each Canadian Lender, and the Canadian Swing Line Commitment and Swing Line Loans of each Canadian Swing Line Lender from time to time (the “Canadian Register”, and together with the Domestic

Register, the “Registers”). The Canadian Register shall be available for inspection by any Borrower or any Canadian Lender (but only as to such Canadian Lender’s entry in the Canadian Register) at any reasonable time and from time to time upon reasonable prior notice.

(ii) Domestic Administrative Agent shall record in the Domestic Register the Domestic Commitment and the Loans (including the principal amounts thereof and interest owing thereon) from time to time of each Domestic Lender and the Domestic Swing Line Commitment of each Domestic Swing Line Lender and each repayment or prepayment in respect of the principal amount and interest of the Loans of each Domestic Lender. Canadian Administrative Agent shall record in the Canadian Register the Canadian Commitment and the Loans (including the principal amounts thereof and interest owing thereon) from time to time of each Canadian Lender and the Canadian Swing Line Commitment of each Canadian Swing Line Lender and each repayment or prepayment in respect of the principal amount and interest of the Loans of each Canadian Lender. Any such recordation shall be conclusive and binding on Borrowers and each Lender, absent manifest or demonstrable error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Borrower’s Obligations in respect of the applicable Loans.

(iii) Each Lender shall record on its internal records (including, without limitation, any Note held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Borrowers and such Lender, absent manifest or demonstrable error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Borrower’s Obligations in respect of the applicable Loans; and provided, further that in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(iv) Borrowers, Administrative Agents and Lenders shall deem and treat the Persons listed as Lenders in the Domestic Register or Canadian Register, as the case may be, as the holders and owners of the corresponding Domestic Commitments, Canadian Commitments, Domestic Swing Line Commitments, Canadian Swing Line Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Domestic Commitment, Canadian Commitment, Domestic Swing Line Commitment, Canadian Swing Line Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the applicable Administrative Agent and recorded in the applicable Register as provided in subsection 13.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Domestic Commitment, Canadian Commitment, Domestic Swing Line Commitment, Canadian Swing Line Commitment or Loan shall be owed to the Lender listed in the applicable Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the applicable Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Domestic Commitment, Canadian Commitment, Domestic Swing Line Commitment, Canadian Swing Line Commitment or Loan.

(v) Company hereby designates each Administrative Agent to serve as its Agent solely for purposes of maintaining the applicable Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent each such Administrative Agent serves in such capacity, such Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 13.3.

E. Optional Notes. If so requested by any Lender by written notice to any Borrower (with a copy to the applicable Administrative Agent) at least two (2) Business Days prior to the Closing Date or at any time thereafter, such Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 13.1) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after such Borrower’s receipt of such notice) a promissory note to evidence such Lender’s Loans to such Borrower, substantially in the form of Exhibit IV-A annexed hereto, in the case of Domestic Loans and Canadian/U.S. Loans advanced to Company or Exhibit IV-B annexed hereto, in the case of Canadian Loans advanced to Canada Safeway, in each case with appropriate insertions.

Each Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by such Administrative Agent as provided in subsection 13.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the record holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

2.2	Interest on the Loans.

A. Rate of Interest. (i) Domestic Loans (other than Swing Line Loans or Negotiated Rate Loans) shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Domestic Base Rate or the Adjusted Eurodollar Rate. Canadian Loans denominated in Canadian Dollars (other than Swing Line Loans) shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Canadian Prime Rate; Canadian Loans made to Canada Safeway and denominated in Dollars (other than Swing Line Loans) shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Canadian Base Rate or Adjusted Eurodollar Rate; Canadian/U.S. Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Domestic Base Rate or the Adjusted Eurodollar Rate. Domestic Swing Line Loans shall bear interest at a rate determined by reference to the Domestic Base Rate; Canadian Swing Line Loans denominated in Dollars shall bear interest at a rate determined by reference to the Canadian Base Rate; and Canadian Swing Line Loans denominated in Canadian Dollars shall bear interest at a rate determined by reference to the Canadian Prime Rate. The applicable basis for determining the rate of interest on Loans shall be selected by the applicable Borrower at the time such Borrower submits a Notice of Borrowing pursuant to subsection 2.1B or a Notice of

Conversion/Continuation is given pursuant to subsection 2.2D. If on any date a Loan is outstanding with respect to which notice has not been delivered to the applicable Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the applicable Deemed Floating Rate.

(ii) Subject to the provisions of subsections 2.2E and 5.1, Domestic Loans (other than Domestic Swing Line Loans or Negotiated Rate Loans) shall bear interest as follows:

(a) if a Domestic Base Rate Loan, then at a rate per annum equal to the sum of the Domestic Base Rate plus the Pricing Margin; or

(b) if a Domestic Eurodollar Rate Loan, then at a rate per annum equal to the sum of the Adjusted Eurodollar Rate for the applicable Interest Period plus the Pricing Margin.

(iii) Subject to the provisions of subsections 2.2E and 5.1, Canadian Loans (other than Canadian Swing Line Loans) made to Canada Safeway and denominated in Dollars shall bear interest as follows:

(a) if a Canadian Base Rate Loan, then at a rate per annum equal to the sum of Canadian Base Rate plus the Pricing Margin; or

(b) if a Canadian Eurodollar Rate Loan, then at a rate per annum equal to the sum of the Adjusted Eurodollar Rate for the applicable Interest Period plus the Pricing Margin.

(iv) Subject to the provisions of subsections 2.2E and 5.1, Canadian/U.S. Loans shall bear interest as follows:

(a) if a Canadian/U.S. Base Rate Loan, then at a rate per annum equal to the sum of Domestic Base Rate plus the Pricing Margin; or

(b) if a Canadian/U.S. Eurodollar Rate Loan in respect of the Canadian Commitments, then at a rate per annum equal to the sum of the Adjusted Eurodollar Rate for the applicable Interest Period plus the Pricing Margin.

(v) Subject to the provisions of subsections 2.2E and 5.1, Canadian Loans (other than Canadian Swing Line Loans) denominated in Canadian Dollars shall bear interest at a rate per annum equal to the Canadian Prime Rate plus the Pricing Margin.

(vi) Subject to the provisions of subsections 2.2E and 5.1, Canadian Swing Line Loans denominated in Dollars shall bear interest at a rate per annum equal to the Canadian Base Rate plus the Pricing Margin, as in effect from time to time; Canadian Swing Line Loans denominated in Canadian Dollars shall bear interest at a rate per annum equal to the Canadian Prime Rate plus the Pricing Margin, as in effect from time to time; and Domestic Swing Line Loans shall bear interest at a rate per annum equal to the Domestic Base Rate plus the Pricing Margin, as in effect from time to time.

(vii) Subject to the provisions of subsections 2.2E and 5.1, each Negotiated Rate Loan shall bear interest at a per annum rate equal to the Negotiated Rate applicable thereto.

Notwithstanding the foregoing, if Company fails to deliver a Pricing Level Determination Certificate when due pursuant to subsection 8.1(iv) or delivers an incorrect Pricing Level Determination Certificate and as the result thereof the amount of interest paid by the applicable Borrower for any period is less than it would have been if a correct Pricing Level Determination Certificate had been timely delivered in accordance with the provisions of subsection 8.1(iv), the amount of interest payable on the next Quarterly Payment Date following the delivery of a correct Pricing Level Determination Certificate (or the Termination Date if no Quarterly Payment Date will occur prior thereto) shall be increased by any additional amount of interest that would have accrued during such period if the Pricing Level had been correctly and timely determined.

B. Interest Periods. In connection with each Fixed Rate Loan, the applicable Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an “Interest Period”) to be applicable to such Loan, which Interest Period shall be, at Company’s option, either a 14-day or one, two, three or six month period or, if permitted under clause (vii) of this subsection 2.2B, a nine or twelve month period; provided that:

(i) the initial Interest Period for any Fixed Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Fixed Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Fixed Rate Loan;

(ii) in the case of immediately successive Interest Periods applicable to a Fixed Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

(iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B and except in the case of a 14-day Interest Period, end on the last Business Day of a calendar month;

(v) no Interest Period with respect to any portion of the Loans shall extend beyond the Termination Date;

(vi) there shall be no more than 20 Interest Periods outstanding at any time; provided that there shall be no more than 8 Interest Periods outstanding at any time with respect to the Canadian Loans in the aggregate;

(vii) no Fixed Rate Loan shall have an Interest Period of nine or twelve months without the consent of the Lenders; and

(viii) in the event the applicable Borrower fails to specify an Interest Period for any Fixed Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, such Borrower shall be deemed to have selected an Interest Period of one month.

C. Interest Payments; Payment Currency. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity). Interest in respect of any Loan denominated in Dollars shall accrue and be paid in Dollars; interest in respect to any Loan denominated in Canadian Dollars shall accrue and be paid in Canadian Dollars.

D. Conversion or Continuation. Subject to the provisions of subsection 2.6, each Borrower shall have the option (i) to continue all or any part of its outstanding Fixed Rate Loans in an amount equal to U.S./Cdn.$10,000,000 and integral multiples thereof or (ii) to convert all or any part of its outstanding Loans in an amount equal to U.S./Cdn.$10,000,000 and integral multiples of U.S.$10,000,000 (in the case of Domestic Loans) or U.S./Cdn.$1,000,000 (in the case of Canadian Loans) in excess thereof from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis provided (a) Domestic Loans may be continued as or converted into Domestic Base Rate Loans or Domestic Eurodollar Rate Loans only, Canadian Loans (other than Canadian/U.S. Loans) denominated in Dollars may be continued as or converted into Canadian Eurodollar Rate Loans or Canadian Base Rate Loans only, Canadian/U.S. Loans, in respect of Canadian Commitments may be continued as or converted into Canadian/U.S. Eurodollar Rate Loans or Canadian/U.S. Base Rate Loans only, in respect of Canadian Commitments, Canadian Loans denominated in Canadian Dollars may not be converted but shall at all times be Canadian Prime Rate Loans, Swing Line Loans may not be converted but shall at all times bear interest as provided in subsection 2.2A(vi) and Negotiated Rate Loans may not be converted or continued but shall at all times bear interest at the applicable Negotiated Rate; (b) Floating Rate Loans may be converted into Fixed Rate Loans at any time, and, subject to subsection 2.6D, Fixed Rate Loans may be converted or continued at any time; and (c) no Loan may be continued as or converted into a Fixed Rate Loan at any time that an Event of Default has occurred and is continuing.

The applicable Borrower shall deliver a Notice of Conversion/Continuation to the applicable Administrative Agent no later than 1:00 p.m. (New York time) at least one (1) Business Day in advance of the proposed conversion date in the case of a conversion to a

Floating Rate Loan and at least three (3) Business Days in advance of the proposed conversion/continuation date in the case of a conversion to, or a continuation of, a Fixed Rate Loan. A Notice of Conversion/Continuation shall specify (i) Borrower, (ii) the proposed conversion/continuation date (which shall be a Business Day), (iii) the amount and type of the Loan to be converted/continued, (iv) the nature of the proposed conversion/continuation, (v) in the case of a conversion to, or a continuation of, a Fixed Rate Loan, the requested Interest Period, and (vi) in the case of a conversion to, or a continuation of, a Fixed Rate Loan, that no Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, the applicable Borrower may give the applicable Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to the applicable Administrative Agent on or before the proposed conversion/continuation date.

No Administrative Agent or any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that the applicable Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of a Borrower or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice the applicable Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Fixed Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and each Borrower submitting any such Notice of Conversion/Continuation shall be bound to effect a conversion or continuation in accordance therewith unless such Borrower pays to Lenders such amounts as may be due under subsection 2.6D for failure of a conversion to or continuation of any Fixed Rate Loan to occur on the date specified therefor in the Notice of Conversion/Continuation (or telephonic notice in lieu thereof).

E. Post-Maturity Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable Insolvency Laws) payable on demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans; provided that, in the case of Fixed Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such Fixed Rate Loans shall thereupon become Floating Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the applicable Deemed Floating Rate. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or Lender.

F. Computation of Interest. Interest on the Loans shall be computed (i) in the case of Floating Rate Loans and Swing Line Loans, on the basis of a 365-day or 366-day year, as the case may be, (ii) in the case of Fixed Rate Loans, on the basis of a 360-day year, and (iii) in the case of any Negotiated Rate Loans, on such basis as is agreed upon by Company and the Lender advancing such Loan, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Floating Rate Loan being converted from a Fixed Rate Loan, the date of conversion of such Fixed Rate Loan to such Floating Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Floating Rate Loan being converted to a Fixed Rate Loan, the date of conversion of such Floating Rate Loan to such Fixed Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan. The applicable Administrative Agent shall, at any time and from time to time upon request of any Borrower, use its commercially reasonable efforts to deliver to such Borrower a statement showing any quotation used by that Administrative Agent in determining any interest rate applicable to Loans pursuant to this Agreement; provided that no Administrative Agent shall be required to provide any such quotation for periods earlier than thirty (30) days prior to such request.

G. Canadian Interest Provisions. For purposes of disclosure pursuant to the Interest Act (Canada), the parties hereto acknowledge that with respect to any Loan to Canada Safeway which is expressed as a rate for a period of less than one year, the yearly rate of interest to which any such rate is equivalent is the rate for the applicable period divided by the number of days in such period and multiplied by the actual number of days in the year.

2.3	Fees.

A. Facility Fees. Company agrees to pay to Domestic Administrative Agent, for distribution to each Domestic Lender in proportion to that Lender’s Domestic Pro Rata Share, facility fees for the period from and including the Closing Date to and excluding the Termination Date equal to the average daily Domestic Commitments during each fiscal quarter of Company multiplied by the Facility Fee Percentage, as in effect from time to time. Canada Safeway agrees to pay to Canadian Administrative Agent, for distribution to each Canadian Lender (excluding any U.S. Affiliate) in proportion to that Lender’s Canadian Pro Rata Share, facility fees for the period from and including Closing Date to and excluding the Termination Date equal to the average of the daily Canadian Commitments during each fiscal quarter of Company multiplied by the Facility Fee Percentage, as in effect from time to time. In the event any Domestic Loans or Canadian Loans remain outstanding beyond the Termination Date, the facility fees described in this subsection 2.3A shall continue to accrue on such Loans and be due and payable as described in this subsection 2.3A. All such facility fees described in this subsection 2.3A are to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on each Quarterly Payment Date, commencing on the first such date to occur after the Closing Date, and on the Termination Date.

Notwithstanding the foregoing, if Company fails to deliver a Pricing Level Determination Certificate when due in accordance with the provisions of subsection 8.1(iv) or delivers an incorrect Pricing Level Determination Certificate, and as the result thereof, the amount of facility fees paid by Company for any period is less than it would have been if a correct Pricing Level Determination Certificate had been timely delivered in accordance with the provisions of subsection 8.1(iv), the amount of facility fees payable on the next Quarterly Payment Date following the delivery of a correct Pricing Level Determination Certificate (or the Termination Date, if no Quarterly Payment Date will occur prior thereto) shall be increased by any additional amount of facility fees that would have accrued during such period if the Pricing Level had been correctly and timely determined.

B. Other Fees. Company agrees to pay such other fees in the amounts and at the times as may be separately agreed upon by Company in connection with this Agreement.

2.4	Prepayments and Reductions in Commitments; General Provisions Regarding Payments.

A.	Prepayments and Reductions in Commitments.

(i) Voluntary Prepayments. Each Borrower may, upon written or telephonic notice delivered to the applicable Administrative Agent not later than 12:00 noon (New York time) on any prepayment date, prepay the Swing Line Loans in whole or in part in an aggregate minimum amount of U.S./Cdn.$1,000,000 and integral multiples of U.S./Cdn.$500,000 in excess thereof. Each Borrower may upon not less than one (1) Business Day’s prior written or telephonic notice, in the case of Floating Rate Loans, and three (3) Business Days’ prior written or telephonic notice, in the case of Fixed Rate Loans, in each case given to the applicable Administrative Agent by 12:00 noon (New York time) on the date required and, if given by telephone, promptly confirmed in writing to such Administrative Agent (which original written or telephonic notice such Administrative Agent will promptly transmit by fax or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of (a) U.S.$50,000,000 and integral multiples of U.S.$10,000,000 in excess of that amount, in the case of Domestic Loans, or (b) U.S./Cdn.$10,000,000 and integral multiples of U.S./Cdn.$1,000,000 in excess of that amount, in the case of Canadian Loans; provided, however, that a Fixed Rate Loan may only be prepaid prior to the expiration of the Interest Period applicable thereto upon the applicable Borrower’s payment of any amounts that may, as a result of such prepayment, be due and payable to Lenders pursuant to subsection 2.6D. Any Negotiated Rate Loan may be prepaid only upon such terms and conditions as are agreed to by the Lender funding such Negotiated Rate Loan. Any prepayment notice in connection with the termination of the Credit Agreement may state that such notice is conditional upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the applicable Borrower (by written notice to the applicable Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Notice of prepayment having been given and not revoked pursuant to the foregoing sentence, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4A(iv).

(ii) Voluntary Reductions of Commitments. Company may, upon not less than three (3) Business Days’ prior written or telephonic notice confirmed in writing to the applicable Administrative Agent (which original written or telephonic notice such Administrative Agent will promptly transmit by fax or telephone to each Domestic Lender or Canadian Lender, as the case may be), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Domestic Commitments or the Canadian Commitments in an amount up to the amount by which the Domestic Commitments exceed the Total Utilization of Domestic Commitments or the Canadian Commitments exceed the Total Utilization of Canadian Commitments, respectively, at the time of such proposed termination or reduction; provided that any such partial reduction of the Domestic Commitments shall be in an aggregate minimum amount of U.S. $50,000,000 and integral multiples of U.S.$10,000,000 in excess of that amount and any such partial reduction of the Canadian Commitments shall be in an aggregate minimum amount of U.S.$10,000,000 and integral multiples of U.S.$1,000,000 in excess of that amount. Company’s notice to the applicable Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Domestic Commitments or Canadian Commitments shall be effective on the date specified in Company’s notice and shall reduce the Domestic Commitment of each Domestic Lender or Canadian Commitment of each Canadian Lender, as applicable, proportionately to its Domestic Pro Rata Share or Canadian Pro Rata Share, respectively.

(iii) Mandatory Prepayments. Borrowers shall from time to time prepay their respective Loans (and in the case of Canada Safeway, after repayment of its outstanding Loans, its outstanding Acceptances) to the extent necessary (1) so that the Total Utilization of Domestic Commitments shall not at any time exceed the Domestic Commitments and (2) so that the Total Utilization of Canadian Commitments shall not at any time exceed the Canadian Commitments; provided that if the Total Utilization of Canadian Commitments at any time exceeds the Canadian Commitments solely as a result of a change in the relative exchange rate for Dollars and Canadian Dollars, Canada Safeway shall within five (5) Business Days of such change in such exchange rate prepay Canadian Loans or, to the extent no Canadian Loans are outstanding, Acceptances in an amount necessary so that the Total Utilization of Canadian Commitments is equal to or less than the Canadian Commitments. Any mandatory prepayments pursuant to this subsection 2.4A(iii) shall be applied as specified in subsection 2.4A(iv).

(iv) Application of Prepayments to Swing Line Loans, Floating Rate Loans and Fixed Rate Loans. Any prepayment by Company of Domestic Loans shall be applied first to Domestic Swing Line Loans of Company to the full extent thereof, second to Domestic Base Rate Loans of Company to the full extent thereof and third to Domestic Eurodollar Rate Loans of Company, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D. Any prepayment by Company of Canadian/U.S. Loans shall be applied first to Canadian/U.S. Base Rate Loans to the full extent thereof and second to Canadian/U.S. Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D. Any prepayment in any currency (whether Dollars or Canadian Dollars) by Canada Safeway of Canadian Loans shall be applied first to Canadian Swing Line Loans denominated in such currency to the full extent thereof, second to Floating Rate Loans of Canada Safeway denominated in such currency to the full extent thereof and third to Fixed Rate Loans of Canada Safeway denominated in such currency, in each case in a manner which minimizes the amount of any payments required to be made by Canada Safeway pursuant to subsection 2.6D. The applicable Borrower shall, upon making any prepayment, specify whether such prepayment is to be applied to Domestic Loans or Canadian Loans, as applicable.

(v) Prepayments to Remove a Lender. In the event Company is entitled to replace a non-consenting Lender pursuant to subsection 13.6B, each Borrower shall have the right, upon five (5) Business Days’ prior written notice to the applicable Administrative Agent (which notice such Administrative Agent shall promptly transmit to each of the Lenders), to prepay all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender (including the U.S. Affiliate of such Lender, if any) in accordance with subsection 13.6B so long as and subject to subsection 2.4A(vii) (1) all Commitments of such Lender (including the U.S. Affiliate of such Lender, if any) are terminated concurrently with such prepayment pursuant to subsection 2.4A(vi) (at which time Schedule 2.1 shall be deemed modified to reflect the changed Commitments), and (2) the consents required by subsection 13.6B in connection with the prepayment pursuant to this subsection 2.4A(v) shall have been obtained, and at such time, such Lender (including the U.S. Affiliate of such Lender, if any) shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6D, 3.5A, 13.2 and 13.3), which shall survive as to such Lender (including the U.S. Affiliate of such Lender, if any).

(vi) Reductions of Commitments to Remove a Lender. In the event Company is entitled to replace a non-consenting Lender pursuant to subsection 13.6B, each Borrower shall have the right, upon five (5) Business Days’ prior written notice to the applicable Administrative Agent (which notice such Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Commitment of such Lender (including the U.S. Affiliate of such Lender, if any), so long as (1) all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender (including the U.S. Affiliate of such Lender, if any) are repaid, including without limitation amounts owing to such Lender (including the U.S. Affiliate of such Lender, if any) pursuant to subsection 2.6D, pursuant to subsection 2.4A(v) concurrently with the effectiveness of such termination (at which time Schedule 2.1 shall be deemed modified to reflect the changed Commitments) and (2) the consents required by subsection 13.6B in connection with the prepayment pursuant to subsection 2.4A(v) shall have been obtained, and at such time, such Lender (including the U.S. Affiliate of such Lender, if any) shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6D, 3.5A, 13.2 and 13.3), which shall survive as to such Lender (including the U.S. Affiliate of such Lender, if any).

(vii) Replacement of Outstanding Letters of Credit and Prepayment of Acceptances. If the Lender being replaced or terminated as contemplated by subsection 2.4A(v) or 2.4A(vi) (1) is an Issuing Lender which has agreed to issue any Letter of Credit (but has not yet issued such Letter of Credit), such agreement shall be automatically terminated without any further act of the parties hereto, (2) is a Lender which has agreed to create any Acceptances (but such Acceptances are not yet outstanding), such agreement shall be automatically terminated without any further act of the parties and (3) is an Issuing Lender that has issued any Letter of Credit and such Letter of Credit is still outstanding or any amounts drawn under such Letter of Credit have not been reimbursed by Company pursuant to subsection 3.3B, or such Lender has created any Acceptances which are outstanding, then the replacement or termination of such Lender shall not take effect until (y) in the case of an Issuing Lender, any Letters of Credit issued by such Lender shall have been returned to such Issuing Lender and such Issuing Lender shall have been reimbursed in full for all amounts drawn under such Letters of Credit pursuant to subsection 3.3B and (z) in the case of a Lender which has created any Acceptances, such Lender shall have been paid in full for all sums due or to become due pursuant to such Acceptances.

B.	General Provisions Regarding Payments.

(i) Manner and Time of Payment. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes issued by Company shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the applicable Administrative Agent not later than 12:00 noon (New York time) on the due date at the Domestic Funding and Payment Office. All payments by Canada Safeway shall be in Dollars except for payments in respect of the principal amount of, and interest accrued in respect of, Loans denominated in Canadian Dollars or Acceptances, which principal and interest shall be payable in Canadian Dollars, and, in any event, shall be payable in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 noon (New York time) on the due date at the Canadian Funding and Payment Office. Funds received by the applicable Administrative Agent after that time on such due date shall be deemed to have been paid by the applicable Borrower on the next succeeding Business Day. Each Borrower hereby authorizes each Administrative Agent to charge its accounts with such Administrative Agent in order to cause timely payment to be made to such Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose). Each applicable Administrative Agent shall give the applicable Borrower notice of any such charge as soon as practicable, whether before or after making such charge.

(ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

(iii) Apportionment of Payments. Aggregate principal and interest payments shall be apportioned among all outstanding Loans or Acceptances to which such payments relate, in each case proportionately to Lenders’ respective Domestic Pro Rata Shares or Canadian Pro Rata Shares, as applicable, of such Loans or Acceptances. Domestic Administrative Agent shall promptly distribute to each Domestic Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Domestic Pro Rata Share of all payments received by Domestic Administrative Agent in respect of Domestic Loans (other than Swing Line Loans and Negotiated Rate Loans). Canadian Administrative Agent shall promptly distribute to each Canadian Lender (or in the case of payments relating to Canadian/U.S. Loans, any U.S. Affiliate of such Canadian Lender, if any) at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Canadian Pro Rata Share of all payments received by Canadian Administrative Agent in respect of Canadian Loans (other than Swing Line Loans) and Acceptances. Domestic Administrative Agent shall promptly distribute to each Swing Line Lender in respect of Domestic Swing Line Loans, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Swing Line Lender may request, its Domestic Swing Line Pro Rata Share of all payments received by Administrative Agent in respect of Domestic Swing Line Loans. Canadian Administrative Agent shall promptly distribute to the Swing Line Lender in respect of Canadian Swing Line Loans, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as the Swing Line Lender may request, its Canadian Swing Line Pro Rata Share of all payments received by Canadian Administrative Agent in respect of Canadian Swing Line Loans. Additionally, the applicable Administrative Agent shall distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Aggregate Pro Rata Share of the facility fees when received by such Administrative Agent pursuant to subsection 2.3.

Notwithstanding the foregoing provisions of this subsection 2.4B(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Floating Rate Loans in lieu of its Pro Rata Share of any Fixed Rate Loans, the applicable Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the facility fees hereunder, as the case may be.

(v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any

Loan made under such Note shall not limit or otherwise affect the obligations of any Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5	Use of Proceeds.

A. Loans. Proceeds of the Domestic Loans and the Canadian Loans advanced on the Closing Date, if any, shall be applied, together with other available funds of Borrowers, by the applicable Borrowers to repay all amounts of principal and accrued interest owing by Company and Canada Safeway under the Existing Credit Agreement. Any excess or other proceeds of the Domestic Loans and the Canadian Loans shall be applied by the applicable Borrower for general corporate purposes.

B. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6	Special Provisions Governing Fixed Rate Loans.

Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Fixed Rate Loans as to the matters covered:

A. Determination of Applicable Interest Rate. On or around 11:00 a.m. (New York time) on each Interest Rate Determination Date, the applicable Administrative Agent shall determine in accordance with the definition of “Adjusted Eurodollar Rate” (which determination shall, absent manifest or demonstrable error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Fixed Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower requesting such Fixed Rate Loans and the Lenders having commitments hereunder to fund such Fixed Rate Loans.

B. Inability to Determine Applicable Interest Rate. In the event that the applicable Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Fixed Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, as applicable, such Administrative Agent shall on such date give notice (by fax or by telephone confirmed in writing) to Borrowers and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Domestic Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as the case may be, until such time as such Administrative Agent notifies Borrowers and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to the

Loans in respect of which such determination was made shall be deemed to be rescinded by the applicable Borrower.

C. Illegality or Impracticability of Fixed Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and the applicable Administrative Agent) that the making, maintaining or continuation of its Domestic Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as the case may be, (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by fax or by telephone confirmed in writing) to Borrowers and the applicable Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Domestic Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as the case may be, shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Fixed Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Floating Rate Loan bearing interest at the applicable Deemed Floating Rate, (c) the Affected Lender’s obligation to maintain its outstanding Domestic Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as the case may be (the “Affected Loans”), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Floating Rate Loans bearing interest at the applicable Deemed Floating Rate on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Fixed Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, such Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by fax or by telephone confirmed in writing) to the applicable Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission such Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Fixed Rate Loans in accordance with the terms of this Agreement.

D. Compensation For Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Fixed Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender or an Administrative Agent) a borrowing of any Fixed Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Fixed Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or other principal payment or any conversion of any of its Fixed Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Fixed Rate Loans is not made on any date specified in a notice of prepayment given by a Borrower, or (iv) as a consequence of any other default by a Borrower in the repayment of its Fixed Rate Loans when required by the terms of this Agreement.

E. Booking of Fixed Rate Loans. Any Lender may make, carry or transfer Fixed Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

F. Assumptions Concerning Funding of Fixed Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 5.1A shall be made as though that Lender had funded each of its relevant Fixed Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of Adjusted Eurodollar Rate, in an amount equal to the amount of such Fixed Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to an office of that Lender in the United States of America or Canada, as applicable; provided, however, that each Lender may fund each of its Fixed Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 5.1A.

G. Fixed Rate Loans After Default. After the occurrence of and during the continuation of an Event of Default, (i) Borrowers may not elect to have a Loan be made or maintained as, or converted to, a Fixed Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by such Borrower.

2.7	Increase in Commitments.

A. Request for Increase. Provided no Event of Default has occurred and is continuing, upon written notice to the Administrative Agents (which shall promptly notify Lenders), Company may from time to time request an increase in the Domestic Commitments or the Canadian Commitments by an amount (for all such requests in the aggregate) not exceeding $500,000,000; provided that any such request for an increase shall be in a minimum amount of $25,000,000.

B. Increase in Commitments; Additional Lenders. Concurrently with any request by Company for an increase in Commitments pursuant to this subsection 2.7, Company shall notify the Administrative Agents of each Lender that has agreed to increase its Commitment and the amount of each such agreed increase. Company and such Lender shall execute and deliver to the applicable Administrative Agent an assumption agreement in form and substance satisfactory to such Administrative Agent and its counsel to evidence the increase in its Commitment. To achieve the full amount of a requested increase in Commitments Company may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to Administrative Agent, provided that each Administrative Agent, each Joint Bookrunner, each affected Issuing Lender and each affected Swing Line Lender shall have consented to any such Eligible Assignee becoming a Lender (such consents not to be unreasonably withheld). Company shall have no right to increase Commitments pursuant to this subsection 2.7 except to the extent Company obtains the agreement of one or more Lenders and/or Eligible Assignees (and, in the case of any such Eligible Assignee, any requisite consents) to accept such increase in Commitments.

C. Effective Date and Allocations. If the Commitments are increased in accordance with this subsection 2.7, Joint Bookrunners and Company shall determine the effective date (each, an “Increase Effective Date”) and the final allocation of such increase in Commitments. Joint Bookrunners shall promptly notify Company, the Administrative Agents and the Lenders (and any designated Eligible Assignees) of the final allocation of such increase and the applicable Increase Effective Date.

D. Conditions to Effectiveness of Increase. As a condition precedent to each such increase in Commitments, Company shall deliver to Administrative Agents an Officer’s Certificate of Company dated as of the applicable Increase Effective Date (i) certifying and attaching the resolutions adopted by Company approving or consenting to such increase in Commitments, and (ii) certifying that, before and after giving effect to such increase in Commitments:

(i) the representations and warranties contained herein and in the other Loan Documents are true, correct and complete in all material respects on and as of the applicable Increase Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date and

(ii) no event has occurred and is continuing that would constitute an Event of Default or a Potential Event of Default.

Company shall either (1) prepay any Loans outstanding on the applicable Increase Effective Date or (2) submit a Notice of Borrowing requesting Loans as of the applicable Increase Effective Date (which Loans shall be funded solely by the Lenders that have increased their respective Commitments as of such Increase Effective Date), in each case solely to the extent necessary to keep the outstanding Loans ratable with any revised Aggregate Pro Rata Shares arising from any nonratable increase in the Commitments under this subsection 2.7. This subsection 2.7 shall supersede any provisions in subsection 13.6 to the contrary.

2.8	Defaulting Lenders.

A. Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in subsection 13.6 and the definition of “Requisite Lenders.”

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received under this Agreement by the applicable Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10 or otherwise) or received by the applicable Administrative Agent from a Defaulting Lender pursuant to subsection 13.4 shall be applied at such time or times as may be determined by the applicable Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the applicable Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swing Line Lender hereunder; third, if so determined by the Issuing Lender or the applicable Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender or any participations in any Swing Line Loan or Letter of Credit; fourth, applicable Borrower may request (so long as no Event of Default or Potential Event of Default exists), to the funding of any Domestic Loan or Canadian Loan, as applicable, in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the applicable Administrative Agent; fifth, if so determined by the applicable Administrative Agent and Company, to be held in a deposit account and released in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or the Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Lender or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default or Potential Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in subsection 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Usage and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to subsection 2.8A(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a

Defaulting Lender or to post Cash Collateral pursuant to this subsection 2.9A(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. (A) Each Defaulting Lender shall be entitled to receive a facility fee for any period during which that Lender is a Defaulting Lender only to the extent allocable to the sum of (1) the outstanding principal amount of the Loans funded by it, and (2) its Aggregate Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to subsection 2.9.

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Aggregate Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to subsection 2.9.

(C) With respect to any facility fee or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, applicable Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Usage or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Lender and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Usage and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Aggregate Pro Rata Share (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in subsection 6.2 are satisfied at the time of such reallocation (and, unless Company shall have otherwise notified the Administrative Agents at such time, Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Domestic Loan Exposure or Canadian Loan Exposure, as applicable, of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in subsection 2.8A(iv) cannot, or can only partially, be effected, Borrowers shall, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’

Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in subsection 2.9.

(vi) Cash Collateral, Payment of Fees. If Borrowers cash collateralize any portion of such Defaulting Lender’s Fronting Exposure pursuant to clause (v) above, Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to subsection 3.2 with respect to such Defaulting Lender’s Fronting Exposure during the period such Defaulting Lender’s Fronting Exposure is cash collateralized.

B. Defaulting Lender Cure. If Company, the applicable Administrative Agent, each Swing Line Lender and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the applicable Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the applicable Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held by the Lenders in accordance with their Aggregate Pro Rata Share (without giving effect to subsection 2.8(A)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

C. New Swing Line Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.9	Cash Collateral.

A. Certain Credit Support Events. Upon the request of Domestic Administrative Agent or the Issuing Lender (i) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Disbursement, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit Usage for any reason remains outstanding, Company shall promptly Cash Collateralize the then outstanding Letter of Credit Usage in an amount not less than the Minimum Collateral Amount or, in the case of any such L/C Disbursement, repay such L/C Disbursement. At any time that there shall exist a Defaulting Lender, promptly upon the request of the applicable Administrative Agent, the Issuing Lender or the applicable Swing Line Lenders, the applicable Borrower shall deliver to the Administrative Agent Cash Collateral in an amount not less than the Minimum Collateral Amount (after giving effect to subsection 2.8A(iv) and any Cash Collateral provided by the Defaulting Lender).

B. Cash Collateral Account. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the applicable Administrative Agent. If at any time the applicable Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than such Administrative Agent as herein provided, or that the total amount of such Cash Collateral allocable to such Borrower is less than the Minimum Collateral Amount allocable to such Borrower, such Borrower or the relevant Defaulting Lender will, promptly upon demand by the applicable Administrative Agent, pay or provide to the applicable Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

C. Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this subsection 2.9 or subsections 2.1A(iii), 2.4, 2.8, and Sections 3 and 10 by any Borrower in respect of Letters of Credit or Swing Line Loans of such Borrower shall be held and applied to the satisfaction of the specific participations in the Letter of Credit Usage, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

D. Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with subsection 13.1B) or (ii) the applicable Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided that (x) Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of an Event of Default or Potential Event of Default (and following application as provided in this subsection 2.9 may be otherwise applied in accordance with Section 10), and (y) the Person (including the applicable Borrower) providing Cash Collateral and the Issuing Lender or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section	3. LETTERS OF CREDIT

3.1	Issuance of Letters of Credit and Lenders’ Purchase of Participations Therein.

A. Letters of Credit. In addition to Company requesting that Domestic Lenders make Domestic Loans pursuant to subsection 2.1A(i), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the tenth Business Day prior to the Termination Date, that one or more Domestic Lenders issue Letters of Credit for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, any one or more Domestic Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that any Domestic Lender issue (and no Domestic Lender shall issue):

(i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Domestic Commitments would exceed the Domestic Commitments then in effect;

(ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $400,000,000;

(iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) the fifth Business Day prior to the Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; provided, further that, unless Requisite Lenders otherwise consent, such Issuing Lender shall give notice that it will not extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing on the last day on which such Issuing Lender may give notice that it will not extend such Standby Letter of Credit;

(iv) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (X) the date which is 30 days prior to the Termination Date and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion;

(v) any Commercial Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage in respect of Commercial Letters of Credit would exceed $100,000,000;

(vi) any Letter of Credit denominated in a currency other than Dollars or Canadian Dollars; or

(vii) any Letter of Credit if a default of any Lender’s obligation under subsection 3.3 exists or any Lender is a Defaulting Lender hereunder, unless the Issuing Lender has entered into satisfactory arrangements with Company or such Lender to eliminate the Issuing Lender’s risk with respect to such Lender.

If any Letter of Credit is proposed to be amended at any time, such Letter of Credit, as amended, shall be deemed to be a newly issued Letter of Credit for purposes of the requirements of this subsection 3.1A. Company and Lenders agree that, on and after the Closing Date, the Existing Company Letters of Credit shall for all purposes hereof be deemed to be Letters of Credit issued pursuant to and governed in all respects by the terms of this Agreement.

B.	Mechanics of Issuance.

(i) Notice of Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to the proposed Issuing Lender (with a copy to Domestic Administrative Agent if Domestic Administrative Agent is not the proposed Issuing

Lender) a Notice of Issuance of Letter of Credit substantially in the form of Exhibit III annexed hereto no later than 12:00 noon (New York time) at least five (5) Business Days, or such shorter period as may be agreed to by any Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the Domestic Lender requested to issue the Letter of Credit, (b) whether such Letter of Credit is to be a Commercial Letter of Credit or a Standby Letter of Credit, (c) the proposed date of issuance (which shall be a Business Day), (d) the face amount of the Letter of Credit, (e) whether such Letter of Credit is to be denominated in Dollars or Canadian Dollars, (f) the expiration date of the Letter of Credit, (g) the name and address of the beneficiary, and (h) a summary of the purpose of such Letter of Credit. At least two (2) Business Days prior to the proposed date of issuance, Company shall specify to the Issuing Lender the proposed text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary which, if presented by the beneficiary in substantial compliance with such terms and conditions and on or before the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable judgment, may require changes in the text of the proposed Letter of Credit or any such documents or certificates; and provided, further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 11:00 a.m. (in the time zone of such office of the Issuing Lender) on such business day.

Company shall notify the applicable Issuing Lender (and Domestic Administrative Agent, if Domestic Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit, Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

(ii) Determination of Issuing Lender. Upon receipt by a proposed Issuing Lender of a Notice of Issuance of Letter of Credit from Company pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, (a) in the event Deutsche Bank is the proposed Issuing Lender, Deutsche Bank shall be the Issuing Lender with respect to such Letter of Credit, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Deutsche Bank, when aggregated with Deutsche Bank’s outstanding Loans, may exceed Deutsche Bank’s Domestic Commitment then in effect; and (b) in the event any other Domestic Lender is the proposed Issuing Lender, such Domestic Lender shall promptly notify Company and Domestic Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and (1) if such Domestic Lender so elects to issue such Letter of Credit it shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by such Domestic Lender, when aggregated with such Domestic Lender’s outstanding Loans, may exceed such Domestic Lender’s Domestic Commitment then in effect and (2) if such Domestic Lender fails to so promptly notify Company and Domestic Administrative Agent or declines to issue such Letter of Credit, Company may request another Domestic Lender to be the Issuing Lender with respect to such Letter of Credit in accordance with the provisions of this subsection 3.1B; provided, that in the event such other Domestic Lender fails to promptly notify Company, Deutsche Bank and Domestic Administrative Agent or declines to issue such Letter of Credit, Deutsche Bank shall be the Issuing Lender.

(iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 13.6) of the conditions set forth in subsection 6.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender’s standard operating procedures.

(iv) Notification to Domestic Lenders. Upon the issuance of any Standby Letter of Credit the applicable Issuing Lender shall promptly notify Domestic Administrative Agent of such issuance, which notice shall be accompanied by a copy of such Standby Letter of Credit. Promptly after receipt of such notice, Domestic Administrative Agent shall notify each Domestic Lender of the amount of such Domestic Lender’s respective participation in such Standby Letter of Credit, determined in accordance with subsection 3.1C.

(v) Reports to Domestic Lenders Regarding Standby Letters of Credit. Within 15 days after the end of each calendar quarter ending after the Closing Date, so long as any Standby Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender shall deliver to Domestic Administrative Agent for distribution to each other Domestic Lender a report setting forth for such calendar quarter the daily maximum amount available to be drawn under the Letters of Credit issued by such Issuing Lender that were outstanding during such calendar quarter.

(vi) Reports to Domestic Lenders Regarding Commercial Letters of Credit. In the event that the Issuing Lender of any Commercial Letter of Credit is other than Domestic Administrative Agent, such Issuing Lender shall send by facsimile transmission to Domestic Administrative Agent promptly on the first Business Day of each week the daily maximum amount available for drawing under such Commercial Letter of Credit for the previous week. Domestic Administrative Agent shall deliver to each Domestic Lender, upon each calendar month end, a report setting forth for such period the daily maximum amount available for drawing under all Commercial Letters of Credit issued by any Issuing Lender for such period.

C. Domestic Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Domestic Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Domestic Lender’s Domestic Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2	Letter of Credit Fees.

Company in requesting the issuance of a Letter of Credit pursuant to subsection 3.1 agrees to pay the following amounts with respect to Letters of Credit issued hereunder by any Issuing Lender (including, without limitation, the Existing Company Letters of Credit):

(i) with respect to each Standby Letter of Credit, (a) a fronting fee payable directly to such Issuing Lender for its own account, equal to 0.125% per annum of the daily maximum amount available to be drawn under such Standby Letter of Credit and (b) a letter of credit fee (the “Letter of Credit Fee”) payable to Domestic Administrative Agent for the account of Domestic Lenders, equal to the Pricing Margin, as in effect from time to time, per annum on the daily maximum amount available to be drawn under such Standby Letter of Credit, in each case payable in arrears on and to (but excluding) each Quarterly Payment Date and computed on the basis of a 360-day year for the actual number of days elapsed;

(ii) with respect to each Commercial Letter of Credit, (a) such fees and commissions as are mutually agreed to by the Issuing Lender issuing such Commercial Letter of Credit and Company, payable directly to such Issuing Lender for its own account and at the times and calculated in the manner required by such Issuing Lender and (b) a letter of credit fee payable to Domestic Administrative Agent for the account of Issuing Lenders, equal to 50% of the Pricing Margin, as in effect from time to time, per annum on the daily maximum amount available to be drawn under such Commercial Letter of Credit, payable in arrears on and to (but excluding) each Quarterly Payment Date and computed on the basis of a 360-day year for the actual number of days elapsed; and

(iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to such Issuing Lender for its own account and in accordance with such Issuing Lender’s standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment of drawing, as the case may be. Upon request, the Issuing Bank shall deliver to Company a current schedule of all charges described in this subsection.

Promptly upon receipt by Domestic Administrative Agent of any amount described in clause (i)(b) of this subsection 3.2, Domestic Administrative Agent shall distribute to each other Domestic Lender its Domestic Pro Rata Share of such amount.

3.3	Drawings and Reimbursement of Amounts Drawn Under Letters of Credit.

A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to use reasonable care to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit.

B. Reimbursement by Company of Amounts Drawn Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company that requested the issuance of such Letter of Credit and Domestic Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day (the “Reimbursement Date”) immediately following the date on which such drawing is honored in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in Canadian Dollars, shall be calculated in Dollar Equivalents as of the Reimbursement Date) and in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Domestic Administrative Agent and such Issuing Lender prior to 11:00 a.m. (New York time) on the date of such drawing that Company intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Loans, Company shall be deemed to have given a timely Notice of Borrowing to Domestic Administrative Agent requesting Domestic Lenders to make Loans that are Domestic Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in Canadian Dollars, shall be the amount drawn in Canadian Dollars converted into Dollar Equivalents) equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 6.2B, Domestic Lenders shall, on the Reimbursement Date, make Domestic Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Domestic Administrative Agent to reimburse such Issuing Lender for the amount of such drawing; and provided, further that if for any reason proceeds of Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Domestic Lender from its obligation to make Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Domestic Lender resulting from the failure of such Domestic Lender to make such Loans under this subsection 3.3B.

C. Payment by Domestic Lenders of Unreimbursed Drawings Under Letters of Credit.

(i) Payment by Domestic Lenders. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated in Dollar Equivalents, in the case of a drawing under a Letter of Credit denominated in Canadian Dollars) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Domestic Lender of the unreimbursed amount of such drawing and of such other Domestic Lender’s respective participation therein based on such Domestic Lender’s Domestic Pro Rata Share. Each Domestic Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 1:00 p.m. (New York time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Domestic Lender fails to make available to such

Issuing Lender on such business day the amount of such Domestic Lender’s participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Domestic Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three (3) Business Days and thereafter at the Domestic Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Domestic Lender to recover from any Issuing Lender any amounts made available by such Domestic Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Domestic Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

(ii) Distribution to Domestic Lenders of Reimbursements Received From Company. In the event any Issuing Lender shall have been reimbursed by other Domestic Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Domestic Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Domestic Lender’s Domestic Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such drawing when such payments are received. Any such distribution shall be made to a Domestic Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Domestic Lender may request.

D.	Interest on Amounts Drawn Under Letters of Credit.

(i) Payment of Interest by Company. Company agrees to pay to each Issuing Lender, with respect to drawings made under any Letters of Credit requested by Company and issued by such Issuing Lender, interest on the amount paid by such Issuing Lender in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Domestic Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Domestic Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

(ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Domestic Lender, out of the interest received by such Issuing Lender in respect of the period from the date of such drawing to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B), the amount that such other Domestic Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been made under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Domestic Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, such Issuing Lender shall distribute to each other Domestic Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Domestic Lender’s Domestic Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such drawing so reimbursed by other Domestic Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Domestic Lenders to and including the date on which such portion of such drawing is reimbursed by Company. Any such distribution shall be made to a Domestic Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Domestic Lender may request.

3.4	Obligations Absolute.

The obligation of Company to reimburse each Issuing Lender for drawings made under the Letters of Credit requested by Company and issued by such Issuing Lender and to repay any Loans made by Domestic Lenders pursuant to subsection 3.3B and the obligations of Domestic Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any of the following circumstances:

(i) any lack of validity or enforceability of any Letter of Credit;

(ii) the existence of any claim, set-off, defense or other right which Company or any Domestic Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Domestic Lender or any other Person or, in the case of a Domestic Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

(iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) of Company or any of its Subsidiaries;

(vi) any breach of this Agreement or any other Loan Document by any party thereto;

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

(viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5	Indemnification; Nature of Issuing Lenders’ Duties.

A. Indemnification. In addition to amounts payable as provided in subsection 5.1, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called “Governmental Acts”).

B. Nature of Issuing Lenders’ Duties. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to substantially comply with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender’s rights or powers hereunder.

In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence, shall not put such Issuing Lender under any resulting liability to Company.

Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of (a) the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction, or (b) the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it except where such dishonor results from Governmental Acts.

Section 4.	ACCEPTANCES

4.1	Acceptance Commitment.

In addition to requesting Canadian Loans pursuant to subsection 2.1A(ii), Canada Safeway may request pursuant to this Section 4, from time to time during the period from the Closing Date to but excluding the Termination Date, that, under the Canadian Commitments, Canadian Lenders create bankers’ acceptances (each, an “Acceptance”) by accepting Drafts from Canada Safeway in an aggregate amount not exceeding each such Canadian Lender’s Canadian Pro Rata Share of the aggregate amount of the Canadian Commitments to be used for the purposes identified in subsection 4.11; provided that Canada Safeway shall not request the creation and purchase of any Acceptance if, after giving effect thereto, the Total Utilization of Canadian Commitments would exceed the Canadian Commitments then in effect, and no Canadian Lender shall have any obligation to create and purchase any Acceptance if, after giving effect thereto, the Total Utilization of Canadian Commitments of such Canadian Lender would exceed its Canadian Commitment.

Each Drawing shall be in an aggregate Face Amount of not less than Cdn.$10,000,000 and in integral multiples of Cdn.$100,000 and shall consist of the creation and purchase of Acceptances by Canadian Lenders on the same day in accordance with subsection 4.4, ratably in accordance with their respective Canadian Pro Rata Shares; provided that if apportionment of Acceptances among the Canadian Lenders cannot be made on a pro rata basis in even multiples of Cdn.$100,000, Canadian Administrative Agent shall round the allocations among Canadian Lenders consistent with Canadian Administrative Agent’s money market practices.

4.2	Drawing Notice.

Each Drawing shall be made on two (2) Business Days prior written notice specified in relation to Acceptances, given not later than 12:00 noon (Toronto time), by Canada

Safeway to Canadian Administrative Agent, which shall give each Canadian Lender prompt notice thereof and of such Canadian Lender’s ratable portion of the aggregate Face Amount of the Drafts to be accepted under the Drawing. Each such notice of a Drawing (a “Drawing Notice”) shall be given in substantially the form of Exhibit VIII annexed hereto or by telephone confirmed promptly in writing, containing the same information as would be contained in a Drawing Notice, and shall specify therein (i) the Drawing Date; (ii) the aggregate Face Amount of Drafts to be accepted; (iii) the maturity date for such Drafts (it being agreed and understood that Canada Safeway shall not request a maturity date for Drafts which would be subsequent to the Termination Date); and (iv) whether the Acceptances are to be delivered to or to the order of the applicable Borrower or to be purchased by the Canadian Lenders.

Neither Canadian Administrative Agent nor any Canadian Lender shall incur any liability to any Borrower in acting on the telephonic notice referred to above which Canadian Administrative Agent or such Canadian Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Canada Safeway or for otherwise acting in good faith under this Section 4, and upon the creation and purchase or delivery of Acceptances pursuant to any such telephonic notice, Canada Safeway shall be liable with respect thereto as provided herein.

Each Drawing Notice shall be irrevocable and binding on Canada Safeway. Canada Safeway shall indemnify each Canadian Lender against any loss or expense incurred by such Canadian Lender as a result of any failure by Canada Safeway to fulfill or honor before the date specified for any Drawing, the applicable conditions set forth in this Section 4 or subsection 6.4, if the Drawing, as a result of such failure, is not made on such date.

4.3	Form of Acceptances.

Each Draft presented by Canada Safeway shall (i) be in an integral multiple of Cdn.$1,000; (ii) be dated the date of the Drawing; (iii) mature and be payable by Canada Safeway (in common with all other Drafts presented in connection with such Drawing) on a Business Day which occurs approximately 30, 60, 90, 120 or 180 days after the date thereof or such shorter period than 180 days as agreed by Canada Safeway and such Canadian Lender or Canadian Administrative Agent; (iv) be substantially in the form of Exhibit X annexed hereto or such other form as may be agreed by Canada Safeway and such Canadian Lender or Canadian Administrative Agent; and (iv) be otherwise consistent with the provisions of this Agreement relating to the amounts and maturity dates thereof. The acceptance endorsed by a Canadian Lender on any Draft shall be substantially in the form of Exhibit IX annexed hereto or such other form as may be agreed by Canada Safeway and such Canadian Lender or Canadian Administrative Agent.

Canada Safeway hereby renounces, and shall not claim, any days of grace for the payment of any Acceptances.

4.4	Acceptance and Purchase or Delivery of Drafts.

Not later than 11:00 a.m. (Toronto time) on an applicable Drawing Date, each Canadian Lender shall complete one or more Drafts dated the date of such Drawing, with the maturity date specified in the applicable Drawing Notice, accept such Drafts, and following fulfillment of any applicable conditions and as specified in the applicable Drawing Notice either (a) purchase the Acceptances thereby created for the Drawing Purchase Price or (b) deliver such Acceptances as provided below.

Canada Safeway shall, not later than 10:30 a.m. (Toronto time) on the applicable Drawing Date, notify Canadian Administrative Agent of such Borrower’s delivery instructions for the Acceptances to be delivered to it in accordance with the applicable Drawing Notice and pay to Canadian Administrative Agent, for distribution to the Canadian Lenders in accordance with their Canadian Pro Rata Shares, the Drawing Fees relating thereto. The Canadian Lenders shall promptly deliver such Acceptances in accordance with such instructions.

Canada Safeway shall pay Drawing Fees in respect of Acceptances by deposit of the required funds to Canadian Administrative Agent at its Canadian Funding and Payment Office. On receipt of those payments, Canadian Administrative Agent will promptly thereafter cause those Drawing Fees to be distributed in like funds to the applicable Canadian Lender for its account.

The failure of any Canadian Lender to create and purchase or deliver Acceptances as part of any Drawing shall not relieve such Canadian Lender of its obligation, if any, to create and purchase or deliver Acceptances hereunder, but a Canadian Lender shall not be responsible for the failure of any other Canadian Lender to create and purchase or deliver Acceptances on the Drawing Date for any Drawing.

4.5	Payment of the Drawing Purchase Price.

Subject to subsection 4.2 and satisfaction of the conditions set forth in subsection 6.4, each Canadian Lender shall, before 12:00 noon (Toronto time) on the applicable Drawing Date, pay or cause to be paid the Drawing Purchase Price in respect of any Acceptances to be purchased by such Canadian Lender by depositing or causing to be deposited such amount to such account maintained by Canadian Administrative Agent at its Canadian Funding and Payment Office as shall have been notified to such Canadian Lender by Canadian Administrative Agent, in Canadian Dollars in same day funds. Promptly upon receipt of such funds, Canadian Administrative Agent shall make such funds available to Canada Safeway by debiting such account (or causing such account to be debited), and (a) by crediting Canada Safeway’s account, as specified by Canada Safeway in writing to Canadian Administrative Agent prior thereto, maintained by Canadian Administrative Agent at its Canadian Funding and Payment Office (or causing such account to be credited) with like funds in the aggregate amount of such funds or (b) by wiring such funds in such amount to the account of Canada Safeway with another financial institution specified prior thereto by Canada Safeway in writing to Canadian Administrative Agent.

Acceptances purchased by a Canadian Lender hereunder may be held by it for its own account until maturity or sold by it at any time prior thereto in any relevant market therefor in Canada, in such Canadian Lender’s sole discretion.

4.6	Average Effective Discount Rate Determination.

At least two Schedule I Reference Banks or Schedule II/Schedule III Reference Banks (or, if there is only one Schedule II/Schedule III Reference Bank, such Schedule II/Schedule III Reference Bank), as the case may be, agree to furnish to Canadian Administrative Agent timely information for the purpose of determining each Average Effective Discount Rate. If no two Schedule I Reference Banks or Schedule II/Schedule III Reference Banks (or, if there is only one Schedule II/Schedule III Reference Bank, such Schedule II/Schedule III Reference Bank) furnish such information to Canadian Administrative Agent, Canadian Administrative Agent shall determine such Average Effective Discount Rate on the basis of timely information furnished by any single Schedule I Reference Bank or Schedule II/Schedule III Reference Bank, as applicable.

Canadian Administrative Agent shall give prompt notice to Borrowers and Canadian Lenders of each Average Effective Discount Rate determined by Canadian Administrative Agent for an applicable Drawing Date and the applicable discount rates, if any, furnished by each Schedule I Reference Bank or each Schedule II/Schedule III Reference Bank, as applicable, for determining any applicable Average Effective Discount Rate.

4.7	Acceptance Payment Obligations.

A. General Obligation. Canada Safeway unconditionally hereby agrees to pay to Canadian Administrative Agent for the account of each Canadian Lender, on the maturity date for each Acceptance an amount in Canadian Dollars in same day funds equal to the Face Amount of such then-maturing Acceptance.

B. Payment at Maturity. The obligation of Canada Safeway set forth in subsection 4.7A to pay to Canadian Administrative Agent the Face Amount of any then-maturing Acceptance may be satisfied by paying to Canadian Administrative Agent at or before 12:00 noon (Toronto time) on the maturity date for such Acceptance an amount in Canadian Dollars in same day funds equal to the Face Amount of such Acceptance; provided that Canada Safeway shall have given not less than one (1) Business Day’s prior notice to Canadian Administrative Agent (which shall promptly notify each Canadian Lender thereof) of its intent to pay Canadian Administrative Agent in the manner contemplated by this sentence. Canada Safeway shall make each payment hereunder in respect of Acceptances by deposit of the required funds to Canadian Administrative Agent at the Canadian Funding and Payment Office. Upon receipt of such payment, Canadian Administrative Agent will promptly thereafter cause such payment to be distributed in like funds in payment of Acceptances ratably (based on the proportion that the aggregate Face Amount of Acceptances accepted by any Canadian Lender maturing on the relevant date bears to the aggregate Face Amount of Acceptances accepted by all Canadian Lenders maturing on such date) to Canadian Lenders for their account. Such payment to Canadian Administrative Agent shall satisfy Canada Safeway’s obligations under any Acceptances to which it relates and each Canadian Lender that has accepted such Acceptances shall thereafter be solely responsible for the payment of such Acceptances.

C. Rollover. The obligation of Canada Safeway set forth in subsection 4.7A to pay to Canadian Administrative Agent the Face Amount of any then-maturing Acceptance may be satisfied by Canada Safeway requesting that new Drafts be accepted and discounted by the Canadian Lenders in the manner contemplated by Section 4 in substitution for any then-maturing Acceptance; provided that no Potential Event of Default or Event of Default shall have occurred and be continuing and Canada Safeway shall have delivered to Canadian Administrative Agent (which shall promptly provide a copy thereof to each Canadian Lender) a duly completed Drawing Notice not later than 12:00 noon (Toronto time) one (1) Business Day prior to such maturity date, together with any other documents, instruments, certificates and other information contemplated by Section 4.

D. Conversion. In the event Canada Safeway does not or cannot for any reason comply with the provisions of subsections 4.7B or 4.7C with respect to the obligation of Canada Safeway set forth in subsection 4.7A to pay to Canadian Administrative Agent the Face Amount of any then-maturing Acceptance, the unpaid amount due and payable in respect thereof shall be converted as of such date, and without any necessity for Canada Safeway to give a Notice of Borrowing in accordance with subsection 2.1B, to, and thereafter be outstanding as, a Canadian Prime Rate Loan made by Canadian Lenders in accordance with their Canadian Pro Rata Shares and shall bear interest calculated and payable as provided in subsection 2.2.

4.8	Power of Attorney in Favor of Canadian Lenders.

Canada Safeway hereby appoints each Canadian Lender, acting by any authorized signatory of such Canadian Lender, the attorney of Canada Safeway:

(a) to execute, for and on behalf and in the same name of Canada Safeway as drawer, and to endorse on its behalf, drafts in a form in accordance with subsection 4.3 and which constitute depository bills for the purpose of the DBNA;

(b) to complete the amount, date and maturity of such Acceptances; and

(c) to deposit such Acceptances that have been accepted by such Canadian Lender with a clearing house (as defined in the DBNA);

provided that such acts in each case are undertaken by such Canadian Lender in accordance with instructions given to such Canadian Lender by Canada Safeway as provided in this subsection 4.8. For certainty, signatures of any authorized signatory of such Canadian Lender may be mechanically reproduced in facsimile on Acceptances issued in accordance with this subsection 4.8 and such facsimile signatures will be binding and effective as if they had been manually executed by such authorized signatory of such Canadian Lender. Instructions from Canada Safeway to such Canadian Lender relating to the execution, completion, endorsement, discount and/or delivery by such Canadian Lender on behalf of Canada Safeway of Acceptances will be communicated by delivery of a Drawing Notice to Canadian Administrative Agent.

4.9	Circumstances Making Acceptances Unavailable.

If Canadian Administrative Agent determines in good faith, which determination shall be final, conclusive and binding upon Canada Safeway, and notifies Canada Safeway and each Canadian Lender that, by reason of circumstances affecting the money market (i) there is no market for Acceptances; or (ii) the demand for Acceptances is insufficient to allow the sale or trading of the Acceptances created and purchased hereunder; then:

(a) the right of Canada Safeway to request a Drawing shall be suspended until Canadian Administrative Agent determines that the circumstances causing such suspension no longer exist and Canadian Administrative Agent so notifies Canada Safeway; and

(b) any Drawing Notice which is outstanding shall be cancelled and the Drawing requested therein shall not be made.

Canadian Administrative Agent shall promptly notify Canada Safeway of the suspension of its right to request a Drawing and of the termination of any such suspension.

4.10	Prepayments.

Except as required or permitted by subsection 2.4A(iii) or Section 10, no repayment of an Acceptance shall be made by Canada Safeway to a Canadian Lender prior to the maturity date thereof. Any such repayment, made as required by subsection 2.4A(iii) or Section 10, shall be made (unless such repayment has been rescinded or otherwise is required to be returned by such Canadian Lender to Canada Safeway for any reason) in accordance with the provisions of subsection 4.7B. Any such payment by Canada Safeway to Canadian Administrative Agent shall satisfy Canada Safeway’s obligations under the Acceptance to which it relates and any such Canadian Lender which has accepted such Acceptance shall thereafter be solely responsible for the payment of such Acceptance and shall indemnify and hold Canada Safeway harmless against any liabilities, costs or expenses incurred by Canada Safeway as a result of any failure by such Canadian Lender to pay such Acceptance in accordance with its terms.

4.11	Use of Proceeds of Loans and Acceptance Facility.

The proceeds of any Acceptance created under this Section 4 shall be used in the manner and for the purposes set forth in subsection 2.5A with respect to the use of proceeds of Loans.

Section 5.	INCREASED COSTS, TAXES, CAPITAL ADEQUACY, AND MITIGATION

5.1	Increased Costs; Taxes; Capital Adequacy.

A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 5.1B, in the event that any Lender shall determine (which determination shall, absent manifest or demonstrable error, be final and conclusive and binding upon all parties hereto) that any Change in Law:

(i) subjects such Lender (or its applicable lending office) to any Tax with respect to this Agreement or any of its obligations hereunder (including, without limitation, its obligation to make Loans, issue or participate in Letters of Credit, or accept Drafts and purchase the Acceptances thereby created), changes the basis of taxation applicable to any payments to such Lender (or its applicable lending office) of in respect thereof (except for Indemnified Taxes or Other Taxes covered by subsection 5.1B and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Lender);

(ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement (including, without limitation, any such requirement imposed under the Bank Act (Canada) with respect to Canadian Eurodollar Rate Loans, but excluding any such reserve or other requirements that are reflected in the definition of Adjusted Eurodollar Rate with respect to Domestic Eurodollar Rate Loans or that are reflected in the definition of Adjusted Eurodollar Rate with respect to Canadian Eurodollar Rate Loans) against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (including, without limitation, the Commitments, Loans, Letters of Credit or participations in Letters of Credit and Acceptances of such Lender); or

(iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder, its Loans, its Letters of Credit and participations therein, its Acceptances or the interbank Eurodollar market;

and the result of any of the foregoing is (1) to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder, (2) to increase the cost to such Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein, (3) to increase the cost to such Lender of agreeing to accept Drafts and to purchase and maintain the Acceptances created thereby, or (4) to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect to its Loans, Letters of Credit and participations therein and its Acceptances; then, in any such case, Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided that such Lender shall not be entitled to avail itself of the benefits of this subsection 5.1A to the extent that any such increased cost or reduction was incurred more than six months prior to the time it gives notice to Borrowers unless such circumstances arose or became applicable retrospectively, in which case no time limit shall apply (provided such Lender has notified the applicable Borrower within six months from the date such circumstance arose or became applicable). Such Lender shall deliver to Borrowers (with a copy to the applicable Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 5.1A, which statement shall be conclusive and binding upon all parties hereto absent manifest or demonstrable error.

B.	Taxes.

(i) Except as otherwise required by law, all payments by or on account of an obligation of any Borrower to any Lender or the Administrative Agent under this Agreement and the other Loan Documents shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes. If any Borrower or any other Person is required by applicable law to deduct any Taxes (including any Other Taxes) from any such payment, then (a) in the case of Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no deductions of Indemnified Taxes or Other Taxes been made, (b) such Borrower or other Person shall make all such deductions, (c) such Borrower or other Person shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law, and (d) within 30 days after such payment, such Borrower shall deliver to each Primary Agent evidence reasonably satisfactory to the other affected parties of such payment and of the remittance thereof to the relevant Governmental Authority.

(ii) In the event any Borrower is required to pay any amount under clauses (i)(b) or (i)(c) above, such Borrower may do so under protest and may contest the imposition or amount of any Tax giving rise to such payment, and each Lender agrees, at such Borrower’s cost and expense, to cooperate with and assist such Borrower in any proceeding related to any such contest.

(iii) Without limiting the provisions of paragraph (i) above, Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(iv) Borrowers shall jointly and severally indemnify each Administrative Agent and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this subsection 5.1B) paid by such Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that Company shall not have any obligation to any Lender or any Administrative Agent pursuant to this subsection 5.1B with respect to any penalties, interest and other liabilities attributable to any Indemnified Taxes or Other Taxes to the extent such amounts arise solely from the gross negligence, willful misconduct or material breach of the obligations under the Agreement and other Loan Documents, of that Lender or Administrative Agent as determined by a final judgment of a court of competent jurisdiction. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender (with a copy to such Administrative Agent), or by such Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(v) Status of Lenders. Unless not legally entitled to do so:

(a) any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to such Borrower (with a copy to the applicable Administrative Agent), on or prior to the date on which such Lender becomes a Lender under this Agreement (including pursuant to an assignment) and thereafter at the time or times prescribed by applicable law or reasonably requested by such Borrower or such Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding; provided, however, that in such Lender’s reasonable judgment such completion, execution or submission would not have material adverse legal, economic or regulatory consequences to such Lender. In addition, any Lender, if requested by each Borrower or the applicable Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or such Administrative Agent as will enable such Borrower or such Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements; provided, however, that in such Lender’s reasonable judgment such completion, execution or submission would not have material adverse legal, economic or regulatory consequences to such Lender;

(b) without limiting the generality of the foregoing, with respect to payments due hereunder or under any of the Loan Documents by a US Borrower, each Lender shall deliver to such US Borrower and Domestic Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrowers or Domestic Administrative Agent, but only if such Lender is legally entitled to do so), whichever of the following is applicable:

(1) two (2) properly completed and duly executed copies of Internal Revenue Service Form W-8BEN (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(2) two (2) properly completed and duly executed copies of Internal Revenue Service Form W-8ECI (or any successor form),

(3) in the case of a Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of such US Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation”

described in section 881(c)(3)(C) of the Code and (y) two (2) properly completed and duly executed copies of Internal Revenue Service Form W-8BEN (or any successor form),

(4) if required to establish an exemption from United States backup withholding tax, two (2) properly completed and duly executed copies of Internal Revenue Service Form W-9 (or any successor form);

(c) without limiting the generality of the foregoing, with respect to payments due hereunder or under any of the Loan Documents by a US Borrower, any Lender that has provided forms pursuant to clauses (1) through (3) of subsection 5.1B(v)(b) and that does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender) shall deliver to such US Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient), on or prior to the date such Lender becomes a Lender, or on such later date when such Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and from time to time thereafter, as may be necessary in the determination of such US Borrower or Administrative Agent (each in the reasonable exercise of its discretion), duly executed and properly completed copies of the forms and statements required to be provided by such Lender under clauses (1) through (3) of subsection 5.1B(v)(b), to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account and may be entitled to an exemption from or a reduction of the applicable Tax;

(d) with respect to payments due hereunder or under any of the Loan Documents by a US Borrower, each Lender shall deliver to such US Borrower and Domestic Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrowers or Domestic Administrative Agent, but only if such Lender is legally entitled to do so), any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in withholding or backup withholding Tax properly completed and duly executed together with such supplementary documentation as may be prescribed by applicable law to permit each Borrower to determine the withholding or deduction required to be made; and

(e) each non-U.S. Lender shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the applicable Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the applicable Borrower or the Administrative Agent as may be necessary for the applicable Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(vi) Each Lender shall severally indemnify the applicable Administrative Agent, within 10 days after demand therefor, for any Taxes attributable to such Lender or Issuing Lender that are payable or paid by the applicable Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the nature and amount of such payment or liability delivered to any Lender by the applicable Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agents to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to any Administrative Agent under this subsection 5.1B(vi). The agreements in this subsection 5.1B(vi) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(vii) Treatment of Certain Refunds. If an Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Administrative Agent or such Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower, upon the request of such Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Administrative Agent or such Lender in the event such Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Administrative Agent or any Lender to make available its tax returns (or any other information that it deems confidential) to a Borrower or any other Person.

C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy (excluding those published as of the Closing Date but scheduled to take effect thereafter), or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or any corporation controlling such Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or such controlling corporation as a consequence of, or with reference to, such Lender’s Domestic Loans, Domestic Commitment or Letters of Credit or participations therein or other obligations hereunder with respect to the Domestic Loans or the Letters of Credit, in the case of any Domestic Lender, or such Lender’s Canadian Loans, Canadian Commitment or Acceptances or other obligations hereunder with respect to the Canadian Loans, or Acceptances, in the case of a Canadian Lender, to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within 15 Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company (in the case of any such statement received from a Domestic Lender) or Borrowers (in the case of any such statement receive from a Canadian Lender) shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; provided no Lender shall be entitled to avail itself of the benefit of this subsection 5.1C to the extent that any such reduction in return was incurred more than six months prior to the time it first makes a demand therefor, unless the circumstance giving rise to such reduced return arose or became applicable retrospectively, in which case no time limit shall apply (provided that such Lender has notified Borrowers within six months from the date such circumstances arose or became applicable). Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this subsection 5.1C, will give prompt written notice thereof to Borrowers, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest or demonstrable error.

5.2	Obligation of Lenders and Issuing Lenders to Mitigate.

Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans, or Acceptances of such Lender or Letters of Credit of such Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 5.1 it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitment of such Lender or the affected Loans, Acceptances or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 5.1 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitment, Loans, Acceptances or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitment, Loans, Acceptances or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 5.2 unless Company (in the case of any Domestic Lender) or each Borrower (in the case of any Canadian Lender) agrees to pay all reasonable expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company or Borrowers pursuant to this subsection 5.2 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to the applicable Administrative Agent) shall be conclusive absent manifest or demonstrable error.

5.3	Replacement of Lenders.

In the event (i) any Borrower is required under the provisions of subsection 2.6C or 5.1 to make payments to any Lender, (ii) any Lender refuses to consent to a proposed amendment, modification, waiver, discharge, consent or termination with respect to this Agreement which has been approved by the Requisite Lenders as provided in the first sentence of subsection 13.6A, or (iii) any Lender is a Defaulting Lender, (x) such Borrower may within 120 days after the date of any notice or demand requiring such payment under subsection 2.6C or 5.1 is given and so long as no Event of Default shall have occurred and be continuing, in the case of clause (i) above, and (y) subject to subsection 13.6B, Company may at any time, so long as no Event of Default shall have occurred and be continuing, in the case of clause (ii) or (iii) above, elect to terminate such Lender (and, if such Lender is a Canadian Lender having a U.S. Affiliate, such U.S. Affiliate) as a party (or parties) to this Agreement; provided that, concurrently with such termination, (i) each Borrower shall pay that Lender (and any U.S. Affiliate of such Lender, if any), without duplication, all principal, interest and fees and other amounts (including, without limitation, amounts, if any, owed under subsections 5.1 or 2.6D) owed to such Lender (and any such U.S. Affiliate) through such date of termination, (ii) another Lender or Eligible Assignee shall agree, as of such date, in accordance with the provisions of subsection 13.1, to become a Lender for all purposes under this Agreement (whether by assignment or amendment, if necessary) and to assume all obligations of the Lender to be terminated as of such date and (iii) all documents and supporting materials necessary, in the judgment of such Administrative Agent to evidence the substitution of such Lender shall have been received and approved by the applicable Administrative Agent as of such date.

Section 6.	CONDITIONS TO LOANS, LETTERS OF CREDIT AND ACCEPTANCES

6.1	Conditions to Closing.

The obligations of Lenders to extend any credit hereunder on the Closing Date are, in addition to the conditions precedent specified in subsection 6.2, subject to prior or concurrent satisfaction of the following conditions:

A. Borrower Documents. On or before the Closing Date, each Borrower shall deliver or cause to be delivered to Lenders (or to Domestic Administrative Agent for Lenders with sufficient copies, where appropriate, for each Lender) the following, each, unless otherwise noted, dated the Closing Date:

(i) Certified copies of its Articles or Certificate of Incorporation, together with a good standing certificate from the Secretary of State (or comparable official) of its jurisdiction of incorporation, each dated a recent date prior to the Closing Date;

(ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

(iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

(iv) Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents to which it is a party; and

(v) Executed copies of the Loan Documents to which such Person is a party.

B. Opinions of Company’s Counsel. On or before the Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Domestic Administrative Agent for Lenders with sufficient copies for each Lender) (i) executed copies of one or more favorable written opinions of Latham & Watkins LLP, special counsel for Company, Robert A. Gordon, Esq., Senior Vice President and General Counsel for Company, Parlee McLaws LLP, counsel for Canada Safeway, and M. Bruce Bowman, Esq., General Counsel for Canada Safeway, each in form and substance reasonably satisfactory to Joint Bookrunners, the Administrative Agents and their counsel, dated as of the Closing Date and covering such matters as Joint Bookrunners and Administrative Agents acting on behalf of Lenders may reasonably request and (ii) evidence satisfactory to Joint Bookrunners and Administrative Agents that Company has requested such counsel to deliver such opinions to Lenders.

C. Fees. Company shall have paid the fees payable on the Closing Date referred to in subsection 2.3.

D. Repayment of Obligations under Existing Credit Agreement. On or before the Closing Date, Borrowers shall have paid in full all amounts outstanding under the Existing Credit Agreement and shall have terminated all commitments of the lenders thereunder (except with respect to the Existing Company Letters of Credit issued pursuant to the Existing Credit Agreement, which shall remain issued notwithstanding the termination of all commitments thereunder). Without affecting the terms of the Existing Credit Agreement which expressly survive the termination of the Existing Credit Agreement, each Lender party to the Existing Credit Agreement hereby waives any requirement of advance notice of termination required under the Existing Credit Agreement and hereby agrees that the Existing Credit Agreement and the commitments thereunder shall terminate simultaneously with or before the satisfaction by Borrowers of the conditions to closing set forth in this subsection 6.1.

E. No Material Adverse Effect. Since January 1, 2011, no event shall have occurred, and no condition shall have developed and persist, that could, in the reasonable opinion of Requisite Lenders have a Material Adverse Effect other than as disclosed to Lenders in Company’s public filings with the SEC prior to the date hereof.

F. Representations and Warranties. Each Borrower shall have delivered to Administrative Agents an Officers’ Certificate, in form and substance satisfactory to Joint Bookrunners and Administrative Agents, to the effect that the representations and warranties of such Borrower in Section 7 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date.

G. Existing Company Letters of Credit. All accrued and outstanding fees as of the Closing Date with respect to the Existing Company Letters of Credit shall have been paid to the applicable Lender to which such fees are payable pursuant to the terms governing such Existing Company Letters of Credit prior to the Closing Date.

6.2	Conditions to All Loans.

The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

A. Each Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an executed Notice of Borrowing, in each case signed by any executive officer or vice president of the applicable Borrower (each such person being an “Authorized Officer”).

B. As of that Funding Date:

(i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case, such representations and warranties shall be true, correct and complete in all material respects on and as of such earlier date; and

(ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default.

6.3	Conditions to Letters of Credit.

The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, all conditions precedent described in subsection 6.1 shall have been satisfied.

B. On or before the date of issuance of such Letter of Credit, Domestic Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an executed Notice of Issuance of Letter of Credit, in each case signed by an Authorized Officer, together with all other information specified in subsection 3.1B(i) and such other documents, agreements or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 6.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

6.4	Conditions to Acceptances.

The creation of any Acceptance hereunder is subject to the following conditions precedent:

A. On or before the date of the initial creation of any Acceptance pursuant to this Agreement, all conditions precedent described in subsection 6.1 shall have been satisfied.

B. On or before the date of the creation of any Acceptance, Canadian Administrative Agent shall have received, in accordance with the provisions of subsection 4.2, an executed Drawing Notice, in each case signed by any executive officer or vice president of Canada Safeway and acknowledged by any Authorized Officer of Company.

C. On the date of the creation of any Acceptance, all conditions precedent described in subsection 6.2B shall be satisfied to the same extent as if the creation of such Acceptance were the making of a Loan and the Drawing Date were a Funding Date.

Section 7.	BORROWERS’ REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Agreement, to make the Loans and/or create any Acceptance, to induce Issuing Lenders to issue Letters of Credit and to induce other Domestic Lenders to purchase participations therein, each Borrower represents and warrants to each Lender (which representations and warranties in the case of Canada Safeway shall be limited to Canada Safeway and its Subsidiaries and shall exclude the representations and warranties set forth in subsections 7.9 and 7.12), on the date of this Agreement, on each Funding Date, Drawing Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

7.1	Organization, Powers, Qualification, Good Standing and Business.

A. Organization and Powers. Each of the Loan Parties is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, to enter into each Loan Document to which it is a party and to carry out the transactions contemplated hereby and thereby.

B. Qualification and Good Standing. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

7.2	Authorization of Borrowing, etc.

A. Authorization of Borrowing. The execution, delivery and performance of each of the Loan Documents by each of the Loan Parties party thereto have been duly authorized by all necessary corporate action on the part of such Loan Parties.

B. No Conflict. The execution, delivery and performance by each of the Loan Parties of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any material law or any material governmental rule or regulation applicable to any Loan Party, the Certificate or Articles of Incorporation or Bylaws of any Loan Party or any order, judgment or decree of any court or other agency of government binding on any Loan Party, (ii) conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party, or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents which will be obtained on or before the Closing Date.

C. Governmental Consents. The execution, delivery and performance by each of the Loan Parties of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require such Loan Party to make or obtain any registration with, consent or approval of, or notice to, or other action to, with or by, any United States or Canadian Governmental Authority.

D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each of the Loan Parties party thereto and is the legally valid and binding obligation of each such Loan Party, enforceable against each such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

7.3	Financial Condition.

The audited consolidated balance sheet of Company and its Subsidiaries as at January 1, 2011 and the related consolidated statements of income, stockholders’ equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended, in each case as presented in Company’s Annual Report on SEC Form 10-K for its fiscal year ended on such date, were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended.

7.4	No Material Adverse Effect.

As of the Closing Date, no event or change has occurred since January 1, 2011 that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect other than as disclosed to Lenders in Company’s public filings with the SEC prior to the date hereof.

7.5	Litigation; Adverse Facts.

Except as set forth in Company’s Annual Report on SEC Form 10-K for its fiscal year ended January 1, 2011 and Company’s 2010 Annual Report to Stockholders or any SEC Form 10-Q or 8-K filed with the SEC prior to the Closing Date, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity or before or by any Governmental Authority, pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any other Governmental Authority, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

7.6	Payment of Taxes.

Except to the extent permitted by subsection 8.3, all material tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all material taxes, assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable.

7.7	Governmental Regulation.

Neither Company nor any of its Subsidiaries is required to register as an “investment company” under the Investment Company Act of 1940.

7.8	Securities Activities.

A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 9.1 or 9.3 or subject to any restriction contained in any agreement or instrument between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 10.2, will be Margin Stock.

7.9	Employee Benefit Plans.

A. Company and each of its ERISA Affiliates are in compliance in all respects with the terms of each Employee Benefit Plan and Foreign Plan and all applicable provisions and requirements of ERISA and the regulations thereunder with respect to each Employee Benefit Plan and applicable foreign law with respect to each Foreign Plan, and have performed all of their obligations under each Employee Benefit Plan, except to the extent that the failure to so comply or perform would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

B. No ERISA Event has occurred or is reasonably expected to occur, except as individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect.

C. The amount of any unfunded benefit liabilities for each Pension Plan, determined as of the date of the most recent actuarial valuation for such Pension Plan and based on the assumptions used in such actuarial valuation for such Pension Plan, would not, individually or in the aggregate with any unfunded benefit or withdrawal liabilities under any Foreign Plans or Multiemployer Plans, reasonably be expected to result in a Material Adverse Effect. The amount of any unfunded benefit liabilities for each Foreign Plan, determined as of the date of the most recent actuarial valuation for such Foreign Plan and based on the assumptions used in such actuarial valuation for such Foreign Plan, would not, individually or in the aggregate with any unfunded benefit or withdrawal liabilities under any Pension Plans or Multiemployer Plans, reasonably be expected to result in a Material Adverse Effect.

D. Borrowers and each of their Subsidiaries have made full payment when due of all material contributions to any Foreign Plan required under such Foreign Plan or under applicable foreign law, except as individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

E. To the knowledge of Company, none of Company or any of its ERISA Affiliates has any potential withdrawal liability to any Multiemployer Plans, except as would not, individually or in the aggregate with any unfunded benefit liabilities under any Pension Plans or Foreign Plans, reasonably be expected to result in a Material Adverse Effect.

7.10	Disclosure.

The information heretofore furnished by Company and any of its Subsidiaries for purposes of or in connection with any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made, provided that with respect to any projections and pro forma financial information contained in such materials, Company represents only that such information is based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results, and such differences may be material. As of the Closing Date, there are no facts known to Company (other than matters of a general economic nature) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and written statements furnished to Lenders for use in connection with the transactions contemplated hereby.

7.11	Solvency.

At the making of any Canadian Loan, or utilization of the Acceptance Facility, by Canada Safeway, it will be Solvent.

7.12	Foreign Assets Control Regulations, etc.

Neither the making of any Loans, nor the issuance of any Letter of Credit, nor the acceptance of any Draft, nor the use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither Company nor any of its Subsidiaries or Affiliates (a) is or will become a Person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such Person. Company and its Subsidiaries and Affiliates are in compliance, in all material respects, with the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001).

Section 8.	BORROWERS’ AFFIRMATIVE COVENANTS

Each Borrower covenants and agrees (which covenants and agreements, in the case of Canada Safeway, shall be limited to those covenants and agreements that are within the control and discretion of Canada Safeway and its Subsidiaries) that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans, Acceptances and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, each Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 8.

8.1	Financial Statements and Other Reports.

Each Borrower shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company shall deliver to the Administrative Agents and Lenders:

(i) Quarterly Financials: As soon as available and in any event within 45 days after the close of each of the first three fiscal quarters in each fiscal year of Company, to the extent prepared to comply with SEC requirements, a copy of Company’s report on SEC Form 10-Q filed with the SEC for such fiscal quarter, or, if no such Form 10-Q was filed by Company, the unaudited consolidated condensed balance sheet of Company and its Subsidiaries as at the end of such fiscal quarter, the related unaudited consolidated condensed statements of income of Company and its Subsidiaries for such fiscal quarter and for the elapsed portion of the fiscal year ended as of the end of such fiscal quarter and the related unaudited consolidated condensed statement of cash flows of Company and its Subsidiaries for the elapsed portion of the fiscal year ended as of the end of such fiscal quarter, in each case setting forth the comparative consolidated figures for the corresponding periods in the prior fiscal year of Company or, in the case of such consolidated balance sheet, for the last day of the corresponding fiscal quarter in the prior fiscal year of Company, all of which shall be certified by the chief financial officer of Company as fairly presenting in all material respects the consolidated financial condition of Company and its Subsidiaries at the respective dates indicated and the results of their consolidated operations and cash flows for each of the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

(ii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, to the extent prepared to comply with SEC requirements, a copy of Company’s report on SEC Form 10-K filed with the SEC for such fiscal year, or, if no such Form 10-K was filed by Company, the consolidated balance sheet of Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows of Company and its Subsidiaries for such Fiscal Year, in each case setting forth the comparative figures for the previous Fiscal Year and certified by independent certified public accountants of recognized national standing selected by Company and satisfactory to Primary Agents, whose opinion shall be unqualified as to the scope of audit or as to the ability of Company and its Subsidiaries to continue as a going concern and shall state that such consolidated financial statements fairly present in all material respects the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(iii) Officers’ and Compliance Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (a) to the extent not otherwise included in the relevant Compliance Certificate, an Officers’ Certificate of Company stating that no Event of Default or Potential Event of Default has occurred and is continuing or, if an Event of Default or Potential Event of Default has occurred and is continuing, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in subsections 9.1 and 9.2;

(iv) Pricing Level Determination Certificates: (a) together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (b) within one (1) Business Day after any public release by Fitch, S&P, or Moody’s lowering its credit rating on any of Company’s outstanding senior unsecured debt to the extent such lowering would change the Pricing Level then in effect, and (c) at such additional times as Company may elect, a Pricing Level Determination Certificate.

(v) Accountants’ Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (ii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit has included a review of the terms of this Agreement insofar as they relate to financial and accounting matters and (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit;

(vi) SEC Filings and Earnings Releases: promptly upon their becoming available, copies of (a) annual reports and proxy statements sent or made available by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all reports and registration statements of Company or its Subsidiaries filed with the SEC on SEC Forms S-2, S-3, S-4, 10-Q and 8-K and (c) all press releases concerning Company’s earnings made available generally by Company or any of its Subsidiaries to the public;

(vii) Events of Default, etc.: promptly upon any executive officer, the vice president-treasurer or the vice president-corporate accounting of any Borrower obtaining actual knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to any Primary Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, or (b) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers’ Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action such Borrower has taken, is taking and proposes to take with respect thereto;

(viii) Litigation or Other Proceedings: promptly upon any executive officer of any Borrower obtaining actual knowledge of (a) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, “Proceedings”) not previously disclosed in writing by any Borrower to Lenders or (b) any material development in any Proceeding, that, in either case, has a reasonable possibility of giving rise to a Material Adverse Effect, written notice thereof together with such other information as may be reasonably available to Borrowers to enable Lenders and their counsel to evaluate such matters; and

(ix) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

Information required to be delivered pursuant to subdivisions (i), (ii), and (vi) of this subsection 8.1 (to the extent any such documents are included in materials otherwise filed with the SEC) shall be deemed to have been delivered on the date (a) on which Company provides notice to Lenders that such information has been posted on Company’s Internet website at the website address listed on the signature page hereof or at another website identified in such notice and accessible to Lenders without charge; or (b) on which such documents are posted on Company’s behalf on an Internet or intranet website, if any, to which each Lender and each Administrative Agent have access (whether a commercial, third-party website or whether sponsored by any such Administrative Agent); provided that: (y) Company shall deliver paper copies of such information to any Lender that requests such delivery and (z) Company shall notify Domestic Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to Domestic Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

8.2	Corporate Existence, etc.

Except as permitted under subsection 9.3, each Borrower shall, and shall cause each of its Subsidiaries (other than Unrestricted Subsidiaries) to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided that nothing in this subsection 8.2 shall prevent the withdrawal by Company or any of its Subsidiaries of qualification to do business as a foreign corporation in any jurisdiction where such withdrawal would not reasonably be expected to have a Material Adverse Effect.

8.3	Payment of Taxes and Claims.

Each Borrower shall, and shall cause each of its Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

8.4	Maintenance of Properties; Insurance.

Each Borrower shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted,

all properties used or useful in the business of such Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof if, in each case, failure to so maintain would result in a Material Adverse Effect. Company will, and will cause each Subsidiary to, maintain insurance (including self-insurance) in such amounts and covering such risks as is customarily carried or maintained under similar circumstances by corporations engaged in similar businesses.

8.5	Inspection.

Each Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company (through its authorized representatives) may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

8.6	Compliance with Laws, etc.

Each Borrower shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would reasonably be expected to result in a Material Adverse Effect.

Section 9.	BORROWERS’ NEGATIVE COVENANTS

Each Borrower covenants and agrees (which covenants and agreements, in the case of Canada Safeway shall be limited to those covenants and agreements that are within the control and discretion of Canada Safeway and its Subsidiaries) that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans, Acceptances and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, such Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 9.

9.1	Liens and Related Matters.

A. Prohibition on Liens. Each Borrower shall not, and shall not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of such Borrower or any such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, or file or authorize the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

(i) Permitted Encumbrances;

(ii) Liens existing as of the Closing Date securing Indebtedness in an aggregate amount not exceeding the principal amount of the Indebtedness or related commitment secured by such Liens on the Closing Date;

(iii) Liens arising pursuant (a) to purchase money mortgages securing Indebtedness representing the purchase price (or financing of the purchase price within 180 days after the respective purchase) of property or other assets acquired by Company or any of its Subsidiaries (including, without limitation, Liens arising under Capital Leases) or (b) mortgages or security agreements securing financing incurred to refurbish, renovate or otherwise improve existing assets, provided, in any event, that any such Liens attach only to the assets so purchased, refurbished, renovated or improved;

(iv) Liens existing on specific tangible assets at the time acquired (including by acquisition, merger or consolidation) by Company or any of its Subsidiaries or on assets of a Person at the time such Person first becomes a Subsidiary of Company, provided that (a) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or Person by Company or any of its Subsidiaries and (b) in the case of any such acquisition of a Person other than Casa Ley, any such Lien attached only to specific tangible assets of such Person and not assets of such Person generally;

(v) Liens securing extensions, renewals or refinancings of any Indebtedness secured by Liens permitted under any of the preceding clauses (i), (ii), (iii) and (iv) of this subsection 9.1A, provided that the principal or committed amount of any such Indebtedness (a) is not increased over the principal or committed amount outstanding at the time of any such extension or renewal and (b) is not secured by Liens on any additional assets, except that all or any portion of the aggregate amount of the Indebtedness described in such clauses (i), (ii), (iii) or (iv) may be extended, renewed or refinanced in a single financing that does not increase the aggregate principal amount of such Indebtedness but which may provide for cross-collateralization with respect to property and assets theretofore encumbered to secure all or any portion of the Indebtedness being extended, renewed or refinanced;

(vi) Liens on assets substituted for assets theretofore encumbered pursuant to Liens permitted pursuant to the preceding clauses (i), (ii), (iii), (iv) and (v) of this subsection 9.1A to secure the Indebtedness or obligations theretofore secured, provided that the fair market value of such assets at the time such Liens are created, as reasonably determined by Company, shall not exceed the fair market value of such previously encumbered assets for which such assets have been substituted;

(vii) Liens on Company’s and its Subsidiaries’ accounts receivable securing receivable securitizations and similar receivable financing programs;

(viii) Liens on assets of Company’s Subsidiaries securing Indebtedness owed to Company or any of its Wholly-Owned Subsidiaries; provided that the holder of such secured Indebtedness may not transfer any such secured Indebtedness to any Person other than Company or a Wholly-Owned Subsidiary of Company unless, upon giving effect to such transfer, such Liens would be permitted under the provisions of this subsection 9.1A (other than this clause (viii)); and

(ix) Other Liens securing Indebtedness or other obligations in an aggregate amount not to exceed 5% of the Book Value of the consolidated tangible assets of Company and its Subsidiaries (other than Unrestricted Subsidiaries) at any time.

B. No Restrictions on Subsidiary Distributions to Company or Other Subsidiaries. Except as provided herein, each Borrower will not, and will not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary’s capital stock owned by Company, such Borrower or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company, such Borrower or any other Subsidiary of Company, (iii) make loans or advances to Company, such Borrower or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company, such Borrower or any other Subsidiary of Company, except for such restrictions or encumbrances existing by reason of (a) any restrictions existing under any of the Loan Documents or any other agreements or contracts in effect on the Closing Date or any restrictions under any Subordinated Indebtedness, (b) any restrictions with respect to a Subsidiary that is not a Subsidiary on the Closing Date under any agreement in existence at the time such Subsidiary becomes a Subsidiary of Company, (c) any restrictions with respect to a Subsidiary of Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, (d) any restrictions with respect to any Subsidiary of Company all or substantially all of whose assets consist of property encumbered by Liens permitted under subsection 9.1A, (e) restrictions imposed by applicable laws, (f) restrictions under leases of, or mortgages and other agreements relating to Liens on, specified property or assets limiting or prohibiting transfers of such property or assets (including, without limitation, non-assignment clauses, due-on-sale clauses and clauses prohibiting junior Liens), and (g) any restrictions existing under any agreement that amends, refinances or replaces any agreement containing restrictions permitted under the preceding clauses (a) through (f), provided that the terms and conditions of any such agreement, taken as a whole, are not materially less favorable to Company than those under the agreement so amended, refinanced or replaced.

9.2	Financial Covenants.

A. Minimum Interest Coverage Ratio. Borrowers shall not permit the Interest Coverage Ratio for any four-fiscal quarter period ending as of the last day of any fiscal quarter of Company to be less than 2.00:1.00.

B. Maximum Leverage Ratio. Borrowers shall not permit the ratio of (i)(a) Consolidated Total Debt as of the last day of any fiscal quarter of Company minus (b) the aggregate amount of Unrestricted Cash in excess of $75,000,000, as of such day, of Company and its Subsidiaries (excluding any Unrestricted Subsidiaries), determined on a consolidated basis) to (ii) Consolidated Adjusted EBITDA for the four-fiscal quarter period ending as of such day, to exceed 3.50:1.00.

9.3	Restriction on Fundamental Changes; Material Asset Sales.

Each Borrower shall not, and shall not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, (A) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or (B) enter into any transaction of merger or consolidation, or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, except:

(i) any Subsidiary of Company or any other Person may be merged or amalgamated with or into Company or any Wholly-Owned Subsidiary of Company, or be liquidated, wound up or dissolved into, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Wholly-Owned Subsidiary of Company; provided that, (a) in the case of any such merger involving Company, Company shall be the surviving corporation, (b) in the case of such a merger involving Canada Safeway but not covered by clause (a), Canada Safeway shall be the surviving corporation and shall, after giving effect to such merger, be a Wholly-Owned Subsidiary of Company, and (c) in the case of such a merger involving a Wholly-Owned Subsidiary and not covered by either clause (a) or clause (b) above or permitted by clause (ii) below, the surviving corporation shall be a Wholly-Owned Subsidiary of Company; and

(ii) subject to the provisions of subsections 9.1, 9.4 and 9.6, Company and its Subsidiaries may convey, lease, sublease, transfer, sell or otherwise dispose, including by merger, consolidation or amalgamation, of all or any part of its business, property or fixed assets, whether now owned or hereafter acquired in transactions that do not constitute Material Asset Sales; provided that if Canada Safeway would cease to be a Wholly-Owned Subsidiary of Company as the result of such conveyance, sale, transfer or other disposition, Borrowers shall have taken such actions as are necessary to terminate and pay all amounts due hereunder with respect to the Canadian Commitments as to Canada Safeway prior to or at the time such conveyance, sale, transfer or disposition becomes effective.

9.4	Transactions with Shareholders and Affiliates.

Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Company’s Common Stock or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its Subsidiaries (other than Unrestricted Subsidiaries) or between any of Company’s Subsidiaries and any other such Subsidiary (other than an Unrestricted Subsidiary); (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries; (iii) except as restricted by clause (i), transactions by Unrestricted Subsidiaries; (iv) transactions approved by a majority of the disinterested directors of Company’s or the applicable Subsidiary’s, as the case may be, board of directors; (v) transactions with banks relating to cash or automated teller machines and cash advance services; and (vi) loans to officers of Borrowers for business or personal purposes in an aggregate outstanding principal amount not exceeding $20,000,000 at any time and otherwise in compliance with the U.S. Sarbanes-Oxley Act of 2002.

9.5	Conduct of Business.

From and after the Closing Date, each Borrower shall not, and shall not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, fundamentally or substantively alter the character of its business from that conducted by Company and its Subsidiaries, taken as a whole, as of the Closing Date.

9.6	Unrestricted Subsidiaries.

Company may from time to time deliver to each Administrative Agent an Officers’ Certificate designating one or more of its Subsidiaries (other than Canada Safeway) as Unrestricted Subsidiaries; provided no Subsidiary shall be designated as an Unrestricted Subsidiary if, upon giving effect to such designation, the aggregate Book Value of all assets of all Unrestricted Subsidiaries would exceed 15% of the Book Value of the consolidated assets of Company and its Subsidiaries or if doing so would cause an Event of Default under subsection 9.2. Company will not, and will not permit its Subsidiaries, including any Unrestricted Subsidiary, to enter into any contract, agreement, financing or other arrangement that would provide the creditors of any Unrestricted Subsidiary (including Persons with contingent claims against any Unrestricted Subsidiary) with any recourse to or against Company or any of its Subsidiaries (other than Unrestricted Subsidiaries) or any of their respective assets or revenues. Any Officers’ Certificate designating any Unrestricted Subsidiaries shall show, in reasonable detail, the Book Value of such Subsidiary’s assets and the consolidated assets of Company and its Subsidiaries, shall provide pro forma financial statements demonstrating Company will continue to be in compliance with subsection 9.2 upon giving effect to such designation, and shall certify that Company and its Subsidiaries are not parties to any contract or agreement that would provide any such creditors of such Subsidiary with recourse to or against Company or any of its Subsidiaries (other than Unrestricted Subsidiaries) and that no such creditor of such Subsidiary would have recourse to or against Company or any of its Subsidiaries (other than Unrestricted Subsidiaries) as a matter of law. Any Person designated as an Unrestricted Subsidiary in any such Officers’ Certificate shall, without further action, become an Unrestricted Subsidiary on the fifth Business Day after each Administrative Agent receives such Officers’ Certificate.

Company shall not, and shall not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to convey, transfer, sell or otherwise dispose of (including in connection with any merger or consolidation) any of its assets or properties to any Unrestricted Subsidiary if, after giving effect thereto, the aggregate Book Value of all assets of all Unrestricted Subsidiaries would exceed 15% of the Book Value of all assets of Company and its Subsidiaries.

Company may from time to time deliver to each Administrative Agent an Officers’ Certificate changing the designation of an Unrestricted Subsidiary so that such Subsidiary ceases to be an Unrestricted Subsidiary, which change shall be effective on the third Business Day after each Administrative Agent receives such Officers’ Certificate. Upon effectiveness of such change, such formerly Unrestricted Subsidiary shall be subject to the provisions of this Agreement applicable to all other Subsidiaries of Company that are not Unrestricted Subsidiaries and such formerly Unrestricted Subsidiary shall not maintain any contract or condition that is not permitted hereunder for any Subsidiary of Company that is not an Unrestricted Subsidiary regardless of when it first entered into such contract or permitted such condition to exist.

Section 10. EVENTS	OF DEFAULT

If any of the following conditions or events (“Events of Default”) shall occur and be continuing:

10.1	Failure to Make Payments When Due.

Failure by any Borrower to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; failure by Canada Safeway to pay the amount of any Acceptance at maturity; or failure by any Borrower to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

10.2	Default in Other Agreements.

(i) Failure of Company or any of its Subsidiaries (other than Unrestricted Subsidiaries) to pay when due any principal of or interest on any items of Indebtedness (other than items of Indebtedness referred to in subsection 10.1) with an aggregate principal amount of $100,000,000 or more and such failure continues beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries (other than Unrestricted Subsidiaries) with respect to any other material term of any Indebtedness with an aggregate principal amount of $100,000,000 or more or any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness and such breach or default continues beyond the end of any grace period provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable prior to its stated maturity (in each case after the giving or receiving of any requisite notice or after the lapse of any requisite period); provided that in the event that any non-payment described in clause (i) above or any breach or default described in clause (ii) above is, prior to any acceleration of the Obligations pursuant to this Section 10, cured or waived by the holders of such Indebtedness without (a) any consent, waiver or other fee being paid to such holders, (b) prepayments or theretofore unscheduled reductions of such Indebtedness, (c) any additional collateral (or if such Indebtedness was theretofore unsecured, any collateral)

being encumbered to secure such Indebtedness or any additional guaranties thereof (or if such Indebtedness was not theretofore guarantied, any guaranty thereof), (d) any amendment to or modification of the terms of such Indebtedness, except any such amendment or modification as may be necessary to relax the provisions thereof to cure such non-payment, breach or default, then such non-payment, breach or default shall not constitute an Event of Default hereunder; or

10.3	Breach of Certain Covenants.

Failure of any Borrower to perform or comply with any term or condition contained in subsections 2.5, 8.1(vii) or Section 9 of this Agreement or the failure of any Borrower to maintain its corporate existence to the extent required under subsection 8.2 of this Agreement; or

10.4	Breach of Warranty.

Any written representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any written statement or certificate at any time given by Company or any of its Subsidiaries (or deemed to be given in connection with any borrowing hereunder) pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

10.5	Other Defaults Under Loan Documents.

Any Borrower shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 10, and such default shall not have been remedied or waived within 30 days after receipt by such Borrower of notice from any Administrative Agent or any Lender of such default; or

10.6	Involuntary Bankruptcy; Appointment of Receiver, etc.

(i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Borrower or any Material Subsidiary in an involuntary case under any Insolvency Laws which decree or order is not stayed; or any other similar relief shall be granted under any applicable Insolvency Laws; or (ii) an involuntary case shall be commenced against any Borrower or any Material Subsidiary under any Insolvency Laws; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower or any Material Subsidiary, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Borrower or any Material Subsidiary for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Borrower or any Material Subsidiary, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

10.7	Voluntary Bankruptcy; Appointment of Receiver, etc.

(i) Any Borrower or any Material Subsidiary shall have an order for relief entered with respect to it or commence a voluntary case under any Insolvency Laws, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such laws, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Borrower or any Material Subsidiary shall make any assignment for the benefit of creditors; or (ii) any Borrower or any Material Subsidiary shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of any Borrower or any Material Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

10.8	Judgments and Attachments.

Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $100,000,000 (not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries other than an Unrestricted Subsidiary or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days after entry or filing thereof (or in any event later than five days prior to the date of any proposed sale thereunder); or

10.9	Dissolution.

Any order, judgment or decree shall be entered against any Borrower or any Material Subsidiaries decreeing the dissolution or split up of any Borrower or that Material Subsidiary (which dissolution, in the case of Canada Safeway or a Material Subsidiary is not permitted under subsection 9.3) and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

10.10	Employee Benefit Plans.

There shall occur any ERISA Event which individually results in or would reasonably be expected to result in a Material Adverse Effect or, if taken together with all other ERISA Events results in or would reasonably be expected to result in a Material Adverse Effect during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (for each Pension Plan and each Foreign Plan which is required to be funded, determined as of the date of the most recent actuarial valuation for such Pension Plan or Foreign Plan and based on the assumptions used in such actuarial valuation for such Pension Plan or Foreign Plan), individually or in the aggregate for all Pension Plans and all Foreign Plans which are required to be funded (excluding for purposes of such computation any such plans with respect to which assets exceed benefit liabilities), which would reasonably be expected to result in a Material Adverse Effect; or

10.11	Invalidity of Subsidiary Borrower Guaranty.

The Subsidiary Borrower Guaranty for any reason, other than the satisfaction in full of all the “Subsidiary Borrower Obligations” as defined therein or any written release by the Lenders required under the provisions of subsection 11.6, ceases to be in full force and effect or is declared to be null and void, or Company denies that it has any further liability thereunder, or gives notice to such effect; or

10.12	Change in Control.

Any Person or any two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of capital stock of Company (or other securities at the time convertible into capital stock) representing 40% or more of the combined voting power of all capital stock (on a fully-diluted basis) of Company entitled to vote in the election of directors,

THEN (i) upon the occurrence of any Event of Default described in subsection 10.6 or 10.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), (c) an amount equal to the Face Amount of all unmatured Acceptances, and (d) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Borrower and the obligation of each Lender to make any Loan or create or purchase any Acceptance, the obligation of Deutsche Bank to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Joint Bookrunners and Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (d) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan or create or purchase any Acceptance, the obligation of Deutsche Bank to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 2.1A(iii) or 3.3C(i).

Any amounts described in clauses (b) and (c) above shall be paid to the applicable Administrative Agent and shall be held by such Administrative Agent in a collateral account as Cash Collateral for the obligation of Company to reimburse drawings under Letters of Credit and the obligations of Canada Safeway to pay the amount of such Acceptances at maturity, and upon any drawing under such a Letter of Credit or the maturity of such an Acceptance, such Administrative Agent shall apply such amounts held pursuant to the terms of the collateral account agreement to the payment thereof. At the time of any payment of such amounts, each

Borrower agrees to enter into a collateral account agreement in form and substance satisfactory to the applicable Administrative Agent.

Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans and Acceptances pursuant to such paragraph Borrowers shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 13.6, then Requisite Lenders, by written notice to Borrowers, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit Borrowers and do not grant Borrowers the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

Section 11. AGENTS

11.1	Appointment; Delegation.

Deutsche Bank is hereby appointed Domestic Administrative Agent and a Primary Agent, Deutsche Bank Canada is hereby appointed Canadian Administrative Agent and a Primary Agent, and Bank of America, JPMorgan and each Joint Bookrunner is hereby appointed a Primary Agent for the purposes of this Agreement and the other Loan Documents and each Lender hereby authorizes each Primary Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Primary Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 11 are solely for the benefit of Agents and Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof (except for the consent right in subsection 11.5A). In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

Borrowers and the Lenders hereby acknowledge and agree the Agents are neither agents or fiduciaries of any Borrower or any Lender, and such Persons in such capacities shall have no rights, duties or responsibilities hereunder or under the other Loan Documents except those applicable to Lenders generally and except as set forth in subsection 13.1.

Each Primary Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact appointed by such Primary Agent. Each Primary Agent and any such sub-agent may perform any and all of the duties of such Primary Agent and exercise the rights and powers of such Primary Agent by or through their respective Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates (“Related Parties”). The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Primary Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as other activities as Joint Bookrunners or activities as Administrative Agents, as the case may be.

11.2	Powers; General Immunity.

A. Duties Specified. Each Lender irrevocably authorizes each Primary Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated to such Primary Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Primary Agent shall have only those duties and responsibilities that are expressly specified for such Primary Agent in this Agreement and the other Loan Documents, and it may exercise such powers, rights and remedies and perform such duties by or through its agents or employees, it being understood that, except as expressly specified herein, no Primary Agent other than the Administrative Agents shall have any duties or responsibilities under this Agreement and the other Loan Documents. The duties of the Administrative Agents shall be mechanical and administrative in nature. No Primary Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Primary Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

B. No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of Company to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions (other than those set forth in subsection 6.1), provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the Acceptances or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, each Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

C. Exculpatory Provisions. No Agent nor its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct. If any Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this

Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 13.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions; provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication (including any electronic message, Internet or intranet website posting or other distribution), instrument or document believed by such Agent, in good faith, to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 13.6). Each Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders or all Lenders, as applicable.

D. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, the Acceptances and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term “Lender” or “Lenders” or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company and its Subsidiaries for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

11.3	Independent Investigation by Lenders; No Responsibility For Appraisal of Creditworthiness.

Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans, the creation of Acceptances and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter (except such information as is, pursuant to the terms of this Agreement, required to be circulated by such Agent, to Lenders), and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in subsection 6.2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agents.

11.4	Right to Indemnity.

Each Lender, in proportion to its Aggregate Pro Rata Share, severally agrees to indemnify each Agent and each of their respective officers, directors, employees, agents, attorneys, professional advisors and Affiliates, to the extent that such Agent shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, but not limited to reasonable counsel fees and disbursements and fees and disbursements of any financial advisor engaged by such Agent) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent or such other Person, in the performance by such Agent of its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent, in any way relating to or arising out of this Agreement or the other Loan Documents, as the case may be; provided that no Lender shall be liable to such Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

11.5	Successor Primary Agent and Swing Line Lender.

A. Successor Primary Agent. Any Primary Agent may resign at any time by giving 30 days’ prior written notice thereof to Lenders and Company, and any Primary Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Primary Agents and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five (5) Business Days’ notice to Company, to appoint a successor Primary Agent, as applicable; provided that if no Event of Default under subsection 10.1, 10.6 or 10.7 has occurred and is continuing, such appointment shall be subject to Company’s consent, which consent shall not be unreasonably withheld or delayed; provided, further, that if Requisite Lenders have not acted to appoint a successor Primary Agent, as applicable, within 30 days after any such notice of resignation or any such removal, then the remaining Primary Agent or Primary Agents shall appoint such a successor (subject to Company’s consent to such appointment, such consent not to be unreasonably withheld), and in the event there is no remaining Primary Agent, Company shall appoint such a successor. Upon the acceptance of any appointment as an Administrative Agent or other Primary Agent hereunder by a successor Administrative Agent or other Primary Agent, as applicable, such successor Administrative Agent or other Primary Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent or other Primary Agent, as applicable, and the retiring or removed Administrative Agent or other Primary Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent’s or other Primary Agent’s resignation or removal hereunder as Administrative Agent or such other Primary Agent, as applicable, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or such other Primary Agent, as applicable, under this Agreement.

B. Successor Swing Line Lender. Any Swing Line Lender may resign at any time by giving 30 days’ prior written notice thereof to Lenders and Company. Upon receipt of any such notice of resignation, Company shall have the right to appoint as a successor Swing Line Lender any Lender that agrees, in its sole discretion, to accept the Domestic Swing Line Commitment or Canadian Swing Line Commitment, as the case may be, of the resigning Swing Line Lender. Upon the acceptance of any appointment as Swing Line Lender hereunder by a successor Swing Line Lender, such successor Swing Line Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Swing Line Lender, and the resigning Swing Line Lender shall thereupon be discharged from its duties and obligations under this Agreement, provided that the resigning Swing Line Lender shall be so discharged in any case no later than 30 days after giving written notice of its resignation as contemplated hereunder. After any resigning Swing Line Lender’s resignation hereunder, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Swing Line Lender under this Agreement.

11.6	Collateral Account Agreement; Subsidiary Borrower Guaranty.

Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to accept the Subsidiary Borrower Guaranty and, as secured party on behalf of and for the benefit of Agents and Lenders, to enter into a collateral account agreement as contemplated by Section 10 of this Agreement, and agrees to be bound by the terms of any such collateral account agreement. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the collateral under any such collateral account agreement or to enforce the Subsidiary Borrower Guaranty, it being understood and agreed that all rights and remedies under the Subsidiary Borrower Guaranty and any such collateral account agreement may be exercised solely by Administrative Agent for the benefit of Agents and Lenders in accordance with the terms thereof. Administrative Agent will not release Company from its obligations under the Subsidiary Borrower Guaranty and will not release any collateral under any such collateral account agreement without the prior written consent of all Lenders.

11.7 Administrative Agents May File Proofs of Claim. In case of the pendency of any proceeding under any Insolvency Law or any other judicial proceeding relative to any Loan Party, each Administrative Agent (irrespective of whether the principal of any Loan or the Letter of Credit Usage shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Administrative Agent shall have made any demand on the applicable Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, the Letter of Credit Usage and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agents and their respective agents and counsel and all other amounts due the Lenders, the applicable Issuing Banks and the Administrative Agents under subsections 2.3, 3.2, 13.2 and 13.3) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agents and, in the event that the Administrative Agents shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agents any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under subsections 2.3, 3.2, 13.2 and 13.3.

Section 12.	COMPANY GUARANTY OF CANADA SAFEWAY’S OBLIGATIONS

Company hereby unconditionally guaranties the due and punctual payment of all obligations of Canada Safeway arising under this Agreement, any Notes, any Acceptances and any other Loan Documents, in each case when due, whether by required prepayment, declaration, demand or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or operation of any stay under applicable Canadian law) (the “Subsidiary Borrower Obligations”), and agrees to pay any and all costs and expenses (including fees and disbursements of counsel) incurred by any Agent or Lender in enforcing any rights under this guaranty. For purposes of this Section 12, the obligations of Company under this Section 12, as they may be amended, modified or supplemented from time to time, are referred to as its “Subsidiary Borrower Guaranty.”

Company agrees that the Subsidiary Borrower Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound upon this Subsidiary Borrower Guaranty notwithstanding any extension, renewal or other alteration of any such Subsidiary Borrower Obligation or any other Obligation.

Company waives presentation of, demand of and protest of any Subsidiary Borrower Obligation and also waives notice of protest for nonpayment. The obligations of

Company under this Subsidiary Borrower Guaranty shall be valid and enforceable and shall not be subject to any limitation, impairment, or discharge for any reason (other than payment in full of the Subsidiary Borrower Obligations) and Company hereby irrevocably waives any defenses it may now or hereafter have in any way relating thereto, including, without limitation, the occurrence of any of the following, whether or not Company shall have had notice or knowledge of any of them:

(a) the failure of any Domestic Lender, Canadian Lender or any other Lender to assert any claim or demand or to enforce any right or remedy against Canada Safeway, Company or any other Person under the provisions of this Agreement, this Subsidiary Borrower Guaranty or any other Loan Document,

(b) any extension or renewal of any provision of any thereof,

(c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any other Loan Document (other than this Section 12, it being agreed and understood that any waiver, amendment or modification of this Section 12 shall be limited exactly as written and shall not, except as expressly written, affect the obligations of Company under this Subsidiary Borrower Guaranty),

(d) the failure to perfect any security interest in, or the release of, any of the security held by any Agent or any Lender for the Subsidiary Borrower Obligations hereby guarantied or any of them or held by any Agent, any Lender or any other Person for any of the Obligations or any of them, or

(e) the failure of any Lender to exercise any right or remedy against any other guarantor of the Subsidiary Borrower Obligations or the Obligations.

Company further agrees that this Subsidiary Borrower Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be had by any Agent or Lender to any of the security held for payment of the Subsidiary Borrower Obligations or to any balance of any deposit account or credit on the books of any Agent or Lender in favor of Company, Canada Safeway or any other Person.

The obligations of Company under this Subsidiary Borrower Guaranty shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise of any of the Subsidiary Borrower Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Subsidiary Borrower Obligations, discharge of Canada Safeway from any of the Subsidiary Borrower Obligations in a bankruptcy or similar proceeding, or otherwise. Without limiting the generality of the foregoing, the obligations of Company under this Subsidiary Borrower Guaranty shall not be discharged or impaired or otherwise affected by the failure of any Agent or Lender to assert any claim or demand or to enforce any remedy under this Agreement or any document or instrument executed by Canada Safeway in connection therewith, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Subsidiary Borrower Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Company or which would otherwise operate as a discharge of Company as a matter of law or equity.

Company further agrees that this Subsidiary Borrower Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Subsidiary Borrower Obligation is rescinded or must otherwise be restored by any Agent or Lender upon the bankruptcy or reorganization of Canada Safeway, any other Person or otherwise.

Company further agrees, in furtherance of the foregoing and not in limitation of any other right which any Agent or Lender may have at law or in equity against Company by virtue hereof, upon the failure of Canada Safeway to pay any of the Subsidiary Borrower Obligations when and as the same shall become due, whether by required prepayment, declaration, demand or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or operation of any stay under applicable Canadian law), Company will forthwith pay, or cause to be paid, in cash, to Administrative Agent for the ratable benefit of Lenders an amount equal to the sum of the unpaid principal amount of such Subsidiary Borrower Obligations then due as aforesaid, accrued and unpaid interest on such Subsidiary Borrower Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such Subsidiary Borrower Obligations) and all other Subsidiary Borrower Obligations then owed to Agents and Lenders as aforesaid.

Upon payment by Company of any sum to Administrative Agent for the ratable benefit of Agents and Lenders as provided above so long as any of the Subsidiary Borrower Obligations shall remain outstanding hereunder, all rights of Company against Canada Safeway arising as a result thereof, by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the Subsidiary Borrower Obligations to Agents and Lenders.

This Subsidiary Borrower Guaranty shall be binding upon Company and its successors and assigns and shall inure to the benefit of the successors and assigns of Agents and Lenders and, in the event of any transfer and assignment of rights by an Agent or Lender, the rights and privileges herein conferred upon such Agent or Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

Notwithstanding any provisions of subsection 5.1 to the contrary, all sums payable by Company under this Subsidiary Borrower Guaranty shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than any Excluded Tax) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment. If Company is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by

Company to any Agent or any Lender hereunder with respect to any of the Subsidiary Borrower Obligations and such deduction or withholding would not have been required if Canada Safeway were to have paid such Subsidiary Borrower Obligation, Company agrees, as a separate obligation, to pay such additional amounts to such Agent or Lender, as the case may be, so that the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, such Agent or Lender, as the case may be, receives on the due date of such payment on an after-tax basis a net sum equal to what it would have received had no such deduction, withholding or payment been required or made.

Section 13. MISCELLANEOUS

13.1 Successors and Assigns; Assignments and Participations in Loans and Letters of Credit.

A. General. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders’ rights of assignment are subject to the further provisions of this subsection 13.1). Neither Borrower’s rights or obligations hereunder nor any interest therein may be assigned or delegated by Borrower without the prior written consent of all Lenders (and any attempted assignment or transfer by such Borrower without such consent shall be null and void). No sale, assignment or transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Domestic Commitment and the Domestic Loans of the Lender effecting such sale, assignment, transfer or participation. No such sale, assignment, transfer or participation of any Acceptance or related Draft or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Canadian Commitment and the Canadian Loans (other than Canadian Swing Line Loans of the Lender effecting such sale, assignment, transfer or participation as permitted herein). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

B.	Assignments.

(i) Amounts and Terms of Assignments. Any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement; provided that (a), except (1) in the case of an assignment of the entire remaining amount of the assigning Lender’s rights and obligations under this Agreement or (2) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender, the aggregate amount of the Domestic Loan Exposure or Canadian Loan Exposure, as the case may be, of the assigning Lender and the assignee subject to each such assignment shall not be less than $10,000,000, in the case of any assignment of a Loan, unless the applicable Administrative Agent and, so long as no Event of Default under subsection 10.1, 10.6 or 10.7 has occurred and is continuing, Company otherwise consents (each such consent not to be unreasonably withheld); provided that Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the applicable Administrative Agent within fifteen (15) Business Days after having received written notice thereof, (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, and any assignment of all or any portion of a Commitment, Loan, Letter of Credit or Acceptance participation shall be made only as an assignment of the same proportionate part of the assigning Lender’s Commitment, Loans, Letter of Credit and Acceptance participations, (c) the parties to each assignment shall execute and deliver to the applicable Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500 (unless the assignee is an Affiliate or an Approved Fund of the assignor, in which case no fee shall be required), provided that such Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The Eligible Assignee, if it shall not be a Lender, shall deliver to the applicable Administrative Agent information reasonably requested by such Administrative Agent, including such forms, certificates or other evidence, if any, with respect to Tax matters as the assignee under such Assignment Agreement may be required to deliver to the applicable Administrative Agent pursuant to subsection 5.1B and (d), except in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund of a Lender, each Administrative Agent, each affected Issuing Lender, each affected Swing Line Lender and, if no Event of Default under subsection 10.1, 10.6 or 10.7 has occurred and is continuing, Company, shall have consented thereto (each such consent not to be unreasonably withheld); provided that Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the applicable Administrative Agent within fifteen (15) Business Days after having received written notice thereof. To the extent that an assignment of all or any portion of a Lender’s Commitment, Loans, Letter of Credit and Acceptance participations and related outstanding Obligations pursuant to subsections 2.8A(iv), 5.3 or this subsection 13.1B would, at the time of such assignment, result in increased costs under subsection 5.1 from those being charged by the respective assigning Lender prior to such assignment, then the applicable Borrower shall not be obligated to pay such increased costs (although such Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

No such assignment shall be made (A) to the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the applicable Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Company and the applicable Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the applicable Administrative Agent, each Issuing Lender, each Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Aggregate Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Notwithstanding the provisions of the preceding paragraphs of this subsection, any Canadian Lender that is not resident in the United States of America for withholding tax purposes shall have the option to assign only its obligation to fund Canadian/U.S. Loans from time to time upon its receipt of a Notice of Borrowing relating thereto, together with all of its rights to receive payments of principal of and interest on such Loans (including any such Canadian/U.S. Loans theretofore funded and outstanding), to a U.S. Affiliate of such Canadian Lender (such an assignment, a “Canadian/U.S. Funding Assignment”); provided no such assignment shall relieve such Canadian Lender of its obligation to fund Loans (including Canadian/U.S. Loans) under subsection 2.1A(ii). Any such assignment shall obligate the U.S. Affiliate of such Canadian Lender to make such Loans on behalf of such Canadian Lender, and Company shall be an express and intended third-party beneficiary of any such assignment and shall have such rights and remedies against a U.S. Affiliate of any Canadian Lender with respect to the funding of any Canadian/U.S. Loan as Company would have against such Canadian Lender with respect to such Loan. If any Canadian Lender proposing to make an assignment of its Canadian Commitments, Canadian Loans and Acceptances in accordance with the first paragraph of this subsection 13.1B, has theretofore entered into a Canadian/U.S. Funding Assignment with its U.S. Affiliate, such Lender and its U.S. Affiliate shall jointly enter into such proposed assignment so that the conditions set forth in clause (b) of the first paragraph of this subsection 13.1B are satisfied as if such Canadian Lender and its U.S. Affiliate were a single Lender. No processing and recordation fee shall be payable to Administrative Agent in connection with any Canadian/U.S. Funding Assignment.

Upon the execution and delivery of an Assignment Agreement (together with any consents required in connection therewith), from and after the effective date specified in the Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) except as set forth herein with respect to Canadian/U.S. Funding Assignments, the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 13.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, (i) anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is an Issuing Lender such Lender shall continue to have all rights and obligations of an Issuing Lender until the cancellation or expiration of any Letters of Credit issued by it and the reimbursement of any amounts drawn thereunder) and (ii) except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes, if any, to the applicable Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1E, be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit IV-A or Exhibit IV-B annexed hereto, as the case may be, with appropriate insertions to reflect the amounts of the new Commitments and/or outstanding Loans, as the case may be, of the assignee and/or the assigning Lender. Other than as provided in subsection 13.5, any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 13.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 13.1C.

Notwithstanding anything to the contrary contained herein, any Lender (a “Designating Lender”) may grant to one or more special purpose funding vehicles (each, an “SPV”), identified as such in writing from time to time by Designating Lender to Administrative Agents and Borrowers, the option to provide to a Borrower all or any part of any Loan that such Designating Lender would otherwise be obligated to make to that Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Lender shall be obligated to make such Loan pursuant to the terms hereof, (iii) the Designating Lender shall remain liable for any indemnity or other payment obligation or other obligation with respect to its Commitment hereunder and (iv) there shall be no increased cost to Borrowers as a result thereof (including without limitation as a result of taxes or otherwise). The making of a Loan by an SPV hereunder shall utilize the Commitment of Designating Lender to the same extent, and as if, such Loan were made by such Designating Lender.

As to any Loans or portion thereof made by it, each SPV (in lieu of its Designating Lender, unless otherwise agreed by such Designating Lender and such SPV) shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement; provided, however, that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement (and any Loan Documents) and to exercise on such SPV’s behalf, all of such SPV’s voting rights under this Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV.

Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

In addition, notwithstanding anything to the contrary contained in this subsection 13.1 or otherwise in this Agreement, any SPV may (i) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Loans (x) to the Designating Lender or (y) to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans, provided that, in the case of this clause (y), there shall be no increased cost to Borrowers as a result thereof (including, without limitation, as a result of taxes or otherwise), and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV, provided that prior to Designating Lender granting the option to SPV or prior to making any such disclosure to a dealer or provider, Designating Lender shall cause such SPV or such dealer or provider, as the case may be, to deliver to Administrative Agent an agreement in writing to be bound by the provisions of subsection 13.17.

Notwithstanding the foregoing provisions of this subsection 13.1B(i) or any other provision of this Agreement, if Company shall have consented thereto in writing in its sole discretion, the applicable Administrative Agent shall have the right, but not the obligation, to effectuate assignments of Domestic Loans, Canadian Loans, Domestic Commitments, Canadian Commitments, participations in Letters of Credit and Acceptances via an electronic settlement system acceptable to such Administrative Agent and Company as designated in writing from time to time to the applicable Lenders by the applicable Administrative Agent (the “Settlement Service”). At any time when the applicable Administrative Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed Eligible Assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be subject to the prior written approval of Company and shall be consistent with the other provisions of this subsection 13.1B(i). Each assigning Lender and proposed Eligible Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Domestic Loans, Canadian Loans, Domestic Commitments, Canadian Commitments, participations in Letters of Credit and Acceptances pursuant to the Settlement Service. Assignments and assumptions of Domestic Loans, Canadian Loans, Domestic Commitments, Canadian Commitments, participations in Letters of Credit and Acceptances shall be effected by the provisions otherwise set forth herein until the applicable Administrative Agent notifies the applicable Lenders of the Settlement Service as set forth herein. Company may withdraw its consent to the use of the Settlement Service at any time upon notice to the applicable Administrative Agent, and thereafter assignments and assumptions of the Domestic Loans, Canadian Loans, Domestic Commitments, Canadian Commitments, participations in Letters of Credit and Acceptances shall be effected by the provisions otherwise set forth herein.

(ii) Acceptance by Administrative Agents; Recordation in Registers. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 13.1B(i) (except in the case of a Canadian/U.S. Funding Assignment, any assignment to an Affiliate or an Approved Fund of the assignor or any assignment undertaken pursuant to subsection 5.3) and any forms, certificates or other evidence with respect to Tax matters that such assignee may be required to deliver to the applicable Administrative Agent pursuant to subsection 5.1B, the applicable Administrative Agent shall, if the applicable Administrative Agent, each Joint Bookrunner, each Issuing Lender, each Swing Line Lender and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 13.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of the applicable Administrative Agent to such assignment), (b) record the information contained therein in the applicable Register, and (c) give prompt notice thereof to Company. Each Administrative Agent shall maintain a copy of each applicable Assignment Agreement delivered to and accepted by it as provided in this subsection 13.1B(ii).

With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the applicable Register maintained by the applicable Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the applicable Administrative Agent on the applicable Register upon and only upon the acceptance by such Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to this subsection 13.1(B)(ii). Upon such acceptance and recordation, the assignee specified therein shall be treated as a Lender for all purposes of this Agreement. Coincident with the delivery of such an Assignment Agreement to the applicable Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender.

C. Participations. Any Lender may, without the consent of, or notice to, Company or the applicable Administrative Agent, sell participations to one or more Persons (other than a natural Person or Company or any of its Affiliates) in all or a portion of such Lender’s rights and/or obligations under this Agreement; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Company, the applicable Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver directly affecting (a) the extension of the scheduled final maturity date of any Loan allocated to such participation or (b) a reduction, or extension of time for payment, of the principal amount of or the rate of interest payable on any Loan allocated to such participation. Subject to the further provisions of this subsection 13.1C, Company agrees that each Participant shall be entitled to the benefits of subsections 2.6D and 5.1 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 13.1B. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 13.4 as though it were a Lender, provided such Participant agrees to be subject to subsection 13.5 as though it were a Lender. A Participant shall not be entitled to receive any greater payment under subsections 2.6D and 5.1 than the applicable Lender would have been entitled to receive, at the time of the participation, with respect to the participation sold to such Participant unless Company has given its prior written consent to the sale of the participation to such Participant and to such greater payment. No Participant shall be entitled to the benefits of subsection 5.1B unless Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Company, to provide to the applicable Lender the forms described in subsection 5.1B as though it were a Lender providing such forms to the applicable Borrower and agrees to be bound by the provisions of subsection 5.2 as if it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents owing to each Borrower (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure to such Person is necessary to establish to a Governmental Authority that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations as a result of a request or inquiry by such Governmental Authority. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, each Lender shall be responsible for the indemnity under subsection 5.1B(iv) with respect to any payments made by such Lender to its Participant(s).

D. Pledges and Assignments to Federal Reserve Banks. Any Lender may at any time pledge or assign security interest in all or any portion of its Loans, and the other Obligations owed to such Lender, to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank; provided that (i) no Lender shall be relieved of any of its obligations hereunder as a result of any such assignment or pledge and (ii) in no event shall any assignee or pledgee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 13.17.

F. Agreements of Lenders. Each Lender listed on the signature pages hereof hereby agrees, and each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree, (i) that it is an Eligible Assignee described in clause (ii) of the definition thereof; (ii) that it has experience and expertise in the making of or purchasing loans such as the Loans; and (iii) that it will make or purchase Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 13.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control).

13.2	Expenses.

Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable out-of-pocket costs and expenses of preparation of the Loan Documents; (ii) all the reasonable costs of furnishing all opinions by counsel for Borrowers (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of Borrowers’ performance of and compliance with all agreements and conditions on their parts to be performed or complied with under this Agreement and the other Loan Documents; (iii) the reasonable fees, expenses and disbursements of O’Melveny & Myers LLP (or any successor counsel) and one Canadian counsel to Primary Agents in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by Borrowers; (iv) all other actual and reasonable out-of-pocket travel costs and expenses incurred by Joint Bookrunners and out-of-pocket expenses paid to Intralinks in connection with the primary syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and the transactions contemplated hereby and thereby; and (v) after the occurrence and during the continuation of an Event of Default, all costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by any Primary Agent or any Lender in enforcing any Obligations of or in collecting any payments due from Borrowers hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings.

13.3	Indemnity.

A. In addition to the payment of expenses pursuant to subsection 13.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend,

indemnify, pay and hold harmless each of Administrative Agents, Documentation Agents, Syndication Agents, Joint Bookrunners, Joint Lead Arrangers and Lenders, and the officers, directors, employees, agents and affiliates of each of Administrative Agents, Documentation Agents, Syndication Agents, Joint Bookrunners, Joint Lead Arrangers and Lenders (collectively called the “Indemnitees”) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation Lenders’ agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or Acceptances or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) or the statements contained in the commitment letter delivered by any Lender to any Borrower with respect thereto (collectively called the “Indemnified Liabilities”); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence, willful misconduct or material breach of its obligations under the Agreement and other Loan Documents, of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. This subsection 13.3 shall not apply to the extent that the Indemnified Liabilities relate to any Taxes described in subsection 5.1.

B. To the fullest extent permitted by applicable law, each Borrower shall not assert, and hereby waives, any claim against any Indemnitees, on any theory of liability, for special, indirect, consequential or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such Indemnitee results from such Indemnitee’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non appealable decision).

13.4	Set-Off.

In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Borrower at any time or from time to time, without notice to such Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any bank controlling that Lender to or for the credit or the account of such Borrower against and on account of the obligations and liabilities of such Borrower to that Lender under this Agreement, any Letters of Credit and participations therein, any Acceptances and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein, the Acceptances or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder or any other Loan Document shall have become due and payable pursuant to Section 10 and although said obligations and liabilities, or any of them, may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of subsection 2.8 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the applicable Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the applicable Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender or its respective Affiliates may have. Each Lender agrees to notify Company and the applicable Administrative Agent promptly after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.5	Ratable Sharing.

A. Amounts Owed by Company. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as Cash Collateral under applicable Insolvency Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender from Company (and not from Canada Safeway) hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due From Company” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due From Company then due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify each Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due From Company then due to the other Lenders so that all such recoveries of Aggregate Amounts Due From Company then due shall be shared by all Lenders in proportion to the Aggregate Amounts Due From Company then due to them (as calculated prior to such recovery); provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

B. Amounts Owed By Canada Safeway. Canadian Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under any applicable Insolvency Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Loans, Acceptances, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents from Canada Safeway (collectively, the “Aggregate Amounts Due From Canada Safeway” to such Lender) which is greater than the proportion received by any other Canadian Lender in respect of the Aggregate Amounts Due From Canada Safeway to such other Canadian Lender, then the Canadian Lender receiving such proportionately greater payment shall (i) notify each Administrative Agent and each other Canadian Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due From Canada Safeway to the other Canadian Lenders so that all such recoveries of Aggregate Amounts Due From Canada Safeway shall be shared by all Canadian Lenders in proportion to the Aggregate Amounts Due From Canada Safeway to them (as calculated prior to such recovery); provided that if all or part of such proportionately greater payment received by such purchasing Canadian Lender is thereafter recovered from such Canadian Lender upon the bankruptcy or reorganization of any Canada Safeway or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Canadian Lender ratably to the extent of such recovery, but without interest. Canada Safeway expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Canada Safeway to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

13.6	Amendments and Waivers; Replacement of Banks.

A. Amendments and Waivers. Subject to subsection 2.7, no amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by any Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which (i) increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; (ii) increases the maximum amount set forth in subsection 3.1A(ii); (iii) changes any Lender’s Canadian Pro Rata Share, Domestic Pro Rata Share or Aggregate Pro Rata Share (other than pursuant to subsection 13.6B); (iv) changes in any manner the definition of “Requisite Lenders”; (v) changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; (vi) postpones the scheduled final maturity date of any of the Loans; (vii) postpones the date on which any interest or any fees are payable (except in accordance with the provisions of the last paragraph of Section 10); (viii) decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; (ix) increases the maximum duration of Interest Periods permitted hereunder; (x) reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date beyond the Termination Date of, any Letter of Credit; (xi) changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit or Swing Line Loans; or (xii) changes in any manner the provisions contained in subsection 10.1, 13.5, 13.21 or this subsection 13.6, shall be effective only if evidenced by a writing signed by or on behalf of all Lenders with Obligations directly affected thereby; provided further that this subsection 13.6 shall not supersede any provisions in subsection 2.7 to the contrary. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 6 shall be effective only if evidenced by a writing signed by or on behalf of Joint Bookrunners, Administrative Agents and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision relating to the Swing Line Loans (including, without limitation, the provisions of subsection 2.1A(iii)) shall be effective without the written concurrence of each Swing Line Lender directly affected thereby, (iv) no amendment, modification, termination or waiver of any provision of Section 11 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of a Primary Agent shall be effective without the written concurrence of such Primary Agent and (v) no amendment, modification, termination or waiver of any provision relating to subsection 13.1B(i) shall be effective without the written concurrence of each Designating Lender all or any part of whose Loans are being funded by an SPV at the time of such amendment, modification, termination or waiver. Each Primary Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 13.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by any Borrower, on such Borrower. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting

Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

B. Replacement of Banks. If, in connection with any proposed amendment, modification, termination, waiver or consent to any of the provisions of this Agreement or the Notes as contemplated by clauses (i) through (xii) of the proviso of the first sentence of subsection 13.6A, the consent of Requisite Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Company shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (i) or (ii) below, to either (i) replace each such non-consenting Lender or Lenders pursuant to subsection 5.3 so long as at the time of such replacement, each such replacement Lender consents to the proposed amendment, modification, termination, waiver or consent, or (ii) terminate such non-consenting Lender’s Commitments and repay in full its outstanding Loans, Acceptances and all other amounts due hereunder in accordance with subsections 2.4A(v), 2.4A(vi) and 2.4A(vii); provided that unless the Commitments that are terminated and the Loans that are repaid pursuant to the preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii), the Requisite Lenders (determined before giving effect to the proposed action) shall specifically consent thereto; provided further that Company shall not have the right to terminate any such non-consenting Lender’s Commitment and repay in full its outstanding Loans pursuant to clause (ii) of this subsection 13.6B if, immediately after the termination of such Lender’s Commitments in accordance with subsection 2.4A(vi), (a) the Domestic Loan Exposure of all Lenders would exceed the Domestic Commitments of all Lenders or (b) the Canadian Loan Exposure of all Lenders would exceed the Canadian Commitments of all Lenders; provided further that Company shall not have the right to replace a Lender solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second sentence of subsection 13.6A.

13.7	Independence of Covenants.

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

13.8	Notices; Platform.

A. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by fax or United States or Canadian mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of fax or telex, or three (3) Business Days after depositing it in the United States or Canadian mail with postage prepaid and properly addressed; provided that notices to each Primary Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party’s name on the signature pages hereof or (i) as to Borrowers and Primary Agents, such other address as shall be designated by any such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to each Administrative Agent. Electronic mail and Internet and intranet websites may be used to distribute routine communications, such as financial statements and other information as provided in subsection 8.1. Each Primary Agent or Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Company agrees that it will use reasonable efforts to provide Domestic Administrative Agent at its Domestic Funding and Payment Office copies of Notices of Borrowing and other written communication related to the Canadian Loans that are sent to Canadian Administrative Agent’s Canadian Funding and Payment Office, and a copy of such Notices of Borrowing or written communication sent to the Domestic Administrative Agent by electronic mail shall discharge this obligation.

Loan Documents and notices under or in connection with the Loan Documents may be transmitted and/or signed by fax and by signatures delivered in ‘PDF’ format by electronic mail. The effectiveness of any such documents and signatures (whether by counterpart or otherwise) shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Agents, Lenders, Issuing Lenders and Swing Line Lenders. Administrative Agents may also require that any such documents and signatures be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile document or signature.

B.	Platform.

(i) Each Borrower agrees that the Administrative Agents may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lender, Swing Line Lenders and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Administrative Agents do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Administrative Agent in connection with the Communications or the Platform. In no event shall any Administrative Agent have any liability to Borrowers, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the

Borrowers’ or the Administrative Agents’ transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material that any Borrower provides to any Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to any Administrative Agent, any Lender, any Swing Line Lender or any Issuing Lender by means of electronic communications pursuant to this subsection, including through the Platform.

13.9	Survival of Representations, Warranties and Agreements.

A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans or other extensions of credit hereunder, including the issuance of the Letters of Credit hereunder.

B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the applicable Borrower set forth in subsections 2.6D, 3.5A, 5.1, 13.2 and 13.3 and the agreements of Lenders set forth in subsections 11.2C, 11.4 and 13.5 shall survive the payment of the Loans and Acceptances, the cancellation or expiration of the Letters of Credit, and the termination of this Agreement.

13.10	Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

13.11	Marshalling; Payments Set Aside.

Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to any Agent or Lender (or to any Agent for the benefit of Lenders), or any Agent or Lender enforces any security interest or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

13.12	Severability.

In case any provision in or obligation under this Agreement, the Notes, the Acceptances or any Letter of Credit shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

13.13	Obligations Several; Independent Nature of Lenders’ Rights and Borrowers’ Obligations.

A. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 10, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender or Agent to be joined as an additional party in any proceeding for such purpose.

B. Canada Safeway shall not have any obligation for any extensions of credit made to Company.

13.14	Headings.

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

13.15	Successors and Assigns.

This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders’ rights of assignment are subject to subsection 13.1). No Borrower’s rights or obligations hereunder or any interest therein may be assigned or delegated by any Borrower without the prior written consent of all Lenders.

13.16	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW

YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, EACH BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH BORROWER. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH BORROWER AT ITS RESPECTIVE ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PRIMARY AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY OTHER JURISDICTION.

EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.17	Confidentiality.

A. Subject to the provisions of clause (B) of this subsection 13.17, each Lender (whether, for the purposes of any references to “Lender” in this subsection 13.17, in its capacity as a Lender, a Swing Line Lender, an Issuing Lender or an Agent) agrees that it will not disclose without the prior consent of Company (other than to its employees, members, partners, officers, auditors, advisors or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this subsection 13.17 to the same extent as such Lender) any information with respect to Borrowers or any of their Subsidiaries which was, or is now or in the future, furnished pursuant to or in connection with this Agreement or any other Loan Document, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this subsection 13.17A by the respective Lender, (ii) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to any Administrative Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this subsection 13.17 (or provisions at least as restrictive as those in this subsection 13.17) and (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee or participant (as applicable) agrees to be bound by the confidentiality provisions contained in this subsection 13.17 (or provisions at least as restrictive as those in this subsection 13.17).

B. Each Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates and their respective agents and advisers, and such affiliates may share with such Lender, any information related to Company or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of Company and its Subsidiaries), provided such Persons shall be subject to the provisions of this subsection 13.17 (or provisions at least as restrictive as those in this subsection 13.17) to the same extent as such Lender.

13.18	Judgment Currency.

A. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent could purchase the Original Currency with the Other Currency on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is paid or otherwise satisfied.

B. The obligations of each Borrower in respect of any sum due from it to the Lenders hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by Administrative Agent of any sum adjudged to be so due in the Other Currency Administrative Agent may in accordance with normal banking procedures purchase the Original Currency with the Other Currency; if the Original Currency so purchased is less than the sum originally due to the Lenders in the Original

Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lenders against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Lenders in the Original Currency, the Lenders shall remit such excess to such Borrower.

13.19	Counterparts; Effectiveness.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original or copy (as the case may be), but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in subsection 6.2, this Agreement shall become effective when it shall have been executed by the Administrative Agents and when the Administrative Agents shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

13.20	USA Patriot Act.

Each Lender hereby notifies Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.

13.21	Intercreditor Arrangements.

Lenders hereby agree among themselves that, upon the occurrence of and during the continuation of a Triggering Event, as defined below, if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as Cash Collateral under applicable Insolvency Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, Acceptances, fees and other amounts then due and owing to that Lender from any Borrower under this Agreement or under the other Loan Documents (collectively, the “Aggregate Amounts Due From Borrowers” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due From Borrowers to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due From Borrowers to the other Lenders so that all such recoveries of Aggregate Amounts Due From Borrowers shall be shared by all Lenders in proportion to the Aggregate Amounts Due From Borrowers to them (as calculated prior to such recovery); provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of any Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.

The sharing provided for herein shall be made only after giving effect to the sharing provisions of subsection 13.5.

For the purposes of this Agreement, a “Triggering Event” shall be deemed to occur and be continuing if (i) any Event of Default under subsections 10.1, 10.6 or 10.7 of the Credit Agreement shall have occurred and be continuing or (ii) the maturity of the Obligations has been accelerated as the result of any Event of Default under the Credit Agreement and such acceleration has not been rescinded in accordance with the provisions of Section 10.

13.22	No Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (a) (i) the arranging of the Commitments and Loans, and provision of other services, in connection with this Agreement are arm’s-length commercial transactions between such Borrower, on the one hand, and the Lenders and the Agents, on the other hand, (ii) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) such Borrower is capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) each of the Lenders and the Agents has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower, any of its Affiliates or any other person or entity and (ii) no Lender or Agent has any obligation to such Borrower or its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) each of the Lenders, Agents and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from such Borrower and its Affiliates, and none of the Lenders or Agents have any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against any of the

Lenders or Agents with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:	SAFEWAY INC.

	By:	/s/ MELISSA C. PLAISANCE
		Name:	Melissa C. Plaisance
		Title:	Senior Vice President, Finance and Investor Relations

Notice Address:

Safeway Inc.

5918 Stoneridge Mall Road

Pleasanton, California 94588

Fax: (925) 467-3270

Email: melissa.plaisance@safeway.com; brad.fox@safeway.com

Attention: Ms. Melissa Plaisance and Mr. Bradley S. Fox

CANADA SAFEWAY LIMITED

	By:	/s/ BRADLEY S. FOX
		Name:	Bradley S. Fox
		Title:	Assistant Treasurer and Assistant Secretary

Notice Address:

Canada Safeway Limited

c/o Safeway Inc.

5918 Stoneridge Mall Road

Pleasanton, California 94588

Fax: (925) 467-3270

Email: melissa.plaisance@safeway.com; brad.fox@safeway.com

Attention: Ms. Melissa Plaisance and Mr. Bradley S. Fox

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

DEUTSCHE BANK AG NEW YORK BRANCH, as Domestic Administrative Agent, Domestic Lender, and Domestic Swing Line Lender

By:	/s/ FREDERICK W. LAIRD
	Name:	Frederick W. Laird
	Title:	Managing Director

By:	/s/ HEIDI SANDQUIST
	Name:	Heidi Sandquist
	Title:	Director

Notice Address: 60 Wall Street New York, NY 10005 Fax: 732-460-6874 Email: heidi.sandquist@db.com Attention: Ms. Heidi Sandquist

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

DEUTSCHE BANK AG CANADA BRANCH, as Canadian Administrative Agent, Canadian Lender, and Canadian Swing Line Lender

By:	/s/ ROD O’HARA
	Name:	Rod O’Hara
	Title:	Director

By:	/s/ MARCELLUS LEUNG
	Name:	Marcellus Leung
	Title:	Assistant Vice President

Notice Address: 199 Bay Street, Suite 4700 Toronto, Ontario, M5L 1E9 Canada Fax: 416-628-8484 Email: marcellus.leung@db.com Attention: Mr. Marcellus Leung

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Bookrunner and Joint Lead Arranger

By:	/s/ WAJEAH FAHEEM
	Name:	Wajeah Faheem
	Title:	Managing Director

Notice Address: One Bryant Park, 8th Floor New York, NY 10036 Fax: 917-267-7168 Email: wajeeh.faheem@baml.com Attention: Mr. Wajeeh Faheem

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

J.P. MORGAN SECURITIES LLC, as Joint Bookrunner and Joint Lead Arranger

By:	/s/ THOMAS DELANEY
	Name:	Thomas Delaney
	Title:	Executive Director

Notice Address: 383 Madison Avenue, 27th Floor New York, NY 10179 Fax: 212-270-1063 Email: thomas.gsf.delaney@jpmchase.com Attention: Mr. Thomas Delaney

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

DEUTSCHE BANK SECURITIES INC., as Joint Lead Arranger

By:	/s/ FREDERICK W. LAIRD
	Name:	Frederick W. Laird
	Title:	Managing Director

By:	/s/ HEIDI SANDQUIST
	Name:	Heidi Sandquist
	Title:	Director

Notice Address: 60 Wall Street New York, NY 10005 Fax: 732-460-6874 Email: heidi.sandquist@db.com Attention: Ms. Heidi Sandquist

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BNP PARIBAS SECURITIES CORP., as Joint Lead Arranger

By:	/s/ JOHN TREADWELL, JR.
	Name:	John Treadwell, Jr.
	Title:	Vice President

Notice Address: 209 S. LaSalle St. Suite 500 Chicago, IL 60604 Fax: 312-977-2241 Email: kyle.brion@americas.bnpparibas.com Attention: Kyle Brion

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

WELLS FARGO SECURITIES, LLC, as Joint Lead Arranger

By:	/s/ KEVIN LILLY
	Name:	Kevin Lilly
	Title:	Director

Notice Address: 550 California Street, 10th Floor San Francisco, CA 94104 Fax: 415-837-0610 Email: sid.khanolkar@wellsfargo.com Attention: Sid Khanolkar

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BANK OF AMERICA, N.A., as Domestic Lender, Syndication Agent and Swing Line Lender

By:	/s/ JAIME ENG
	Name:	Jaime Eng
	Title:	Vice President

Notice Address: One Bryant Park, 34th Floor New York, NY 10036 Fax: 415-796-1253 Email: jaime.eng@baml.com Attention: Ms. Jaime Eng

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

JPMORGAN CHASE BANK, N.A., as Domestic Lender, Syndication Agent and Swing Line Lender

By:	/s/ BARRY BERGMAN
	Name:	Barry Bergman
	Title:	Managing Director

Notice Address: 383 Madison Avenue, 24th Floor New York, NY 10179 Fax: 212-270-6637 Email: Jocelyn.t.shields@jpmorgan.com Attention: Ms. Jocelyn Shields

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BNP PARIBAS, as Domestic Lender and Documentation Agent

By:	/s/ JOHN TREADWELL, JR.
	Name:	John Treadwell, Jr.
	Title:	Vice President

By:	/s/ BRENDAN HENEGHAN
	Name:	Brendan Heneghan
	Title:	Vice President

Notice Address: 209 S. LaSalle St. Suite 500 Chicago, IL 60604 Fax: 312-977-2241 Email: kyle.brion@americas.bnpparibas.com Attention: Kyle Brion

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION, as Domestic Lender, Joint Lead Arranger and Documentation Agent

By:	/s/ CONAN SCHLEICHER
	Name:	Conan Schleicher
	Title:	Vice President

Notice Address: PD-OR-P4CB 555 S.W. Oak Street, #400 Portland, OR 97204 Fax: (503) 275-5428 Email: conan.schleicher@usbank.com Attention: Conan Schleicher

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Domestic Lender and Documentation Agent

By:	/s/ GAVIN HOLLES
	Name:	Gavin Holles
	Title:	Managing Director

Notice Address: 550 California Street, 10th Floor San Francisco, CA 94104 Fax: 415-837-0610 Email: sid.khanolkar@wellsfargo.com Attention: Sid Khanolkar

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Citibank, N.A., as Domestic Lender

By:	/s/ ROBERT J. KANE
	Name:	Robert J. Kane
	Title:	Vice President

Notice Address: 388 Greenwich St. 32nd Fl New York, NY 10013 Fax: (212) 816-8301 Attention: Bob Kane

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CREDIT SUISSE AG, Cayman Islands Branch as Domestic Lender

By:	/s/ DOREEN BARR		/s/ VIPUL DHADDA
	Name:	Doreen Barr	Vipul Dhadda
	Title:	Director	Associate

Notice Address: 7033 Louis Stephens Drive PO Box 110047 Research Triangle Park, NC 27709 Fax: (212) 322-2291 Email: agency.loanops@credit-suisse.com Attention: Anna Green

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

THE ROYAL BANK OF SCOTLAND PLC, as Domestic Lender

By:	/s/ TRACY RAHN
	Name:	Tracy Rahn
	Title:	Director

Notice Address: 600 Washington Boulevard Stamford, CT 06901 Phone: 203-897-4431 Fax: 203-873-5019 Email: Rajesh.Adhinarayanan1@rbs.com Attention: Rajesh Adhinarayanan

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

UNION BANK, N.A., as Domestic Lender

By:	/s/ THOMAS LASS
	Name:	Thomas Lass
	Title:	Vice President

Notice Address: 445 South Figueroa St. G16-110 Los Angeles, CA 90071 Phone/Fax: 213-236-6550 Email: michael.gardner@unionbank.com Attention: Michael Gardner

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BARCLAYS BANK PLC, as Domestic Lender

By:	/s/ NICOLE CONJARES
	Name:	Nicole Conjares
	Title:	AVP

Notice Address: 745 Seventh Avenue, 26th Floor New York, NY 10019 Fax: 646.758.4821 Email: nicole.conjares@barcap.com Attention: Nicole Conjares

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Branch Banking and Trust Company, as Domestic Lender

By:	/s/ KENNETH M. BLACKWELL
	Name:	Kenneth M. Blackwell
	Title:	Senior Vice President

Notice Address: 200 W. Second Street, 16th Floor Winston-Salem, NC 27101 Fax: (336) 733-2740 Email: kmblackwell@bbandt.com Attention: Kenneth M. Blackwell

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Goldman Sachs Bank USA, as Domestic Lender

By:	/s/ MARK WALTON
	Name:	Mark Walton
	Title:	Authorized Signatory

Notice Address: 200 West Street New York, NY 10282 Fax: 917-977-3966 Email: gs-lua@ny.email.gs.com Attention: Lauren Day

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

MORGAN STANLEY BANK, N.A., as Domestic Lender

By:	/s/ MELISSA JAMES
	Name:	Melissa James
	Title:	Authorized Signatory

Notice Address: 1000 Lancaster Street Baltimore, MD 21202 Fax: 713-233-2140 Email: msloanservicing@morganstanley.com Attention: MS Loan Servicing

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

The Northern Trust Company, as Domestic Lender

By:	/s/ JOHN BRAZZALE
	Name:	John Brazzale
	Title:	Sr. Vice President

Notice Address: 50 S. La Salle St. Chicago, IL 60603 Fax: (312) 444-4906 Email: JPB1@ntrs.com Attention: John Brazzale

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

The Bank of New York Mellon, as Domestic Lender

By:	/s/ DAVID B. WIRL
	Name:	David B. Wirl
	Title:	Managing Director

Notice Address: Pamela M. Clark The Bank of New York Mellon, Oriskany Fax: 315-765-4782 Email: Pamela.m.clark@bnymellon.com Attention: Safeway, Inc.

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMERICA BANK, as Domestic Lender

By:	/s/ STEVE D. CLEAR
	Name:	Steve D. Clear
	Title:	Vice President

Notice Address: 611 Anton Blvd., 4th Floor M/C 4462 Costa Mesa, CA 92626 Fax: (714) 433-3236 Email: bqsive@comerica.com Attention: Bill Sive

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

AgFirst Farm Credit Bank, as Domestic Lender

By:	/s/ MATTHEW H. JEFFORDS
	Name:	Matthew H. Jeffords
	Title:	Assistant Vice President

Notice Address: 1401 Hampton Street Columbia SC 29201 Fax: 803 254 4219 Email: mjeffords-servicing@agfirst.com Attention: Matthew H. Jeffords

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

First Hawaiian Bank as Domestic Lender

By:	/s/ SUSAN TAKEDA
	Name:	Susan Takeda
	Title:	Vice President

Notice Address: 999 Bishop Street; Suite 1100 Honolulu, Hawaii 96813 Fax: 808-525-6200 Email: stakeda@fhb.com Attention: Susan Takeda

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Bank of the West, as Domestic Lender

By:	/s/ PHITSANU J. KOCHAPHUM
	Name:	Phitsanu J. Kochaphum
	Title:	Regional Vice President

Notice Address: 2527 Camino Ramon NC-B07-3D-G San Ramon, CA 94583 Fax: 925-843-9980 Email: jojo.kochaphum@bankofthewest.com Attention: Phitsanu J. Kochaphum

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Chang Hwa Commercial Bank, Ltd., New York Branch as Domestic Lender

By:	/s/ ERIC Y. S. TSAI
	Name:	Eric Y. S. Tsai
	Title:	VP & General Manager

Notice Address: 685 3rd Ave., 29th Floor New York, NY 10017 Fax: 212-651-9785 Email: chbny.loan@chbny.com Attention: Melody Tsou

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

TORONTO DOMINION (TEXAS) LLC, as Domestic Lender

By:	/s/ DEBBI BRITO
	Name:	Debbi Brito
	Title:	Manager

Notice Address:

Corporate Lending Global Operations

Royal Trust Tower

77 King Street West & Bay Street, 18th Floor

Toronto, Ontario

M5K 1A2

Fax: (416) 983-0003

Email: josephine.chiu@tdsecurities.com

Attention: Josephine Chiu

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CIBC INC, as Domestic Lender

By:	/s/ DOMINIC J. SORRESSO
	Name:	Dominic J. Sorresso
	Title:	Executive Director

By:	/s/ EOIN ROCHE
	Name:	Eoin Roche
	Title:	Executive Director

Notice Address: 425 Lexington Avenue New York, NY 10017 Fax: 212-856-3761 Email: dominic.sorresso@us.cibc.com Attention: Corporate Credit Products Group

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

THE TORONTO-DOMINION BANK, as Canadian Lender

By:	/s/ DEBBI BRITO
	Name:	Debbi Brito
	Title:	Manager

Notice Address:

Corporate Lending Global Operations

Royal Trust Tower

77 King Street West and Bay Street, 18th Floor

Toronto, Ontario

M5K 1A2

Fax: (416) 983-0003

Email: josephine.chiu@tdsecurities.com

Attention: Josephine Chiu

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Canadian Imperial Bank of Commerce, as Canadian Lender

By:	/s/ BEN FALLICO
	Name:	Ben Fallico
	Title:	Executive Director

By:	/s/ SCOTT BLACK
	Name:	Scott Black
	Title:	Executive Director

Notice Address: 161 Bay St., 8th Floor Toronto, On M5J 2S8 Fax: 416-956-3810 Email: ben.fallico@cibc.com Attention: Ben Fallico

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BANK OF MONTREAL, as Canadian Lender

By:	/s/ PHILIP LANGHEIM
	Name:	Philip Langheim
	Title:	Managing Director

Notice Address: 115 South LaSalle Street – 35W Chicago, IL 60603 Fax: 312-293-4327 Email: philip.langheim@bmo.com Attention: Phil Langheim

SAFEWAY CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Alberta Treasury Branches, as Canadian Lender

By:	/s/ DARREN EURICH
	Name:	Darren Eurich
	Title:	Senior Director

By:	/s/ TIM GILLESPIE
	Name:	Tim Gillespie
	Title:	Vice President

Notice Address: Alberta Treasury Branches 6th Floor, 444-7th Ave. SW Calgary, AB T2P 0X8 Fax: 403-663-3160 Email: syndications@atb.com Attention: Kris Renger

SAFEWAY CREDIT AGREEMENT

EXHIBIT I

[FORM OF] NOTICE OF BORROWING

[Deutsche Bank AG New York Branch,

    as Domestic Administrative Agent

60 Wall Street

New York, NY 10005

Fax: 732-460-6874

Email: heidi.sandquist@db.com

Attention: Ms. Heidi Sandquist]

[Deutsche Bank AG Canada Branch,

    as Canadian Administrative Agent

199 Bay Street, Suite 4700

Toronto, Ontario, M5L 1E9 Canada

Fax: 416-628-8484

Email: marcellus.leung@db.com

Attention: Mr. Marcellus Leung]

Re: Notice of Borrowing under Safeway Credit Agreement

Pursuant to that certain Credit Agreement, dated as of June 1, 2011, by and among Safeway Inc., a Delaware corporation (“Company”), and Canada Safeway Limited, an Alberta corporation (“Canada Safeway”), as Borrowers, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Deutsche Bank Securities Inc., BNP Paribas Securities Corp., U.S. Bank National Association and Wells Fargo Securities, LLC, as Joint Lead Arrangers, Deutsche Bank AG New York Branch, as Domestic Administrative Agent, Deutsche Bank AG Canada Branch, as Canadian Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, National Association, as Syndication Agents, BNP Paribas, U.S. Bank National Association and Wells Fargo Bank, National Association, as Documentation Agents, and the Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement), this represents the request of the Borrower specified below to borrow the Loan(s) specified below, on such date and in such amount(s) as are specified below:

1.	Borrower (check applicable box):
1a. ☐ Company
1b. ☐ Canada Safeway
2.	Requested Funding Date applicable to such Loan(s):
3.	Commitments being utilized (check applicable box):
3a. ☐ Domestic Commitments
3b. ☐ Canadian Commitments

I-1	Notice of Borrowing

4.	Type/currency/principal amount of Loan(s) (check applicable box(es) and specify amount(s)):

Domestic Commitments (type of loan/currency options available to Company):

		Type of Loan		Currency	Amount

	4a.	☐	Domestic Base Rate Loan	U.S. Dollars	$

	4b.	☐	Domestic Eurodollar Rate Loan	U.S. Dollars	$

	4c.	☐	Domestic Swing Line Loan	U.S. Dollars	$

	4d.	☐	Negotiated Rate Loan	U.S. Dollars	$

Canadian Commitments (type of loan/currency options available to Canada Safeway):

		Type of Loan		Currency	Amount

	4e.	☐	Canadian Base Rate Loan	U.S. Dollars	$

	4f.	☐	Canadian Prime Rate Loan	Cdn. Dollars	$

	4g.	☐	Canadian Eurodollar Rate Loan	U.S. Dollars	$

	4h.	☐	Canadian Swing Line Loan	U.S. Dollars	$

	4i.	☐	Canadian Swing Line Loan	Cdn. Dollars	$

Canadian Commitments (type of loan/currency options available to Company):

		Type of Loan		Currency	Amount

	4j.	☐	Canadian/U.S. Base Rate Loan	U.S. Dollars	$

	4k.	☐	Canadian/U.S. Eurodollar Rate Loan	U.S. Dollars	$

5.	Interest Periods/Maturities (check applicable box(es) and specify periods or dates):

	5a.	☐	Interest Period for Loans specified in
4b above, in months: ☐14-day ☐one ☐two ☐three ☐six ☐
	5b.	☐	Interest Period for Loans specified in
4g above, in months: ☐14-day ☐one ☐two ☐three ☐six ☐
	5c.	☐	Interest Period for Loans specified in

I-2	Notice of Borrowing

4k above, in months: ☐14-day ☐one ☐two ☐three ☐six ☐
	5d.	☐	Term to maturity or maturity date for Loans specified in 4d above

If a twelve-month or nine-month Interest Period has been selected, the Borrower hereby requests that [Domestic] [Canadian] Administrative Agent ascertain in accordance with the provisions of subsection 2.2B(vii) of the Credit Agreement that such an Interest Period is available from the applicable Lenders.

6.	Lenders (check applicable box(es)):
	6a.	☐	If box(es) 4a or 4b checked above, Domestic Lenders
	6b.	☐	If box 4c checked above, specify Swing Line Lender(s) in respect of
Domestic Swing Line Loans:

	6c.	☐	If box(es) 4h or 4i checked above, Swing Line Lender in respect of Canadian Swing Line Loans
Canadian Swing Line Loans
	6d.	☐	If box 4d checked above, specify
Domestic Lender:
	6e.	☐	If box(es) 4e, 4f, 4g, 4j or 4k checked above, Canadian Lenders

The undersigned officer(s), to the best of its (their) knowledge, and the undersigned Borrower and, if Company is not the Borrower, Company each hereby certifies that (i) the representations and warranties contained in the Credit Agreement and in the other Loan Documents (which representations and warranties in the case of Canada Safeway shall be limited to Canada Safeway and its Subsidiaries) will be true, correct and complete as of the Funding Date in all material respects on and as of the date thereof to the same extent as though made on and as of the date thereof, except to the extent that such representations and warranties specifically relate to an earlier date, in which case, such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; (ii) no event has occurred and is continuing or would result from the consummation of the proposed borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default; (iii) after giving effect to the proposed borrowing described herein, the Total Utilization of Domestic Commitments will not exceed the Domestic Commitments as in effect and the Total Utilization of Canadian Commitments will not exceed the Canadian Commitments as in effect; and (iv) if applicable, the aggregate outstanding principal amount of Domestic Swing Line Loans will not exceed the Domestic Swing Line Commitment, the aggregate outstanding principal amount of Canadian Swing Line Loans will not exceed the Canadian Swing Line Commitment and the aggregate outstanding principal amount of Negotiated Rate Loans will not exceed $500,000,000.

[Remainder of the page intentionally left blank.]

I-3	Notice of Borrowing

DATED:

[SAFEWAY INC.] [CANADA SAFEWAY LIMITED]

By:

Name:

Title:

Complete if Safeway Inc. is not the Borrower:

Acknowledged and consented to as of the date hereof

SAFEWAY INC.

By:

Name:

Title:

I-4	Notice of Borrowing

EXHIBIT II

[FORM OF] NOTICE OF CONVERSION/CONTINUATION

[Deutsche Bank AG New York Branch,

    as Domestic Administrative Agent

60 Wall Street

New York, NY 10005

Fax: 732-460-6874

Email: heidi.sandquist@db.com

Attention: Ms. Heidi Sandquist]

[Deutsche Bank AG Canada Branch,

    as Canadian Administrative Agent

199 Bay Street, Suite 4700

Toronto, Ontario, M5L 1E9 Canada

Fax: 416-628-8484

Email: marcellus.leung@db.com

Attention: Mr. Marcellus Leung]

Re: Notice of Conversion/Continuation under Safeway Credit Agreement

Pursuant to that certain Credit Agreement, dated as of June 1, 2011, by and among Safeway Inc., a Delaware corporation (“Company”), and Canada Safeway Limited, an Alberta corporation (“Canada Safeway”), as Borrowers, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Deutsche Bank Securities Inc., BNP Paribas Securities Corp., U.S. Bank National Association and Wells Fargo Securities, LLC, as Joint Lead Arrangers, Deutsche Bank AG New York Branch, as Domestic Administrative Agent, Deutsche Bank AG Canada Branch, as Canadian Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, National Association, as Syndication Agents, BNP Paribas, U.S. Bank National Association and Wells Fargo Bank, National Association, as Documentation Agents, and the Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement), this represents the notice of the Borrower specified below given pursuant to subsection 2.2D of the Credit Agreement to request the conversion or continuation specified below of the Loan specified below, on the date and in the amount specified below:

1.	Borrower (check applicable box):

1a. ☐ Company
1b. ☐ Canada Safeway

2.	Borrower requests (check applicable box):

2a. ☐ Conversion

II-1	Notice of Conversion/Continuation

	2b.	☐	Continuation

3.	Proposed Conversion/Continuation date:			,

4.

Type, principal amount and, if applicable, last day of any Interest Period of the presently outstanding Loan that is to be continued or converted (check applicable box and specify amount and, if applicable, the last day of the current Interest Period):

Domestic Commitments (Company):
		Type of Loan		Amount	Last day of current Interest Period

	4a.	☐	Domestic Base Rate Loan	$	NA
	4b.	☐	Domestic Eurodollar
			Rate Loan	$

Canadian Commitments (Canada Safeway):
		Type of Loan		Amount	Last day of current Interest Period

	4c.	☐	Canadian Base Rate Loan	$	NA
	4d.	☐	Canadian Prime Rate Loan	$	NA
	4e.	☐	Canadian Eurodollar Rate Loan	$

Canadian Commitments (Company):
		Type of Loan		Amount	Last day of current Interest Period

	4f.	☐	Canadian/U.S. Base Rate Loan	$	NA
	4g.	☐	Canadian/U.S. Eurodollar
			Rate Loan	$

If Borrowers requests a Continuation, then skip #5 and proceed directly to #6.

5.	Presently outstanding Loan is converted into (check applicable box):

Domestic Commitments (type of Loan available to Company):
Type of Loan

	5a.	☐	(If box 4a checked above)	Domestic Eurodollar Rate Loan
	5b.	☐	(If box 4b checked above)	Domestic Base Rate Loan

II-2	Notice of Conversion/Continuation

Canadian Commitments (type of Loans available to Canada Safeway):

Type of Loan

	5c.	☐	(If box 4c checked above)	Canadian Eurodollar Rate Loan
	5d.	☐	(If box 4e checked above)	Canadian Base Rate Loan

Canadian Commitments (type of Loans available to Company):
Type of Loan

	5e.	☐	(If box 4f checked above)	Canadian/U.S. Eurodollar Rate Loan
	5f.	☐	(If box 4g checked above)	Canadian/U.S. Base Rate Loan

6.	Interest Period (check applicable box and specify period):

	6a.	☐	Interest period for continued Loans specified in 4b, 4e or 4g above, in months (or days, as indicated): ☐ 14-day ☐ one ☐ two ☐ three ☐ six ☐ nine ☐ twelve

	6b.	☐	Interest period for converted Loans specified in 5a, 5c or 5e above, in months (or days, as indicated): ☐ 14-day ☐ one ☐ two ☐ three ☐ six ☐ nine ☐ twelve

If a nine-month or twelve-month Interest Period has been selected, the Borrower hereby requests that the [Domestic] [Canadian] Administrative Agent ascertain in accordance with the provisions of subsection 2.2B(vii) of the Credit Agreement that such an Interest Period is available from the applicable Lenders.

The undersigned officer(s), to the best of its (their) knowledge, and the undersigned Borrower and, if Company is not the Borrower, Company each hereby certifies that (i) to the extent this notice relates to conversion to, or a continuation of, a Fixed Rate Loan no Event of Default has occurred and is continuing; and (ii) after giving effect to the proposed conversion or continuation, the Total Utilization of Domestic Commitments will not exceed the Domestic Commitments as in effect and the Total Utilization of Canadian Commitments will not exceed the Canadian Commitments as in effect.

[Remainder of the page intentionally left blank.]

II-3	Notice of Conversion/Continuation

DATED:

[SAFEWAY INC.][CANADA SAFEWAY LIMITED]

By:

Name:

Title:

Complete if Safeway Inc. is not the Borrower:

Acknowledged and consented to as of the date hereof

SAFEWAY INC.

By:

Name:

Title:

II-4	Notice of Conversion/Continuation

EXHIBIT III

[FORM OF] NOTICE OF ISSUANCE OF LETTER OF CREDIT

[Date]

[Addressed to Issuing Lender

(with a copy to the Domestic Administrative Agent if

the Domestic Administrative Agent is not the

proposed Issuing Lender)]

Ladies and Gentlemen:

The undersigned, Safeway Inc., a Delaware corporation (“Company”), refers to that certain Credit Agreement, dated as of June 1, 2011, by and among Company and Canada Safeway Limited, an Alberta corporation (“Canada Safeway”), as Borrowers, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Deutsche Bank Securities Inc., BNP Paribas Securities Corp., U.S. Bank National Association and Wells Fargo Securities, LLC, as Joint Lead Arrangers, Deutsche Bank AG New York Branch, as Domestic Administrative Agent, Deutsche Bank AG Canada Branch, as Canadian Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, National Association, as Syndication Agents, BNP Paribas, U.S. Bank National Association and Wells Fargo Bank, National Association, as Documentation Agents, and the Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement), and hereby gives you notice pursuant to subsection 3.1B(i) of the Credit Agreement that the undersigned hereby requests the issuance of a Letter of Credit under the Credit Agreement, and in connection therewith sets forth below the information relating to such Letter of Credit (the “Proposed Letter of Credit”) as required by subsection 3.1B(i) of the Credit Agreement:

1.	Type of Letter of Credit requested (check applicable box):

	1a. ☐	Standby	1b.	☐	Commercial

2.	Requested face amount:

	2a. ☐	U.S. $	2b.	☐	Cdn. $

3.	Requested date of issuance:

4.	Expiration date:

5.	Beneficiary:

III-1	Notice of Issuance of Letter of Credit

6.	Beneficiary’s address:

7.	Purpose or verbatim text for letter of credit:

8. The requested text of the Proposed Letter of Credit, and any required drawing certificates, is set forth on Annex A hereto. [Attach Annex A containing requested text.]

In accordance with Section 6.3 of the Credit Agreement, the undersigned hereby certifies, on behalf of the Company, that:

(i) The representations and warranties contained in the Credit Agreement and in the other Loan Documents will be true, correct and complete as of the Funding Date in all material respects on and as of the date thereof to the same extent as though made on and as of the date thereof, except to the extent that such representations and warranties specifically relate to an earlier date, in which case, such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

(ii) No event has occurred and is continuing or would result from the consummation of the issuance of the Proposed Letter of Credit contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

(iii) After giving effect to the issuance of the Proposed Letter of Credit, the Total Utilization of Domestic Commitments will not exceed the Domestic Commitments then in effect;

(iv) After giving effect to the issuance of the Proposed Letter of Credit, the Letter of Credit Usage with respect to Letters of Credit will not exceed $400,000,000; and

(v) If the Proposed Letter of Credit is a Commercial Letter of Credit, after giving effect to the issuance of the Proposed Letter of Credit, the Letter of Credit Usage in respect of Commercial Letters of Credit will not exceed $100,000,000.

Very truly yours,

SAFEWAY INC.

By:
Name:
Title:

III-2	Notice of Issuance of Letter of Credit

EXHIBIT IV-A

[FORM OF NOTE (COMPANY)]

SAFEWAY INC. PROMISSORY NOTE

[DOMESTIC LOANS]

[DOMESTIC SWING LINE LOANS]

[CANADIAN LOANS]

[Place of delivery of Note]

            , 2011

For value received, Safeway Inc., a Delaware corporation (“Company”), hereby promises to pay to the order of                      (“Lender”) the unpaid principal amount of each [Domestic Loan] [Domestic Swing Line Loan] [Canadian Loan] made by Lender to Company pursuant to the Credit Agreement referred to below on or before the maturity date applicable to such Loan as set forth in the Credit Agreement. Company promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in United States Dollars in same day funds at the [Domestic][Canadian] Administrative Agent’s office, as specified in the Credit Agreement.

All such Loans made by Lender, the respective maturities thereof and all repayments of principal thereof shall be recorded by Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, or in the records of Lender in accordance with its usual practice; provided that the failure of Lender to make any such recordation or endorsement shall not affect the obligations of Company hereunder or under the Credit Agreement.

This promissory note is one of the promissory notes referred to in Section 2.1(E) of the Credit Agreement, dated as of June 1, 2011 (said Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Company and Canada Safeway Limited, an Alberta corporation (“Canada Safeway”), as Borrowers, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Deutsche Bank Securities Inc., BNP Paribas Securities Corp., U.S. Bank National Association and Wells Fargo Securities, LLC, as Joint Lead Arrangers, Deutsche Bank AG New York Branch, as Domestic Administrative Agent, Deutsche Bank AG Canada Branch, as Canadian Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, National Association, as Syndication Agents, BNP Paribas, U.S. Bank National Association and Wells Fargo Bank, National Association, as Documentation Agents, and the Lenders from time to time party thereto. Terms defined in the Credit Agreement are used herein with the same meanings. Reference is hereby made to the Credit Agreement for provisions relating to this promissory note, including, without limitation, the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

[Remainder of the page intentionally left blank.]

IV-A-1	Promissory Note (Company)

IN WITNESS WHEREOF, Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.

SAFEWAY INC.

By:
Name:
Title:

IV-A-2	Promissory Note (Company)

Schedule to Promissory Note

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan	Amount of Principal Repaid	Maturity Date	Notation By

IV-A-3	Promissory Note (Company)

EXHIBIT IV-B

[FORM OF NOTE (CANADA SAFEWAY)]

CANADA SAFEWAY LIMITED PROMISSORY NOTE

[CANADIAN LOANS]

[CANADIAN SWING LINE LOANS]

[Place of delivery of Note]

            , 2011

For value received, Canada Safeway Limited, an Alberta corporation (“Canada Safeway”), hereby promises to pay to the order of                      (“Lender”), the unpaid principal amount of each [Canadian Loan] [Canadian Swing Line Loan] made by Lender to Canada Safeway pursuant to the Credit Agreement referred to below on or before the maturity date applicable to such Loan as set forth in the Credit Agreement. Canada Safeway promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in United States Dollars or Canadian Dollars in accordance with the provisions of the Credit Agreement and in same day funds at the Canadian Administrative Agent’s office, as specified in the Credit Agreement.

All such Loans made by Lender, the respective maturities thereof and all repayments of principal thereof shall be recorded by Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, or in the records of Lender in accordance with its usual practice; provided that the failure of Lender to make any such recordation or endorsement shall not affect the obligations of Canada Safeway hereunder or under the Credit Agreement.

This promissory note is one of the promissory notes referred to in Section 2.1(E) of the Credit Agreement, dated as of June 1, 2011 (said Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Safeway Inc., a Delaware corporation, and Canada Safeway, as Borrowers, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Deutsche Bank Securities Inc., BNP Paribas Securities Corp., U.S. Bank National Association and Wells Fargo Securities, LLC, as Joint Lead Arrangers, Deutsche Bank AG New York Branch, as Domestic Administrative Agent, Deutsche Bank AG Canada Branch, as Canadian Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, National Association, as Syndication Agents, BNP Paribas, U.S. Bank National Association and Wells Fargo Bank, National Association, as Documentation Agents, and the Lenders from time to time party thereto. Terms defined in the Credit Agreement are used herein with the same meanings. Reference is hereby made to the Credit Agreement for provisions relating to this promissory note, including, without limitation, the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

[Remainder of the page intentionally left blank.]

IV-B-1	Promissory Note (Canada Safeway)

IN WITNESS WHEREOF, Canada Safeway has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.

CANADA SAFEWAY LIMITED

By:
Name:
Title:

IV-B-2	Promissory Note (Canada Safeway)

Schedule to Promissory Note

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan	Amount of Principal Repaid	Maturity Date	Notation By

IV-B-3	Promissory Note (Canada Safeway)

EXHIBIT V

[FORM OF] COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY THAT:

(1) We are the duly elected [Title] and [Title] of Safeway Inc., a Delaware corporation (“Company”);

(2) We have reviewed the terms of the Credit Agreement, dated as of June 1, 2011, by and among Company and Canada Safeway Limited, an Alberta corporation, as Borrowers, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Deutsche Bank Securities Inc., BNP Paribas Securities Corp., U.S. Bank National Association and Wells Fargo Securities, LLC, as Joint Lead Arrangers, Deutsche Bank AG New York Branch, as Domestic Administrative Agent, Deutsche Bank AG Canada Branch, as Canadian Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, National Association, as Syndication Agents, BNP Paribas, U.S. Bank National Association and Wells Fargo Bank, National Association, as Documentation Agents, and the Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement), and we have made, or have caused to be made, under our supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

(3) The examination described in paragraph (2) did not disclose and we have no knowledge of the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

Set forth below (or in a separate attachment to this Certificate) are the exceptions, if any, to paragraph (3) listed, so as to detail the nature of the condition or event, the period during which it has existed and the action Company has taken, is taking, or proposes to take with respect to each such condition or event:

V-1	Compliance Certificate

The foregoing certifications, together with the computations set forth in Attachment No. 1 hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of             ,          pursuant to subsection 8.1(iii) of the Credit Agreement.

SAFEWAY INC.

By:
Name:
Title:

By:
Name:
Title:

V-2	Compliance Certificate

ATTACHMENT NO. 1

TO COMPLIANCE CERTIFICATE

(The Certificate attached hereto is as of                      and pertains to the period from                      to                     .)

Capitalized terms used herein shall have the meanings set forth in the Credit Agreement, dated as of June 1, 2011, by and among Safeway Inc., a Delaware corporation (“Company”), and Canada Safeway Limited, an Alberta corporation (“Canada Safeway”), as Borrowers, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Deutsche Bank Securities Inc., BNP Paribas Securities Corp., U.S. Bank National Association and Wells Fargo Securities, LLC, as Joint Lead Arrangers, Deutsche Bank AG New York Branch, as Domestic Administrative Agent, Deutsche Bank AG Canada Branch, as Canadian Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, National Association, as Syndication Agents, BNP Paribas, U.S. Bank National Association and Wells Fargo Bank, National Association, as Documentation Agents, and the Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Subsection references herein relate to the subsections of the Credit Agreement.

A.	Liensand Related Matters[1]

	1.	Aggregate Indebtedness secured by Liens granted in reliance on subsection 9.1A(ix)		$

2.

Maximum permitted Indebtedness secured by Liens permitted under subsection 9.1A(ix) (5% of the Book Value of the consolidated tangible assets of Company and its Subsidiaries (other than Unrestricted Subsidiaries))

$

B.	Minimum Interest Coverage Ratio (for the four-fiscal quarter period ended , )[2]

	1.	Consolidated Adjusted EBITDA:

		A.	Consolidated Net Income	$

		B.	LIFO expense or income	$

		C.	Consolidated Interest Expense	$

[1]

See Section D “(Section 1.2 Reconciliations)” of this attachment for an explanation of adjustments required by Section 1.2 of the Credit Agreement (if any) to line items in the Company’s most recent financial statements in order to compute the figures set forth in this Section A.

[2]

See Section D “(Section 1.2 Reconciliations)” of this attachment for an explanation of adjustments required by Section 1.2 of the Credit Agreement (if any) to line items in the Company’s most recent financial statements in order to compute the figures set forth in this Section B.

V-3	Compliance Certificate

		D.	Provisions for taxes based on income	$

		E.	Depreciation and amortization expense	$

		F.	Equity in earnings or losses of unconsolidated Affiliates to the extent not actually received or paid by Company or its Subsidiaries	$

		G.	Material non-cash, non-recurring gains or losses	$

		H.	Non-cash expenses recognized pursuant to Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment	$

		I.	Property impairment charges recognized pursuant to Financial Accounting Standards Board Statement No. 144	$

		J.	Non-cash goodwill impairment charges incurred pursuant to Financial Accounting Standards Board Statement No. 142	$

		K.	Any non-cash charge included in G, H, I or J in a prior period, which represents a cash charge during the current period	$

		L.	Consolidated Adjusted EBITDA (A plus (or minus) B plus C plus D plus E plus (or minus) F plus (or minus) G plus H plus I plus J minus K)	$

	2.	Interest Coverage Ratio (1L):(1C)			:1.00

	3.	Minimum ratio required under subsection 9.2A			2.00:1.00

C.	MaximumLeverage Ratio for the preceding[3] fiscal quarter ended ,

	1.	Consolidated Total Debt		$

	2.	Aggregate amount of Unrestricted Cash in excess of $75,000,000		$

	3.	Consolidated Adjusted EBITDA (Item B1L)		$

	4.	Leverage Ratio (1-2):(3)			:1.00

[3]

See Section D “(Section 1.2 Reconciliations)” of this attachment for an explanation of adjustments required by Section 1.2 of the Credit Agreement (if any) to line items in the Company’s most recent financial statements in order to compute the figures set forth in this Section C.

V-4	Compliance Certificate

5.	Maximum Leverage Ratio permitted under subsection 9.2B	3.50:1.00

D.	Section 1.2 Reconciliations

1.	Section A – Liens and Related Matters:

2.	Section B – Minimum Interest Coverage Ratio (for the four-fiscal quarter period ended , ):

3.	Section C - Maximum Leverage Ratio for the preceding fiscal quarter ended , :

V-5	Compliance Certificate

EXHIBIT VI

[FORM OF] ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (said Credit Agreement, as amended, restated, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the applicable Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters of credit, bankers’ acceptances and swingline loans) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:	Assignor [is] [is not] a Defaulting Lender

2.	Assignee:	[and is an Affiliate/Approved Fund1]

3.	Borrower(s):	Safeway Inc. and Canada Safeway Limited

4.	Domestic Administrative Agent:	Deutsche Bank AG New York Branch, as administrative agent for the Domestic Lenders under the Credit Agreement

5.	Canadian Administrative Agent:	Deutsche Bank AG Canada Branch, as administrative agent for the Canadian Lenders under the Credit Agreement

6.	Credit Agreement

The $1,500,000,000 Credit Agreement, dated as of June 1, 2011, by and among Safeway Inc., a Delaware corporation (“Company”), and Canada Safeway Limited, an Alberta corporation (“Canada Safeway”), as Borrowers, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Deutsche Bank Securities Inc., BNP Paribas Securities Corp., U.S. Bank National Association and

[1]	Select as applicable.

VI-1	Assignment and Assumption Agreement

Wells Fargo Securities, LLC, as Joint Lead Arrangers, Deutsche Bank AG New York Branch, as Domestic Administrative Agent, Deutsche Bank AG Canada Branch, as Canadian Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, National Association, as Syndication Agents, BNP Paribas, U.S. Bank National Association and Wells Fargo Bank, National Association, as Documentation Agents, and the Lenders from time to time party thereto

7.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans/Letter of Credit Usage/Acceptances Assigned	Percentage Assigned of Commitment/Loans/ Letter of Credit Usage/Acceptances [2]

Domestic Commitment	$	$		%

Canadian Commitment	$	$		%

Effective Date:                  , 20     [TO BE INSERTED BY THE APPLICABLE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and] 3 Accepted:

[Deutsche Bank AG New York Branch,

as Domestic Administrative Agent

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.
[3]	To be added only if the consent of Administrative Agent is required by the terms of the Credit Agreement.

VI-2	Assignment and Assumption Agreement

By:
Name:
Title: ]

[Deutsche Bank AG Canada Branch, as Canadian Administrative Agent

By:
Name:
Title: ]

[Consented to:[4]

[Insert name of Issuing Lender], as an Issuing Lender

By:
Name:
Title: ]

[Consented to:[5]

[Insert name of Swing Line Lender], as a Swing Line Lender

By:
Name:
Title: ]

[Consented to: Safeway, Inc.

By:
Name:
Title: ]	[6]

[4]	To be added only if the consent of each Issuing Lender is required by the terms of the Credit Agreement.
[5]	To be added only if the consent of each Swing Line Lender is required by the terms of the Credit Agreement.
[6]	To be added only if the consent of Company is required by the terms of the Credit Agreement.

VI-3	Assignment and Assumption Agreement

ANNEX 1

SAFEWAY CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to subsection 8.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Non-US Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the applicable Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the applicable Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the applicable Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the] [the relevant] Assignee.

VI-A-1	Assignment and Assumption Agreement

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

V1-A-2	Assignment and Assumption Agreement

EXHIBIT VII

[FORM OF] PRICING LEVEL DETERMINATION CERTIFICATE

Deutsche Bank AG New York Branch,

as Domestic Administrative Agent

60 Wall Street

New York, NY 10005

Fax: 732-460-6874

Email: heidi.sandquist@db.com

Attention: Ms. Heidi Sandquist

Re:	Pricing level determination under Safeway Credit Agreement

Pursuant to that certain Credit Agreement, dated as of June 1, 2011, by and among Safeway Inc., a Delaware corporation (“Company”), and Canada Safeway Limited, an Alberta corporation (“Canada Safeway”), as Borrowers, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Deutsche Bank Securities Inc., BNP Paribas Securities Corp., U.S. Bank National Association and Wells Fargo Securities, LLC, as Joint Lead Arrangers, Deutsche Bank AG New York Branch, as Domestic Administrative Agent, Deutsche Bank AG Canada Branch, as Canadian Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, National Association, as Syndication Agents, BNP Paribas, U.S. Bank National Association and Wells Fargo Bank, National Association, as Documentation Agents, and the Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement), this represents a Pricing Level Determination Certificate of the Company delivered pursuant to subsection 8.1(iv) of the Credit Agreement.

This Pricing Level Determination Certificate is being delivered (check applicable box):

☐

in connection with the delivery of Company’s quarterly or annual financial statements which show that Company’s Interest Coverage Ratio as of the last day of the period covered by such financial statements was ___ to 1.00.

☐	in connection with a change in the rating of Company’s senior unsecured debt publicly announced by:

	☐	Fitch, which changed its rating from to .

	☐	S&P, which changed its rating from to .

	☐	Moody’s, which changed its rating from to .

☐

on an interim basis in connection with an earnings release of Company. Based on such earnings release, Company’s Consolidated Adjusted EBITDA was $         for the four fiscal quarters ended                      and its Consolidated Interest Expense for the same period was $        . Accordingly, Company’s Interest Coverage Ratio as of the last day of such period was          to 1.00.

VII-1	Pricing Level Determination Certificate

In light of the foregoing, the correct Pricing Level as of the date of this Pricing Level Determination Certificate is Pricing Level          which corresponds to (check applicable box):

☐	a senior unsecured debt rating of ___________ from
	☐	Fitch	☐	S&P	☐	Moody’s

and ___________ from

	☐	Fitch	☐	S&P	☐	Moody’s

☐	an interest coverage ratio of ______ to 1.00.

Such Pricing Level, relative to the Pricing Level in effect prior to the delivery of this Pricing Level Determination Certificate, is (check applicable box):

☐	unchanged	☐	Higher	☐	lower

Notwithstanding the foregoing, from the Closing Date to December 31, 2011, the applicable Pricing Level shall not be more favorable to a Borrower than Pricing Level D.

The undersigned officer of Company hereby certifies as of the date hereof that he or she has reviewed the terms of the Credit Agreement and has made such investigation as he or she deemed reasonable to provide and confirm the accuracy of the information set forth herein and hereby certifies that the information set forth above is correct as of such date.

DATED:	SAFEWAY INC.

By:
Name:
Title:

VII-2	Pricing Level Determination Certificate

EXHIBIT VIII

[FORM OF] DRAWING NOTICE

            ,

Deutsche Bank AG Canada Branch,

      as Canadian Administrative Agent

199 Bay Street, Suite 4700

Toronto, Ontario, M5L 1E9 Canada

Fax: 416-628-8484

Email: marcellus.leung@db.com

Attention: Mr. Marcellus Leung

Ladies and Gentlemen:

Pursuant to that certain Credit Agreement, dated as of June 1, 2011, by and among Safeway Inc., a Delaware corporation (“Company”), and Canada Safeway Limited, an Alberta corporation (“Canada Safeway”), as Borrowers, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Deutsche Bank Securities Inc., BNP Paribas Securities Corp., U.S. Bank National Association and Wells Fargo Securities, LLC, as Joint Lead Arrangers, Deutsche Bank AG New York Branch, as Domestic Administrative Agent, Deutsche Bank AG Canada Branch, as Canadian Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, National Association, as Syndication Agents, BNP Paribas, U.S. Bank National Association and Wells Fargo Bank, National Association, as Documentation Agents, and the Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement), this represents Canada Safeway’s notice, given pursuant to subsection 4.2 of the Credit Agreement, requesting a Drawing under the Credit Agreement on the date, in the amount and having the term set forth below:

1.	The Drawing Date, which is a Business Day, is , .

2.	The aggregate Face Amount of Drafts to be accepted is Cdn. $ .

3.	The maturity date for such Drafts is , , which represents a term to maturity of approximately [30/60/90/120/180] days.[1][0]

4.	The Acceptances to be created hereby are to be [delivered/purchased] by the Canadian Lenders.

The undersigned officers, to the best of their knowledge, and Canada Safeway and Company, each hereby certifies that (i) the representations and warranties contained in the Credit Agreement and in the other Loan Documents (which representations and warranties in the case of Canada Safeway shall be limited to Canada Safeway and its Subsidiaries) will be true, correct and complete as of the Drawing Date in all material respects on and as of the date thereof to the same extent as though made on and as of the date thereof, except to the extent that such representations

[1][0]	Or such shorter period as agreed by Canada Safeway and the Canadian Lenders or the Canadian Administrative Agent, in accordance with subsection 4.3 of the Credit Agreement.

VIII-1	Drawing Notice

and warranties specifically relate to an earlier date, in which case, such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; (ii) no event has occurred and is continuing or would result from the consummation of the proposed Drawing contemplated hereby that would constitute an Event of Default or a Potential Event of Default; and (iii) after giving effect to the proposed Drawing, the Total Utilization of Canadian Commitments shall not exceed the Canadian Commitments then in effect.

CANADA SAFEWAY LIMITED

By:

Name:

Title:

Acknowledged and consented to as of the date

hereof.

SAFEWAY INC.

By:

Name:

Title:

VIII-2	Drawing Notice

EXHIBIT IX

[FORM OF] ACCEPTANCE ENDORSEMENT

ACCEPTED/ACCEPTÉ

date/le 20[ ]
Payable at [INSERT LOCATION]/payable à

[Name of Lender]

Per:
par:
Authorized signature
Signature Autorisée

Per:
par:
Authorized Signature
Signature Autorisée

IX-1	Acceptance Endorsement

EXHIBIT X

[FORM OF] DRAFT

BANKERS’ ACCEPTANCE	Due 200[ ]
ACCEPTATION BANCAIRE	Echéant le

NO. B.A. IL.0000
, Canada

, 200[ ]

On/Le              20[    ] without grace, for value received, pay to the order of the undersigned drawer the sum of/sans jours de grâce et contra valeur, payez à l’ordre du tireur soussigné la somme de                      dollars ($        )

TO/A -	[Name of Lender]
, Canada

CANADA SAFEWAY LIMITED

Per:
par:
Authorized signature Signature Autorisée

X-1	Draft

SCHEDULE 2.1

LENDERS’ COMMITMENTS AND PRO RATA SHARES

Domestic Lender	Domestic Commitment

Bank of America, N.A.	$100,000,000
JPMorgan Chase, N.A.	$100,000,000
Deutsche Bank AG New York Branch	$60,000,000
BNP Paribas	$60,000,000
U.S. Bank, National Association	$85,000,000
Wells Fargo Bank, National Association	$85,000,000
Citibank, N.A.	$75,000,000
Credit Suisse AG	$75,000,000
RBS	$75,000,000
Union Bank, N.A.	$75,000,000
Barclays Bank PLC	$60,000,000
BB&T Bank	$60,000,000
Goldman Sachs	$60,000,000
Morgan Stanley Bank, N.A.	$60,000,000
The Northern Trust Company	$40,000,000
Bank of New York Mellon	$40,000,000
Comerica Bank	$40,000,000
AGFirst Farm Credit Bank	$40,000,000
First Hawaiian Bank	$20,000,000
Bank of the West	$20,000,000
Chang Hwa Commercial Bank New York Branch	$20,000,000

TOTAL	$1,250,000,000

Schedule 2.1-1

Canadian Lender	Canadian Commitment

Deutsche Bank AG Canada Branch	$25,000,000
Canadian Imperial Bank of Commerce	$75,000,000
The Toronto-Dominion Bank	$60,000,000
Bank of Montreal	$45,000,000
Alberta Treasury Branches	$45,000,000

TOTAL	$250,000,000

Schedule 2.1-2

Domestic Swing Line Lenders	Domestic Swing Line Commitment	Domestic Swing Line Pro Rata Share
Bank of America, N.A.	$50,000,000	33.333%
JPMorgan Chase Bank, N.A.	$50,000,000	33.333%
Deutsche Bank AG New York Branch	$50,000,000	33.333%

TOTAL	$150,000,000	100%

Schedule 2.1-3

Canadian Swing Line Lender	Canadian Swing Line Commitment	Canadian Swing Line Pro Rata Share
Deutsche Bank AG Canada Branch	$25,000,000	100%

TOTAL	$25,000,000	100%

Schedule 2.1-4

SCHEDULE 3.1

EXISTING COMPANY LETTERS OF CREDIT1

Issuer	L/C No.	Face Amount	Date Issued	Expiration Date
Deutsche Bank AG New York Branch	DBS-15311	13,470,000.00	June 26, 2003	June 26, 2011
Deutsche Bank AG New York Branch	DBS-15396	4,750,000.00	August 1, 2003	August 1, 2011
Deutsche Bank AG New York Branch	DBS16974	7,760,911.00	February 15, 2006	February 15, 2012
Deutsche Bank AG New York Branch	DBS18760	5,000,000.00	June 1, 2010	May 31, 2012
Deutsche Bank AG New York Branch	DBS18761	5,000,000.00	June 1, 2010	May 31, 2012
Deutsche Bank AG New York Branch	DBS18762	5,000,000.00	June 1, 2010	May 31, 2012
Deutsche Bank AG New York Branch	DBS18763	5,000,000.00	June 1, 2010	May 31, 2012
Deutsche Bank AG New York Branch	DBS18764	5,000,000.00	June 1, 2010	May 31, 2012
Deutsche Bank AG New York Branch	DBS18765	5,000,000.00	June 1, 2010	May 31, 2012
Deutsche Bank AG New York Branch	S-15026	14,700,000.00	May 27, 2010	January 15, 2012
Deutsche Bank AG New York Branch	S-15118	2,360,000.00	January 15, 2003	March 20, 2012
Deutsche Bank AG New York Branch	S-15119	500,000.00	March 20, 2003	March 20, 2012

[1]	All Letters of Credit described herein are Standby Letters of Credit.

Schedule 3.1-1